 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1998
                                                     REGISTRATION NO. 333-56679
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 2
                                      TO
                               FORMS S-1 AND S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          RENAISSANCE MEDIA GROUP LLC
                       RENAISSANCE MEDIA (LOUISIANA) LLC
                       RENAISSANCE MEDIA (TENNESSEE) LLC
                     RENAISSANCE MEDIA CAPITAL CORPORATION
          (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
         DELAWARE                   4841                     14-1803051
         DELAWARE                   4841                     14-1801165
         DELAWARE                   4841                     14-1801164
         DELAWARE                   4841                     14-1803049
    (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
    JURISDICTION OF      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBERS)
    INCORPORATION OR
     ORGANIZATION)




   1 CABLEVISION CENTER, SUITE 100, FERNDALE, NEW YORK 12734 (914) 295-2600 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                 FRED SCHULTE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          RENAISSANCE MEDIA GROUP LLC
                        1 CABLEVISION CENTER, SUITE 100
                           FERNDALE, NEW YORK 12734
                                (914) 295-2600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                      OF REGISTRANTS' AGENT FOR SERVICE)
                                ---------------
                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                            STUART A. SHELDON, ESQ.
                         DOW, LOHNES & ALBERTSON, PLLC
                        1200 NEW HAMPSHIRE AVENUE, N.W.
                            WASHINGTON, D.C. 20036
                                (202) 776-2000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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                                               PROPOSED        PROPOSED
                                 AMOUNT        MAXIMUM          MAXIMUM
   TITLE OF EACH CLASS OF         TO BE     OFFERING PRICE     AGGREGATE         AMOUNT OF
SECURITIES  TO BE REGISTERED  REGISTERED(1)  PER UNIT(2)   OFFERING PRICE(2)  REGISTRATION FEE
----------------------------------------------------------------------------------------------
 10% Senior Discount
  Notes due 2008.........     $163,175,000       100%        $163,175,000       $48,136.63
 Guaranty(3).............          --            --               --         None Pursuant to
                                                                                Rule 457(a)

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(1) An indeterminate amount is also being registered for resale by dealers in connection with market-making activities. See "Explanatory Note."
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.

(3) Guaranty of the 10% Senior Discount Notes due 2008 by the Guarantor as further described herein. See "Description of the Notes--Guaranty."
                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                               EXPLANATORY NOTE

  This Registration Statement covers the registration of $163,175,000 aggregate principal amount at maturity of 10% Senior Discount Notes due 2008 (the "New Notes"), which are being issued by Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation (collectively, the "Obligors") and guaranteed by Renaissance Media Group LLC (the "Guarantor") in exchange for 10% Senior Discount Notes due 2008 with terms substantially identical to the New Notes (the "Old Notes"). The Old Notes were previously issued and sold by the Obligors and guaranteed by the Guarantor in an offering exempt from the registration requirements of the Securities Act of 1933, as amended. The complete Prospectus contained herein relates to the issuance and exchange of the New Notes for the Old Notes. Immediately following the complete Prospectus are certain alternate pages of the Prospectus, which will be included in the prospectus relating to certain marketing-making activities with respect to the New Notes, which may, from time to time, be carried out by Morgan Stanley & Co. Incorporated (the "Market-Making Prospectus"). The two prospectuses will be identical in all respects, except for the front cover page and the Plan of Distribution and except for the fact that the Market-Making Prospectus will not contain the information in the Prospectus Summary and under the caption "Risk Factors" relating to the Exchange Offer, the information under the captions "The Exchange Offer" and "Material United States Federal Income Tax Consequences" will be deleted and certain conforming changes will be made to delete references to the Exchange Offer and federal tax considerations. The prospectus for the Exchange Offer follows immediately after this Explanatory Note. Following such prospectus are the form of the alternative cover page and Plan of Distribution section for the Market-Making Prospectus and alternative pages covering conforming changes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                              DATED AUGUST  , 1998
PROSPECTUS
                                                                            LOGO
                          RENAISSANCE MEDIA GROUP LLC
                       RENAISSANCE MEDIA (LOUISIANA) LLC
                       RENAISSANCE MEDIA (TENNESSEE) LLC
                     RENAISSANCE MEDIA CAPITAL CORPORATION

              OFFER TO EXCHANGE 10% SENIOR DISCOUNT NOTES DUE 2008 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
         FOR ANY AND ALL OUTSTANDING 10% SENIOR DISCOUNT NOTES DUE 2008

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON      , 1998, UNLESS EXTENDED

  Renaissance Media (Louisiana) LLC ("Renaissance Louisiana"), Renaissance Media (Tennessee) LLC ("Renaissance Tennessee") and Renaissance Media Capital Corporation ("Renaissance Capital" and, together with Renaissance Louisiana and Renaissance Tennessee, the "Obligors") hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 original principal amount at maturity of 10% Senior Discount Notes due 2008 of the Obligors (the " New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 original principal amount at maturity of the Obligors' issued and outstanding 10% Senior Discount Notes due 2008 (the "Old Notes," and collectively with the New Notes, the "Notes"). As of the date of this Prospectus, $163,175,000 aggregate original principal amount at maturity of the Old Notes are outstanding. The New Notes will be fully and unconditionally guaranteed (the "New Guaranty") on a senior basis by Renaissance Media Group LLC (the "Guarantor"). Each of the Obligors is a wholly owned subsidiary of the Guarantor. The Guarantor and its subsidiaries, including the Obligors and Renaissance Media LLC, are hereinafter referred to as the "Company."

  The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes except that (i) the issuance of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer thereof and (ii) holders of the New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined herein). The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of April 9, 1998 (the "Indenture"), by and among the Obligors, the Guarantor and United States Trust Company of New York, as Trustee, governing the Old Notes. The form and terms of the New Guaranty are the same in all material respects as the guaranty issued in connection with the Old Notes. See "The Exchange Offer" and "Description of the Notes."

  The Obligors and the Guarantor will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Obligors and the Guarantor and to the terms and provisions of the Registration Rights Agreement (as defined herein). Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Exchange Offer will
expire at 5:00 p.m., New York City time, on      , 1998, unless the Obligors,
in their sole discretion, extend the Exchange Offer (as it may be so extended, the "Expiration Date"), in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date; otherwise such tenders are irrevocable.

  SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.
                                  -----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -----------

  The Old Notes were, and the New Notes will be issued at a substantial discount from their principal amount at maturity and there will not be any payment of interest in respect of the Notes prior to October 15, 2003. Each New Note will have a principal amount at maturity of $1,000 and has an Accreted
Value of $    as of the date hereof. Interest on the New Notes will be paid semi-annually in cash at a rate of 10% per annum on each April 15 and October 15, beginning on October 15, 2003. The New Notes are redeemable at the option of the Obligors, in whole or in part, at any time on or after April 15, 2003, at the redemption prices set forth herein, plus accrued interest, if any, to the date of redemption. In addition, at any time prior to April 15, 2001, the Obligors may redeem up to 35% of the aggregate principal amount at maturity of the New Notes with the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) at the redemption price set forth herein; provided, however, that after any such redemption at least $106.0 million aggregate principal amount at maturity of Notes remains outstanding.

  The New Notes and the New Guaranty will be unsecured, unsubordinated indebtedness of the Obligors and the Guarantor, respectively, ranking pari passu with all unsecured unsubordinated indebtedness of the Obligors and the Guarantor and senior in right of payment to all subordinated indebtedness of the Obligors and the Guarantor. At June 30, 1998, assuming all Old Notes have been exchanged for New Notes pursuant to the Exchange Offer, the Obligors and the Guarantor had no indebtedness outstanding ranking pari passu with the New Notes. The New Notes and the New Guaranty will be effectively subordinated to all liabilities of their respective subsidiaries, including all indebtedness under the Senior Credit Facility (as defined herein) and trade payables. At
June 30, 1998, the Obligors had $204.8 million of indebtedness outstanding and the Obligors' subsidiaries had $112.8 million of liabilities (including $102.5 million of indebtedness under the Senior Credit Facility).
                                        (Cover page continued on following page)
                  The date of this Prospectus is      , 1998.

(Cover page continued)

  The Exchange Offer is being made to satisfy certain obligations of the Obligors and the Guarantor under the Registration Rights Agreement, dated as of April 6, 1998 (the "Registration Rights Agreement"), among the Obligors, the Guarantor and Morgan Stanley & Co. Incorporated, as the placement agent ("Morgan Stanley" or the "Placement Agent"). Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon.

  Based upon interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties the Obligors believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a broker-dealer, as set forth below, or any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. See "The Exchange Offer--Resale of the New Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Obligors, as required by the Registration Rights Agreement, that such conditions have been met and that such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. Each broker-dealer that is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities and or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealer (other than an affiliate of the Company) in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Obligors and the Guarantor have agreed that, for a period of up to 180 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." No affiliate of the Company may rely on such no-action letters and such affiliate must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer. The Old Notes were originally issued and sold on April 9, 1998 in an offering of $163,175,000 aggregate original principal amount at maturity of the Old Notes (the "Offering"). The Offering was exempt from registration under the Securities Act in reliance upon the exemptions provided by Rule 144A, Section 4(2) and Regulation S of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. Upon completion of the Exchange Offer, Old Notes which have not been exchanged for New Notes will remain outstanding. See "The Exchange Offer--Consequences of Failure to Exchange."

  The Company will not receive any proceeds from the Exchange Offer.

  There has not previously been any public market for the Old Notes or the New Notes. The Obligors do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Morgan Stanley has indicated to the Company that it intends to effect offers and sales of the

New Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale, but is not obligated to do so and such market-making activities may be discontinued at any time. Morgan Stanley may act as principal or agent in such transactions. There can be no assurance that an active market for the New Notes will develop. If Morgan Stanley conducts any market-making activities, it may be required to deliver a "market-making" prospectus when affecting offers and sales in New Notes because of the equity ownership by the Morgan Stanley entities (as defined below), all of which are affiliates of Morgan Stanley and own, in the aggregate, approximately 87.6% of the outstanding equity interests of Holdings. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the New Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus. See "Risk Factors--Lack of Public Market for the Notes."

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE OBLIGORS ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS
OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE OBLIGORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

Available Information................   5
Prospectus Summary...................   6
The Company..........................  16
Risk Factors.........................  17
Use of Proceeds......................  27
Capitalization.......................  28
Selected Financial and Other Data....  29
Pro Forma Financial Data.............  31
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations.......................  36
Business.............................  44
Legislation and Regulation...........  55

Certain Organizational Documents.......................................  64
Management.............................................................  65
Certain Relationships and Related Transactions.........................  68
Principal Securityholders..............................................  69
Description of Certain Indebtedness....................................  70
The Exchange Offer.....................................................  72
Description of the Notes...............................................  81
Material United States Federal Income Tax Consequences................. 108
Plan of Distribution................................................... 115
Legal Matters.......................................................... 116
Experts................................................................ 116
Index to Financial Statements.......................................... F-1

  THIS PROSPECTUS INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS. ALL STATEMENTS REGARDING THE EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS OF THE OBLIGORS AND THE GUARANTOR ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE OBLIGORS AND THE GUARANTOR BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE OBLIGORS, THE GUARANTOR, THEIR RESPECTIVE SUBSIDIARIES OR PERSONS ACTING ON BEHALF OF ANY OF THEM ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                             AVAILABLE INFORMATION

  The Obligors and the Guarantor have filed with the Commission a Registration Statement on Forms S-1 and S-4 (of which this Prospectus is a part and which term shall encompass any amendments thereto) pursuant to the Securities Act with respect to the Exchange Offer. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Obligors and the Exchange Offer, reference is hereby made to the Registration Statement and to such exhibits and schedules. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

  In addition, the Obligors and the Guarantor will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the Commission. In addition, under the Indenture governing the Notes, the Obligors will be required to furnish to the Trustee and to registered holders of the Notes audited annual consolidated financial statements, unaudited quarterly consolidated financial reports and certain other reports. The Registration Statement, the exhibits and schedules forming a part thereof and the reports and other information filed by the Obligors with the Commission pursuant to the informational requirements of the Exchange Act may be inspected without charge and copied upon payment of certain fees at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the Commission.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto included elsewhere in this Prospectus. Unless the context otherwise requires: (i) all references to the "Company" refer collectively to Renaissance Media Group LLC and its subsidiaries, including the Obligors and Renaissance Media LLC ("Renaissance Media"); (ii) all references to "Time Warner" refer collectively to TWI Cable, Inc. and its cable-related affiliates; and (iii) all information relating to the Company contained in this Prospectus, other than historical financial information, gives effect to the Acquisition described below. See "--The Acquisition and the Financing." References to EBITDA refer to income (loss) before interest, income taxes and depreciation, amortization and loss (gain) on disposal of fixed assets.

                                  THE COMPANY

  The Company was formed to acquire, operate and develop medium-sized cable television systems. The Company acquired (the "Acquisition") six cable television systems (the "Systems") from Time Warner on April 9, 1998, the date of the initial sale of the Old Notes by the Obligors to the Placement Agent. The Systems are clustered in southern Louisiana and western Mississippi (the "Louisiana Systems") and western Tennessee (the "Tennessee System") and, as of June 30, 1998, passed 180,561 homes and served 126,985 subscribers. The Company is the 4th largest cable television system operator in Louisiana and the 5th largest cable television system operator in Tennessee based upon the Systems' numbers of subscribers at June 30, 1998.

  The following table illustrates certain subscriber and operating statistics for the Systems as of June 30, 1998:

                                                                                                  AVERAGE
                                                                         PREMIUM                  MONTHLY
                                   TOTAL                                 SERVICE                  REVENUE
                          HOMES    PLANT      BASIC           BASIC       UNITS      PREMIUM     PER BASIC
  SYSTEM                PASSED (1) MILES SUBSCRIBERS (2) PENETRATION (3)   (4)   PENETRATION (5) SUBSCRIBER
  ------                ---------- ----- --------------- --------------- ------- --------------- ----------
Louisiana Systems......  131,915   2,816      94,740          71.8%      49,274       52.0%        $38.34
Tennessee System.......   48,646     914      32,245          66.3%      10,915       33.9%         33.94
                         -------   -----     -------                     ------
Total Systems..........  180,561   3,730     126,985          70.3%      60,189       47.4%         37.29
                         =======   =====     =======                     ======

--------
(1) Homes passed refers to estimates of the number of dwelling units and commercial establishments in a particular community that can be connected to the distribution system without any further extension of principal transmission lines. Such estimates are based upon a variety of sources, including billing records, house counts, city directories and other local sources.
(2) The number of basic subscribers has been computed by adding the actual number of subscribers for all non-bulk accounts and the equivalent subscribers for all bulk accounts. The number of such equivalent subscribers has been calculated by dividing aggregate basic service revenue for bulk accounts by the full basic service rate for the community in which the accounts are located. Bulk accounts consist of commercial establishments and multiple dwelling units.
(3) Basic penetration represents the number of basic subscribers as a percentage of the total number of homes passed in the system.
(4) Premium service units represent the number of subscriptions to premium channels offered for a monthly fee per channel.
(5) Premium penetration represents the number of premium service units as a percentage of the total number of basic subscribers.

  The Guarantor and the Obligors were formed in 1998 by Renaissance Media Holdings LLC ("Holdings"). Holdings is owned by Morgan Stanley Capital Partners III, L.P. ("MSCPIII"), Morgan Stanley Capital Investors, L.P. ("MSCI"), MSCP III 892 Investors, L.P. ("MSCP Investors" and, collectively with its affiliates, MSCPIII, MSCI and their respective affiliates, the "Morgan Stanley Entities"), Time Warner and six former senior managers (the "Management Investors") of Cablevision Industries Corporation ("CVI") who have an average of 17 years experience in the cable television industry.

  The Company intends to increase its subscriber base and operating cash flow by pursuing cable television system acquisitions, improving and upgrading its technical plant and expanding its service offerings.

BUSINESS STRATEGY

  The Company's strategy is to increase its revenues and EBITDA by acquiring, operating and developing cable television systems and capitalizing on the expertise of management, as well as the Company's relationship with the Management Investors and Time Warner. The key components of the Company's strategy include pursuing strategic acquisitions, operating technologically advanced systems, capitalizing on its relationships with the Management Investors and Time Warner, focusing on operations and service and developing ancillary businesses.

                       THE ACQUISITION AND THE FINANCING

  At the time of the initial sale of the Old Notes by the Obligors and the Guarantor to the Placement Agent: (i) Holdings received equity contributions of $95.1 million from the Morgan Stanley Entities and $3.9 million from the Management Investors, which were contributed to the Company as equity (collectively, the "Equity Contributions"); (ii) Renaissance Media, as borrower, and Renaissance Louisiana, Renaissance Tennessee and Renaissance Capital, as guarantors, entered into a credit agreement (the "Senior Credit Facility"), consisting of $110.0 million of term loan facilities (the "Term Loans") and a $40.0 million revolving credit facility (the "Revolver") with Morgan Stanley Senior Funding, Inc. ("MSSF"), as syndication agent, and arranger, and the other lenders party thereto; and (iii) Renaissance Media acquired the Systems from Time Warner for $300.0 million in cash and the issuance to Time Warner of a $9.5 million equity interest in Holdings (representing approximately an 8.8% equity ownership interest in Holdings) pursuant to an asset purchase agreement dated as of November 14, 1997, between Holdings and Time Warner, as amended (the "Asset Purchase Agreement"). The Acquisition (including the issuance to Time Warner of a $9.5 million equity ownership interest in Holdings), the Equity Contributions, the establishment of the Senior Credit Facility, borrowings under the Term Loans and the Offering are hereinafter referred to as the "Transactions."

  The Company used the net proceeds from the Offering, together with the Equity Contributions and borrowings under the Term Loans to consummate the Acquisition. The Company believes that borrowings expected to be available under the Revolver and anticipated cash flow from operations will be sufficient to upgrade the Systems as currently contemplated and satisfy the Company's anticipated working capital and debt service requirements. However, the actual amount and timing of the Company's capital requirements may differ materially from the Company's estimates as a result of, among other things, the demand for the Company's services and regulatory, technological and competitive developments (including additional market developments and new opportunities) in the Company's industry. The Company also expects that it will require additional financing if the Company's development plans or projections change or prove to be inaccurate or the Company engages in any acquisitions. Sources of additional financing may include commercial bank borrowings, vendor financing or the private or public sale of equity or debt securities. There can be no assurances that such financing will be available on terms acceptable to the Company or at all.

                               THE EXCHANGE OFFER

Securities Offered..........  $163,175,000 aggregate original principal amount at maturity of 10% Senior Discount Notes due
                              2008.


The Exchange Offer..........  $1,000 original principal amount at maturity of
                              New Notes will be issued in exchange for each $1,000 original principal amount at maturity of Old Notes. As of the date hereof, $163,175,000 aggregate original principal amount at maturity of Old Notes are outstanding. The Obligors will issue the New Notes to holders on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties the Obligors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than a broker-dealer as set forth below, or any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Obligors, as required by the Registration Rights Agreement, that such conditions have been met and that such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act.

                              Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities and acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealer (other than an affiliate of the Company) in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Obligors and the Guarantor have agreed that, for a period of up to 180 days after the Expiration Date (as defined below), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                              No holder who tenders in the Exchange Offer with the intention to participate or for the purpose of participating, in a distribution of the

                              New Notes nor any holder who is an affiliate of the Company may rely on such no action letters and must, in the absence of an exemption therefrom, comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date.............  5:00 p.m., New York City time, on      , 1998
                              unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accreted Value on the New
 Notes and the Old Notes....  Each New Note will have an Accreted Value equal to that of the Old Note for which it is
                              exchanged.

Conditions to the Exchange
 Offer......................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Obligors. See "The Exchange Offer--Conditions." The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

Procedures for Tendering
 Old Notes..................  Each holder of Old Notes wishing to accept the
                              Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof or transmit an Agents' Message (as defined) in connection with a book-entry transfer, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile of such Agent's Message, together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein prior to 5:00 p.m., New York City Time, on the Expiration Date. By executing the Letter of Transmittal or Agent's Message, each holder will represent to the Obligors that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Obligors. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Old Notes........  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate, but who do not tender their Old Notes, will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
 Exchange...................  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, a holder of an Old Note, other than a foreign purchaser outside the United States, may resell or otherwise transfer the Old Notes within the time period referred to in Rule 144(k) under the Securities Act after the Closing Date, only (i) to the Guarantor or any subsidiary thereof, (ii) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) ("QIB") in compliance with Rule 144A, (iii) inside the United States to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
                              (3) or (7) under the Securities Act
                              ("Institutional Accredited Investors") that, prior to such transfer, furnish to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate Accreted Value of Old Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Obligors that such transfer is in compliance with the Securities Act, (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration
 Statement..................  In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Obligors to effect such an Exchange Offer, if for any other reason the Exchange Offer is not commenced and not consummated by October 9, 1998, or under certain other circumstances, the Obligors will use their best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Old Notes and to keep such Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the original issuance of the Old Notes (or for so long as any holder is an affiliate of the Obligors), or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

Special Procedures for
 Beneficial Owners..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The

                              Obligors will keep the Exchange Offer open for not less than twenty business days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
 Procedures.................  Holders of Old Notes who wish to tender their Old
                              Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
 Delivery of New Notes......  The Obligors will accept for exchange any and all
                              Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Federal Income Tax
 Consequences...............  The exchange pursuant to the Exchange Offer will not be a taxable event for federal income tax purposes. See "Material Federal Income Tax Consequences."

Use of Proceeds.............  There will be no cash proceeds to the Obligors from the Exchange Offer.

Exchange Agent..............  United States Trust Company of New York.

                                 THE NEW NOTES

New Notes...................  $163,175,000 aggregate principal amount at maturity ($100,011,589.25 Accreted Value as of April 9, 1998) of 10% Senior Discount Notes due 2008.

General.....................  The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes (which they replace) except that
                              (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
                              (ii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

Maturity Date...............  April 15, 2008.

Yield and Interest..........  The Old Notes were, and the New Notes will be, issued at a substantial discount from their principal amount at maturity and there will not be any payment of interest on the New Notes prior to October 15, 2003. For a discussion of the U.S. federal income tax treatment of the New Notes under the original issue discount rules, see "Material United States Federal Income Tax Consequences." The New Notes will fully accrete to face value on April 15, 2003. From and after April 15, 2003, the New Notes will bear interest, payable semi-annually in cash, at a rate of 10% per annum on April 15 and October 15 of each year, commencing October 15, 2003.

Optional Redemption.........  The New Notes are redeemable, at the option of the Obligors, in whole or in part, at any time on or after April 15, 2003, initially at 105.000% of their principal amount at maturity, plus accrued interest, declining to 100% of their principal amount at maturity, plus accrued interest, on or after April 15, 2006. In addition, at any time prior to April 15, 2001, the Obligors may redeem up to 35% of the aggregate principal amount at maturity of the Notes with the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company or an Obligor, at 110.000% of their Accreted Value on the redemption date; provided, however, that after any such redemption at least $106.0 million aggregate principal amount at maturity of Notes remains outstanding. See "Description of the Notes--Optional Redemption."

Change of Control...........  Upon a Change of Control (as defined herein), the
                              Obligors will be required to make an offer to purchase the New Notes at a purchase price equal to 101% of their Accreted Value on the date of purchase, plus accrued interest, if any. There can be no assurance that the Obligors will have sufficient funds available at the time of any Change of Control to make any required debt repayment (including repurchases of the Notes). The Obligors default in the performance or breach of the provisions of the Indenture related to a repurchase of the New Notes upon a Change of Control shall constitute an Event of Default under the Indenture. See "Description of the Notes--Repurchase of Notes upon a Change of Control" and "--Events of Default."


Ranking.....................  The New Notes will be unsecured, unsubordinated indebtedness of the Obligors, will rank pari passu in right of payment with all unsecured, unsubordinated indebtedness of the Obligors and will be senior in right of payment to all subordinated indebtedness of the Obligors. At June 30, 1998, the Obligors had approximately $204.8 million of indebtedness outstanding and the Obligors' subsidiaries had $112.8 million of liabilities (including $102.5 million of indebtedness under the Senior Credit Facility). See "Risk Factors--Substantial Leverage" and "-- Holding Company Structure; Structural Subordination."

Guaranty....................  All payments with respect to the New Notes
                              (including principal and interest) will be fully and unconditionally guaranteed on a senior basis by the Guarantor. The New Guaranty will rank pari passu with all existing and future unsecured, unsubordinated indebtedness of the Guarantor and will be effectively subordinated to all liabilities of the Guarantor's subsidiaries, including the Obligors and Renaissance Media.


Certain Covenants...........  The Indenture contains certain covenants that, among other things, restrict the ability of the Company and its Restricted Subsidiaries (as defined herein) to incur additional indebtedness, create liens, engage in sale-leaseback transactions, pay dividends or make distributions in respect of their capital stock, redeem capital stock, make investments or certain other restricted payments, sell assets, issue or sell stock of Restricted Subsidiaries, enter into transactions with stockholders or affiliates or effect a consolidation or merger. However, these limitations are subject to a number of important qualifications and exceptions. See "Risk Factors--Restrictions Imposed by Terms of the Company's Indebtedness" and "Description of the Notes--Covenants."

                                  RISK FACTORS

  Potential investors should consider carefully certain factors relating to an investment in the Notes. See "Risk Factors."

                        SUMMARY FINANCIAL AND OTHER DATA

  The summary financial and other data set forth below were derived from the historical combined financial statements of the Systems acquired in the Acquisition and the historical and pro forma combined and consolidated financial statements of the Company. The summary statement of operations data for the years ended December 31, 1995, 1996 and 1997 and the balance sheet data as of December 31, 1997 were derived from the audited combined financial statements of the Systems and the Company included elsewhere in this Prospectus. The summary statement of operations data for the years ended December 31, 1993 and 1994, the period January 1, to April 8, 1998 and the six months ended June 30, 1998 were derived from unaudited combined and consolidated financial statements of the Systems and the Company which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Systems' and the Company's results of operations for such periods. The summary financial and other data presented below should be read in conjunction with, and are qualified in their entirety by, "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                        HOLDINGS
                                                                                       AND MEDIA
                                             SYSTEMS                                    COMBINED
                  ------------------------------------------------------------------- ------------
                               YEAR ENDED DECEMBER 31,                     JANUARY 1-  YEAR ENDED
                  -------------------------------------------------------   APRIL 8,  DECEMBER 31,
                   1993     1994     1995      1996     1997     1997(1)      1998        1997
                  -------  -------  -------  --------  -------  ---------  ---------- ------------
                                 HISTORICAL                     PRO FORMA  HISTORICAL  HISTORICAL
                  --------------------------------------------  ---------  ---------- ------------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)
                    (PREDECESSOR) (2)                  (PREDECESSOR) (2)
STATEMENT OF OPERATIONS
 DATA:
 Revenues (3).... $38,125  $40,168  $43,549  $ 47,327  $50,987  $  50,987   $15,221     $    65
 System operating
  expenses (3)
  (4)............  17,618   18,656   20,787    22,626   23,142     24,157     6,952         --
 Non-system
  operating
  expenses (5)...     765    2,032    2,200     2,733    2,782      2,782       785          25
 Depreciation,
  amortization
  and loss (gain)
  on disposal of
  fixed assets...  16,305   16,583   17,610    18,116   19,317     26,683     4,935         --
                  -------  -------  -------  --------  -------  ---------   -------     -------
 Operating income
  (loss).........   3,437    2,897    2,952     3,852    5,746     (2,635)    2,549          40
                  -------  -------  -------  --------  -------  ---------   -------     -------
 Interest
  expense, net... (12,058) (11,603) (11,871)      --       --     (19,117)      --            4
 Income tax
  benefit
  (expense)......   3,449    3,482    3,567    (1,502)  (2,262)       --     (1,191)        --
                  -------  -------  -------  --------  -------  ---------   -------     -------
 Net (loss)
  income......... $(5,172) $(5,224) $(5,352) $  2,350  $ 3,484  $ (21,752)  $ 1,358     $    36
                  =======  =======  =======  ========  =======  =========   =======     =======
OTHER FINANCIAL
 DATA:
 Net cash
  provided by
  operations.....   7,025    8,019  $ 7,523  $ 23,088  $23,604   $ 15,043   $ 6,999     $   (97)
 Net cash (used
  in) investing
  activities.....  (7,777)  (9,964)  (7,376) (257,643)  (6,390)  (302,623)     (613)    (15,000)
 Net cash
  provided by
  (used in)
  financing
  activities.....     683    2,041        0   235,125  (16,413)   287,668    (7,750)     16,000
 EBITDA (6)...... $19,742  $19,480   20,562    21,968   25,063  $  24,048     7,484          40
 System cash flow
  (7)............  20,507   21,512   22,762    24,701   27,845     26,830     8,269          40
 Capital
  expenditures...   7,777    9,152    7,376     8,170    6,390      6,390       613           0
 EBITDA margin
  (3)............    51.8%    48.5%    47.2%     46.4%    49.2%      47.2%     49.2%       61.5%
 Ratio of
  earnings to
  fixed
  charges (8)....     --       --       --        --       --         --        --          --
OTHER DATA:
 Homes passed (at
  period end)
  (9)............ 141,402  143,248  145,148   175,522  178,449    178,449   179,402        N.A.
 Basic
  subscribers (at
  period end).... 109,026  115,075  120,340   123,203  126,558    126,558   127,191        N.A.
 Basic
  penetration (at
  period end)
  (9)............    77.1%    80.3%    82.9%     70.2%    70.9%      70.9%     70.9%       N.A.
 Premium units
  (at period
  end)...........  56,764   62,434   60,462    64,716   64,963     64,963    61,053        N.A.
 Premium
  penetration (at
  period end)....    52.1%    54.3%    50.2%     52.5%    51.3%      51.3%     48.0%       N.A.
 Average monthly
  revenue per
  basic
  subscriber
  (10)........... $ 29.78  $ 29.87  $ 30.83  $  32.39  $ 34.02  $   34.02   $ 36.73        N.A.
 Annual EBITDA
  per basic
  subscriber
  (11)...........  185.03   173.85   174.69    180.40   200.70     192.57    216.69        N.A.
 Annual system
  cash flow per
  basic
  subscriber
  (12)...........  192.20   191.98   193.38    202.85   222.97     214.85    239.42        N.A.
 Annual capital
  expenditures
  per basic
  subscriber
  (13)...........   72.89    81.68    62.66     67.09    51.17      51.17     17.75        N.A.
                   RENAISSANCE MEDIA GROUP LLC
                          CONSOLIDATED
                  --------------------------------
                    SIX MONTHS ENDED JUNE 30,
                  --------------------------------
                     1998       1997      1998
                  ----------- --------- ----------
                  HISTORICAL      PRO FORMA
                  ----------- --------------------
STATEMENT OF OPERATIONS
 DATA:
 Revenues (3).... $  12,921   $ 25,176  $  28,142
 System operating
  expenses (3)
  (4)............     5,996     11,976     13,218
 Non-system
  operating
  expenses (5)...       662      1,410      1,447
 Depreciation,
  amortization
  and loss (gain)
  on disposal of
  fixed assets...     5,457     13,341     13,342
                  ----------- --------- ----------
 Operating income
  (loss).........       806     (1,551)       135
                  ----------- --------- ----------
 Interest
  expense, net...     4,329      9,546      9,546
 Income tax
  benefit
  (expense)......       (75)       (75)       (75)
                  ----------- --------- ----------
 Net (loss)
  income......... $  (3,598)  $(11,172) $  (9,486)
                  =========== ========= ==========
OTHER FINANCIAL
 DATA:
 Net cash
  provided by
  operations..... $  12,534       N.A.  $  17,448
 Net cash (used
  in) investing
  activities.....  (296,915)      N.A.   (297,528)
 Net cash
  provided by
  (used in)
  financing
  activities.....   287,668       N.A.    287,668
 EBITDA (6)......     6,263       N.A.     13,477
 System cash flow
  (7)............     6,925     13,200     14,924
 Capital
  expenditures...       691      1,046      1,046
 EBITDA margin
  (3)............      48.5%      N.A.       47.9%
 Ratio of
  earnings to
  fixed
  charges (8)....       --         --         --
OTHER DATA:
 Homes passed (at
  period end)
  (9)............   180,561    176,985    180,561
 Basic
  subscribers (at
  period end)....   126,985    124,880    126,985
 Basic
  penetration (at
  period end)
  (9)............      70.3%      70.6%      70.3%
 Premium units
  (at period
  end)...........    60,189     64,800     60,189
 Premium
  penetration (at
  period end)....      47.4%      51.9%      47.4%
 Average monthly
  revenue per
  basic
  subscriber
  (10)........... $   37.29   $  33.83  $   37.00
 Annual EBITDA
  per basic
  subscriber
  (11)...........    216.89     190.10     214.75
 Annual system
  cash flow per
  basic
  subscriber
  (12)...........    239.82     212.83     237.63
 Annual capital
  expenditures
  per basic
  subscriber
  (13)...........     15.00      16.87      16.50

                               RENAISSANCE
                               MEDIA GROUP                        HOLDINGS
                                   LLC                            AND MEDIA
                              CONSOLIDATED  SYSTEMS COMBINED      COMBINED
                              ------------- ----------------- -----------------
                                  AS OF           AS OF             AS OF
                              JUNE 30, 1998 DECEMBER 31, 1997 DECEMBER 31, 1997
                              ------------- ----------------- -----------------
BALANCE SHEET DATA:
Cash and cash equivalents...       3,287           1,371              903
Property, plant and
 equipment, net.............      64,375          36,944              --
Total assets................     319,945         288,914           17,003
Total debt..................     204,786             --               --
Net assets/members' equity..     104,879         224,546           15,036

 (1) See "Pro Forma Financial Data."

 (2) Prior to January 4, 1996, the Systems were owned by certain subsidiaries of CVI and for the period January 4, 1996 through April 8, 1998, the Systems were owned by Time Warner.
 (3) Prior to 1997, franchise fees were included in both revenues and expenses. In 1997, the Systems began itemizing franchise fees on subscriber billing invoices and recorded such fees as an offset to system operating expenses. Had the itemization process occurred prior to 1997, the estimated amount of franchise fees that would have been reflected as an offset to the system operating expenses and not included in revenue in 1993, 1994, 1995 and 1996 would have been approximately $1.0 million, $1.3 million, $1.4 million and $1.5 million, respectively. The effect on EBITDA margin of this change would have resulted in EBITDA margins of 53.0%, 50.1%, 48.9% and 48.0% for the years 1993, 1994, 1995 and 1996, respectively.
 (4) Represents all system operating expenses and excludes management fees and corporate overhead.
 (5) Represents management fees and corporate overhead.

 (6) EBITDA represents income before interest, income taxes and depreciation, amortization and loss (gain) on disposal of fixed assets. EBITDA is not intended to represent cash flow from operations or net (loss) income as defined by generally accepted accounting principles and should not be considered as a measure of liquidity or an alternative to, or more meaningful than, operating income or operating cash flow as an indication of the Company's operating performance. Moreover, EBITDA is not a standardized measure and may be calculated in a number of ways. Accordingly, the EBITDA information provided may not be comparable to other similarly titled measures provided by other companies. EBITDA is included herein because management, certain investors, and industry analysts consider EBITDA to be a relevant and useful measure of comparative operating performance in the cable television industry, and when used in comparison to debt levels or the coverage of interest expense, as a measure of liquidity. In addition, certain covenants under the Indenture require a determination of EBITDA.
 (7) Represents EBITDA before non-system operating expenses. System cash flow should not be considered as a measure of liquidity or an alternative to, or more meaningful than, operating cash flow as defined by generally accepted accounting principles.

 (8) For purposes of this calculation, "earnings" is defined as earnings before fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs, income taxes and the portion of rent expense under operating leases representative of interest. For the years ended December 31, 1993, 1994 and 1995, the Systems' earnings before fixed charges were insufficient to cover their fixed charges by $8.7 million, $9.0 million and $9.1 million. For the years ended December 31, 1996 and 1997, the Systems did not have indebtedness and a ratio of earnings to fixed charges would not be meaningful for such years. For the six months ended June 30, 1998, the Company's earnings before fixed changes were insufficient to cover its fixed charges by $3.5 million. The Company had no indebtedness at December 31, 1997. On a pro forma basis for the six months ended June 30, 1998 and 1997, the Company's earnings before fixed charges would have been insufficient to cover fixed charges by $9.5 million and $11.2 million, respectively.
 (9) Based on a homes passed audit conducted in 1996 which showed an increase in homes passed of approximately 27,000 homes, the homes passed may be understated in 1993, 1994 and 1995 and basic penetration may be overstated for such periods.
(10) Reflects revenues for the applicable period divided by the average number of basic subscribers for the applicable period divided by the number of months in the applicable period.

(11) Reflects EBITDA for the applicable period divided by the average number of basic subscribers for the applicable period. For purposes of this calculation, EBITDA was annualized for all periods presented that are less than one year.

(12) Reflects system cash flow divided by the average number of basic subscribers for the applicable period. For purposes of this calculation, cash flow was annualized for all periods presented that are less than one year.

(13) Reflects capital expenditures for the applicable period divided by the average number of basic subscribers for the applicable period. For purposes of this calculation, capital expenditures were annualized for all periods presented that are less than one year.

                                  THE COMPANY

  Holdings is owned by the Morgan Stanley Entities, Time Warner and the Management Investors. Renaissance Louisiana, Renaissance Tennessee and Renaissance Capital are wholly owned subsidiaries of the Guarantor. Renaissance Louisiana and Renaissance Tennessee own all the equity interests in Renaissance Media. The Guarantor and Renaissance Capital have no assets and do not, and will not, conduct any operations.

  The following chart sets forth the structure of the Company and the ownership interests of its principal owners:

               [CHART DEPICTING COMPANY STRUCTURE APPEARS HERE]

--------
(1) Excludes certain carried interests of the Management Investors in affiliates of Time Warner and the Morgan Stanley Entities which hold the respective equity interests in Holdings. These carried interests represent the right to participate in additional distributions of such affiliates.

ASSET PURCHASE AGREEMENT

  On November 14, 1997, Holdings and Time Warner entered into the Asset Purchase Agreement. The Asset Purchase Agreement was assigned by Holdings to Renaissance Media, and, on April 9, 1998, Renaissance Media purchased substantially all of the assets of the Systems for approximately $300.0 million in cash, plus the issuance to Time Warner of a $9.5 million equity ownership interest in Holdings, subject to adjustment based upon working capital and subscriber amounts at the time of closing. Time Warner has agreed to indemnify Renaissance Media in an amount not to exceed $26.0 million in the aggregate for any losses arising out of any representation or warranty made by Time Warner in connection with the Acquisition not being true and accurate.

  The foregoing summary of certain provisions of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is available from the Company upon request.

                                 RISK FACTORS

  An investment in the Notes offered hereby involves a significant degree of risk. Prospective investors should consider carefully all of the information set forth herein, and in particular the following factors.

SUBSTANTIAL LEVERAGE

  As of June 30, 1998, the Company had approximately $204.8 million of indebtedness outstanding. See "Capitalization" and "Selected Financial and Other Data." The accretion of original issue discount on the Notes will cause an increase in indebtedness of $63.2 million by April 15, 2003. In addition, subject to the restrictions in the Senior Credit Facility and the Indenture, the Company plans to incur additional indebtedness under the Revolver for capital expenditures, working capital and acquisitions. As a result, the Company anticipates that it will continue to be highly leveraged for the foreseeable future. The Company's highly leveraged capital structure could adversely affect the Company's ability to service the Notes and could significantly limit the Company's ability to finance its operations and fund its capital expenditure requirements, to compete effectively, to expand its business, to comply with its obligations under its franchise agreements, to plan for or react to changes in its business or to operate under adverse economic conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES

  On a pro forma basis, the Company's earnings before fixed charges would have been insufficient to cover its fixed charges for the year ended December 31, 1997 by $21.8 million and for the six months ended June 30, 1998 by $9.5 million (unaudited). See "Selected Financial and Other Data" and "Pro Forma Financial Data."

  The Company used the net proceeds from the Offering, together with the Equity Contributions and borrowings under the Term Loans to consummate the Acquisition. The Company believes that the borrowings expected to be available under the Revolver and anticipated cash flow from operations will be sufficient to upgrade the Systems as currently contemplated and satisfy the Company's anticipated working capital and debt service requirements. However, the actual amount and timing of the Company's capital requirements may differ materially from the Company's estimates as a result of, among other things, the demand for the Company's services and regulatory, technological and competitive developments (including additional market developments and new opportunities) in the Company's industry. The ability of the Company to meet its debt service and other obligations will depend upon the future performance of the Company which, in turn, is subject to general economic conditions and to financial, political, competitive, regulatory and other factors, many of which are beyond the Company's control. The Company's ability to meet its debt service and other obligations also may be affected by changes in prevailing interest rates, as borrowings under the Senior Credit Facility will bear interest at floating rates, subject to certain interest rate protection agreements. See "Description of Certain Indebtedness."

  The Company believes that it will continue to generate cash flow from operations and obtain financing sufficient to meet the costs and expenses of future acquisitions, capital expenditures, working capital needs and debt service requirements; however, there can be no assurance that the terms on which any such financing may be available would be favorable to the Company or that, if it were able to obtain financing, the Company will be able to meet its debt service and other obligations. If the Company were unable to meet its debt service or other obligations, it would have to refinance its indebtedness or obtain new financing. There can be no assurance that such financing will be available to the Company on acceptable terms or at all. See "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness" and "Description of the Notes."

  The Company expects that the Obligors will be required to refinance a portion of the Notes at the maturity thereof. In addition, the Company expects that Renaissance Media may refinance a portion of the indebtedness under the Senior Credit Facility at its maturity. There can be no assurance that the Obligors or Renaissance Media will be able to obtain such refinancing upon acceptable terms or at all.

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

  The Guarantor is a holding company which has no significant operations or assets other than its equity interests in Renaissance Louisiana, Renaissance Tennessee and Renaissance Capital. Renaissance Louisiana and Renaissance Tennessee are holding companies which have no significant operations or assets other than their equity interests in Renaissance Media. Renaissance Capital has no operations or assets and was formed solely for the purpose of serving as a co-obligor of the Notes. Accordingly, the Obligors must rely entirely upon distributions from Renaissance Media to generate the funds necessary to meet the Obligors' obligations, including the payment of principal and interest on the Notes. Renaissance Media is a separate legal entity that has no obligation to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. The Senior Credit Facility contains significant restrictions on the ability of Renaissance Media to distribute funds to Renaissance Louisiana and Renaissance Tennessee. See "Description of Certain Indebtedness."

  The Obligors' equity interests in Renaissance Media are pledged as collateral under the Senior Credit Facility. Therefore, if the Obligors were unable to pay the principal or interest on the Notes when due (whether at maturity, upon acceleration or otherwise), the ability of the holders of the Notes to proceed against such equity interests to satisfy such amounts would be subject to the prior satisfaction in full of all amounts owing under the Senior Credit Facility. Any action to proceed against such equity interests by or on behalf of the holders of the Notes would constitute an event of default under the Senior Credit Facility, entitling the lenders thereunder to declare all amounts owing to be immediately due and payable. In addition, as a secured creditor, the lenders under the Senior Credit Facility would control the disposition and sale of such equity interests after an event of default under the Senior Credit Facility and would not be legally required to take into account the interests of unsecured creditors of the Obligors, such as the holders of the Notes, with respect to any such disposition or sale. There can be no assurance that the assets of Renaissance Media, after the satisfaction of its secured creditors, would be sufficient to satisfy any amounts owing with respect to the Notes.

  The Guarantor, Renaissance Louisiana and Renaissance Tennessee are holding companies and conduct their businesses through subsidiaries. The Notes are effectively subordinated to all existing and future claims of creditors of the Obligors' subsidiaries, including the lenders under the Senior Credit Facility and such subsidiaries' trade and other creditors. At June 30, 1998 the Obligors' subsidiaries had $112.8 million of liabilities (including $102.5 million of indebtedness under the Senior Credit Facility). The rights of the Obligors and their creditors, including the holders of the Notes, to realize upon the assets of any of the Obligors' subsidiaries upon any such subsidiary's liquidation or reorganization (and the consequent rights of the holders of the Notes to participate in the realization of those assets) will be subject to the prior claims of such subsidiaries' respective creditors, including, in the case of Renaissance Media, the lenders under the Senior Credit Facility. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See "Description of the Notes--Ranking" and "Description of Certain Indebtedness." The Indenture relating to the Notes will permit the Obligors' subsidiaries to incur additional indebtedness under certain circumstances. See "Description of the Notes--Covenants."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

  The Indenture relating to the Notes and the Senior Credit Facility impose restrictions that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from the disposal of assets, make investments, loans and other payments, enter into certain transactions with affiliates and certain mergers and acquisitions. The Senior Credit Facility also requires

Renaissance Media to maintain specified financial ratios and to meet certain financial tests. See "Description of the Notes" and "Description of Certain Indebtedness." The ability of Renaissance Media to comply with such covenants and restrictions can be affected by events beyond its control, and there can be no assurances that Renaissance Media will achieve operating results that would permit compliance with such provisions. The breach of any of the provisions of the Senior Credit Facility would, under certain circumstances, result in defaults thereunder, permitting the lenders thereunder to prevent distributions by Renaissance Media and to accelerate the indebtedness thereunder. If Renaissance Media were unable to pay the amounts due in respect of the Senior Credit Facility, the lenders under the Senior Credit Facility could foreclose upon any assets pledged to secure such payment or otherwise prevent the distribution of funds by Renaissance Media. In such event, the holders of the Notes might not be able to receive any payments until the payment default was cured or waived, any such acceleration was rescinded or the indebtedness under the Senior Credit Facility was discharged or paid in full. Any of such events would adversely affect the Obligors' ability to service the Notes, including but not limited to the Obligors' ability to pay cash interest on the Notes.

OPERATIONS AS AN INDEPENDENT COMPANY

  Prior to the Acquisition, the Systems were operated by Time Warner since January 4, 1996 and prior to such time were operated by CVI from September 12, 1986 (in the case of the Tennessee System) and December 31, 1988 (in the case of the Louisiana Systems). No financial or operating history of the Systems as an independent entity and not as part of a large multiple cable television system operator ("MSO") is available for potential purchasers to evaluate. Time Warner manages certain programming for the Company, although the Company has lost certain programming discounts that were available to the Systems when they were part of a large MSO. In addition, as a result of the purchase accounting adjustments arising in connection with the Acquisition, the Company's annual depreciation and amortization charges will increase. The above factors, together with increased interest expense associated with the Notes and the Senior Credit Facility, will have a material adverse impact on the Company's results in the future. See "Pro Forma Financial and Other Data."

SIGNIFICANT COMPETITION IN THE CABLE TELEVISION INDUSTRY

  Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, online computer services and home video products, including videotape cassette recorders. Because the Company's franchises are non-exclusive, there is the potential for competition with the Systems from other operators of cable television systems, including systems operated by local government authorities, and from other distribution systems capable of delivering programming to homes or businesses, including direct broadcast satellite ("DBS") systems and multichannel multipoint distribution service ("MMDS") systems. Additionally, the FCC recently adopted new regulations allocating frequencies in the 28 GHz band for a new multichannel wireless video service called local multipoint distribution service ("LMDS") that is similar to MMDS, and the FCC initiated spectrum auctions for LMDS licenses in February 1998. In recent years, there has been significant national growth in the number of subscribers to DBS services. Subscribership to MMDS also is increasing and can be expected to grow. Additionally, recent changes in federal law and recent administrative and judicial decisions have removed certain of the restrictions that have limited entry into the cable television business by potential competitors such as telephone companies, public utility holding companies and their subsidiaries. During 1997, the Jackson, Tennessee Public Utility Department, which as of June 30, 1998, encompassed approximately 34,000 homes passed by the Tennessee System, and approximately 23,000 basic subscribers (excluding bulk subscribers), representing approximately three-quarters of the subscribers of the Tennessee System, undertook a feasibility study with respect to providing cable television service to customers in its service area and reportedly concluded that a competitive cable television could be feasible under certain circumstances. During its 1997-1998 session, the Tennessee legislature considered several bills which would allow municipalities operating electric utility plants and electric cooperatives to provide cable television and other service and would authorize six pilot municipal electric systems to provide cable television and other services. Though the authorization will terminate on June 30, 2001, any system actually providing such services to customers as a pilot system prior to that date will be permitted to continue doing so indefinitely. As of the date hereof, however, none of these bills has been enacted, and applicable state and local law do not permit the Jackson Public Utility Department to provide cable television services. See "Legislation and Regulation--State and Local Regulation." Other new technologies, including Internet-based services, may also become competitive with services that the Company may offer.

  Many of the Company's potential competitors have substantially greater resources than the Company, and the Company cannot predict the extent to which competition will materialize in its franchise areas from other cable television operators, other distribution systems for delivering video programming and other broadband telecommunications services to the home, or from other potential competitors, or, if such competition materializes, the extent of its effect on the Company. See "Business--Competition" and "Legislation and Regulation."

NON-EXCLUSIVE FRANCHISES; NON-RENEWAL OR TERMINATION OF FRANCHISES

  Cable television companies operate under franchises granted by local authorities which are subject to renewal and renegotiation from time to time. The Company's business is dependent upon the retention and renewal of its local franchises. A franchise is generally granted for a fixed term ranging from five to fifteen years, but in many cases is terminable if the franchisee fails to comply with the material provisions thereof. The Company's franchises typically impose conditions relating to the use and operation of the cable television system, including requirements relating to the payment of fees, system bandwidth capacity, customer service requirements, franchise renewal and termination. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") prohibits franchising authorities from granting exclusive cable television franchises and from unreasonably refusing to award additional competitive franchises. It also permits municipal authorities to operate cable television systems in their communities without franchises. The Cable Communications Policy Act of 1984 (the "1984 Cable Act" and collectively with the 1992 Cable Act, the "Cable Acts") provides, among other things, for procedural and substantive safeguards for cable operators and creates an orderly franchise renewal process in which renewal of franchise licenses can not be unreasonably withheld or, if renewal is withheld and the franchise authority acquires ownership of the system or effects a transfer of the system to another person, the operator generally is entitled to the "fair market value" for the system covered by such franchise. Although the Company believes that the Systems generally have good relationships with their franchise authorities, no assurances can be given that the Company will be able to retain or renew such franchises or that the terms of any such renewals will be as favorable to the Company as the existing franchises. The non-renewal or termination of franchises relating to a significant portion of the Company's subscribers could have a material adverse effect on the Company's financial condition and results of operations. The Company's future acquisitions will be dependent on its ability to obtain franchise transfer approvals in a timely manner. Each city has some flexibility in determining the terms of a franchise (including franchise fees), and to some extent can impose conditions on such franchise, such as build-out and upgrade requirements. See "Business-- Franchises."

FEDERAL LAW AND REGULATION IN THE CABLE TELEVISION INDUSTRY

  The cable television industry is subject to extensive regulation by federal, local and, in some instances, state governmental agencies. The Cable Acts, both of which amended the Communications Act of 1934 (as amended, the "Communications Act"), established a national policy to guide the development and regulation of cable television systems. The Communications Act was substantially amended by the Telecommunications Act of 1996 (the "1996 Telecom Act"). Principal responsibility for implementing the policies of the Cable Acts and the 1996 Telecom Act has been allocated between the Federal Communications Commission (the "FCC") and state or local regulatory authorities. Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable television industry or on the operations of the Company.

  The 1992 Cable Act and the FCC's rules implementing that Act generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local or state franchise authorities. The Cable Acts and the corresponding FCC regulations have established, among other things: (i) rate regulations; (ii) mandatory carriage and retransmission consent requirements that require a cable system under certain circumstances to carry a local broadcast station or to obtain consent to carry a local or distant broadcast station; (iii) rules for franchise renewals and transfers; and (iv) other requirements covering a variety of operational areas such as technical standards and equal employment opportunity and customer service requirements.

  The 1996 Telecom Act deregulates rates for CPSTs after March 31, 1999 for most MSOs and, for certain small cable operators, immediately eliminates rate regulation of CPSTs, and, in certain circumstances, basic services and equipment. Time Warner and its affiliates entered into a "Social Contract" with the FCC which became effective on January 1, 1996. Under the Social Contract, which terminates December 31, 2000, Time Warner is permitted to make the same rate adjustments on CPSTs which operators are permitted to make under the FCC's rules for "external costs," including programming and franchise-related costs and inflation, except that Time Warner may not adjust rates for channel additions to the CPSTs pursuant to the FCC's rules, nor may it use cost of service showings to adjust rates. In addition, Time Warner is permitted to increase monthly CPST rates by an additional $1.00 per year above other permissible increases in return for certain upgrade commitments through the contract term. See "Regulation and Legislation--The Social Contract." The FCC is conducting various rulemakings and reconsidering other regulations adopted pursuant to the 1996 Telecom Act. The Company is currently unable to predict the ultimate effect of the 1992 Cable Act or the 1996 Telecom Act, the ultimate outcome of the various FCC rulemaking proceedings, or the litigation challenging various aspects of this federal legislation and the FCC's regulations implementing the legislation. In addition, the FCC and Congress continue to be concerned that rates for regulated services are rising at a rate exceeding inflation. Recently several bills have been introduced in Congress which address cable rates. These bills would, alternatively, repeal the sunset of the regulation of CPSTs now scheduled for March 1999, sunset CPST rates except when a franchising authority certifies to the FCC that an operator is not providing subscribers an acceptable range of programming choices to the extent technically feasible and economically reasonable, and freeze cable rates pending the receipt by Congress of a report from the FCC regarding the causes of cable television rate increases. The Company cannot predict the outcome of these bills or whether additional cable rate legislation will be introduced in Congress. See "Regulation and Legislation."

  A bill, which was pending in the 1997 term of the Louisiana legislature and which provided for the certification and regulation of cable television systems by the Louisiana Public Service Commission ("PUC"), was not re-introduced in the 1998 term. The bill, if adopted, among other provisions, would have: (i) allowed the PUC to void, order new rates or reduce rates found to be discriminatory or necessary to reflect adequate service; (ii) required that all cable television systems commencing or expanding service be franchised conditioned upon confirmation by the PUC; and (iii) provided the PUC with the authority to order construction, operation, or an extension of cable service on such terms and conditions as it deems reasonable where cable service has been unreasonably delayed or withheld. However, this bill could be re-introduced for the 1999 legislative session, which begins on the last Monday of March 1999. During its 1997-1998 term, the Tennessee legislature considered a bill which would permit municipalities operating electric utility plants and electric cooperatives authorization to provide cable television and other services. This bill was not enacted by the Tennessee legislature. The Company cannot predict whether any of the states in which it currently operates will engage in such regulation in the future.

RISKS RELATING TO ACQUISITION STRATEGY

  A significant element of the Company's business strategy is to expand by acquiring cable television systems located in reasonable proximity to existing systems or of a sufficient size to enable the acquired system to serve as the basis for a new local cluster. Any acquisition may have an adverse effect upon the Company's operating results or cash flow. There is substantial competition for attractive acquisition candidates. There can be no assurances that the Company will be able to acquire suitable acquisition candidates on favorable terms or that it will be able to integrate successfully any acquired business with its existing operations or realize any efficiencies therefrom. There can also be no assurances that any such acquisition, if consummated, will perform as expected. In connection with such acquisitions, the Company may have to upgrade a significant portion of the cable television systems it acquires to, among other things, increase bandwidth and channel capacity. The Company's inability to upgrade these systems could have a material adverse effect on its operations and competitive position. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business."

  The Company will be required to seek additional financing to fund acquisitions of additional cable television systems and any capital expenditures required to upgrade such systems. There can be no assurance that such financing will be available on terms acceptable to the Company or at all. Sources of additional financing may include commercial bank borrowings, vendor financing or the private or public sale of equity or debt securities.

ABILITY TO MANAGE GROWTH

  The Company's future performance will depend, in part, upon its ability to successfully implement its acquisition strategy, evaluate markets, secure financing, effect transfers of pole attachment agreements and obtain any required governmental authorizations, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. Rapid growth may place a significant strain on the Company's management. The Company's success will also depend in part upon its ability to hire and retain qualified sales, marketing, administrative, operating and technical personnel. There can be no assurance that the Company will be able to recruit, train, manage and retain sufficient qualified personnel. In addition, as the Company increases its service offerings and expands its targeted markets, there will be additional demands on customer support, sales and marketing, administrative resources and network infrastructure. The Company's inability to effectively manage its growth could have a material adverse effect on the Company's business, results of operations and financial condition.

RAPID TECHNOLOGICAL ADVANCEMENTS

  The cable television business is characterized by rapid technological change and the introduction of new products and services. There can be no assurance that the Company will be able to fund the capital expenditures necessary to keep pace with technological developments or that the Company will successfully anticipate the demand of its subscribers for products or services requiring new technology. The Company's inability to provide enhanced services in a timely manner or to anticipate the demands of the marketplace could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Competition."

  In addition, the Company's introduction of new technologies or services is subject to uncertainties regarding subscriber demand, future competition, appropriate pricing, and the costs and timing with respect to marketing and sales efforts. There can be no assurances as to the effect of such technological changes on the Company's business, results of operations and financial condition or that the Company will not be required to expend substantial financial resources to implement new technologies, that capital expenditures for new technologies or services will approximate Management's expectations, or that sufficient demand exists to recoup such expenditures.

DEPENDENCE ON KEY PERSONNEL

  The Company is managed by a small number of key executive officers, including the Management Investors. The loss of services of one or more of these key individuals could materially and adversely affect the business of the Company and its prospects. The Company believes that its success will depend in large part on its ability to attract and retain highly skilled and qualified personnel. All of the Management Investors have employment and related agreements upon consummation of the Transactions. Pursuant to these agreements, the Management Investors may own or manage other cable television systems after 2001. The competing claims upon the Management Investors' time and energies could divert their attention from the affairs of the Company. The Company does not maintain key person life insurance for any of its executive officers.

DEPENDENCE ON BILLING, ACCOUNTING AND INFORMATION SYSTEMS

  The Company relies on CSG Systems International Inc. ("CSG") for the provision of its billing and subscriber management information systems. As there are only a limited number of companies providing these services, the loss of CSG's services would have a material adverse effect on the Company. While the Company believes CSG will resolve its Year 2000 concerns prior to 1999, there can be no assurance that the systems of companies on which the Company's Systems and operations rely, including CSG, will be converted on a timely basis and will not have a material adverse effect on the Company.

YEAR 2000 ISSUES

  The Company relies on computer systems, related software applications and other control devices in operating and monitoring all major aspects of its business, including, but not limited to, its financial systems (such as general ledger, accounts payable and payroll modules), subscriber billing systems, internal networks and telecommunications equipment. The Company also relies, directly and indirectly, on the external systems of various independent business enterprises, such as its suppliers and financial organizations, for the accurate exchange of date and related information.

  The Company cannot be certain that it or third parties supporting its systems have resolved or will resolve all Year 2000 issues in a timely manner. Failure by the Company or any such third party to successfully address the relevant Year 2000 issues could result in disruptions of the Company's business and the incurrence of significant expenses by the Company. Additionally, the Company could be affected by any disruption to third parties with which the Company does business if such third parties have not successfully addressed their Year 2000 issues.

CONTROL BY THE MORGAN STANLEY ENTITIES; CONFLICTS OF INTEREST

  The Morgan Stanley Entities, each of which is an affiliate of Morgan Stanley, beneficially own 87.6% and Time Warner beneficially owns 8.8% of the outstanding equity of Holdings. The Guarantor, the Obligors and Renaissance Media are directly or indirectly wholly owned by Holdings. Currently, two of the seven members of the Board of Representatives of Holdings are employed with Morgan Stanley. The Morgan Stanley Entities and the Management Investors each have the right to appoint three Representatives (only one of whom shall have the right to vote) to the Board of Holdings. Time Warner has the right to appoint one Representative to the Board of Holdings. Representatives who have the right to vote shall have the right to cast votes which are proportional to the respective equity ownership interests in Holdings of the entities which appointed them. See "Management" and "Certain Relationships and Related Transactions."

  As a result of their ownership interest in Holdings, the Morgan Stanley Entities control the management policies of the Company and matters requiring securityholder approval. See "Principal Securityholders." Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the Morgan Stanley Entities and the holders of the Notes. For example, if the Company encounters financial difficulties or is unable to pay its debts as they mature, the interests of the Morgan Stanley Entities may conflict with those of the holders of Notes. In addition, the Morgan Stanley Entities may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment in the Company, even though such transactions might involve increased risk to the holders of the Notes.

  The employment and related agreements of the Management Investors permit the Management Investors to own or manage other cable television systems after 2001, although the Management Investors are obligated to first offer acquisition opportunities to the Morgan Stanley Entities. In the event that the Management Investors acquire or manage other cable television systems, the competing claims on their time and energy could divert their attention from the affairs of the Company.

  Time Warner and its affiliates currently operate cable television systems and have significant investments in such systems. Time Warner has invested in the past, and may invest in the future, in other entities engaged in the operation of cable television systems or in related businesses (including entities engaged in business in areas in which the Company operates). As a result, Time Warner or its affiliates may compete with the Company for acquisition targets. Time Warner has, and may develop, relationships with businesses that are or may be competitive with the Company. Conflicts may also arise in the negotiation or enforcement of arrangements entered into by the Company and Time Warner or entities in which Time Warner has an interest. In addition, Time Warner has no obligation to bring to the Company any investment or business opportunities of which it becomes aware, even if such opportunities are within the scope and objectives of the Company.

  MSSF, an affiliate of the Placement Agent and the Morgan Stanley Entities, is the syndication agent and arranger under the Senior Credit Facility. In connection with such services, MSSF will receive customary fees and be reimbursed for expenses.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON RESALES

  There presently is no active trading market for the Notes and none may develop. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the financial condition and prospects of the Obligors and the Guarantor and other factors beyond the control of the Obligors and the Guarantor, including general economic conditions. Although Morgan Stanley has informed the Company that it currently intends to make a market in the Notes, Morgan Stanley is not obligated to do so and any market-making may be discontinued at any time without notice, at its sole discretion. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. If Morgan Stanley conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Notes because of the beneficial ownership in the equity of Holdings by the Morgan Stanley Entities. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the Notes may, in part, be dependent on the ability of the Guarantor and the Obligors to maintain a current market-making prospectus. See "Plan of Distribution."

  The Old Notes have not been registered under the Securities Act and were offered in reliance upon exemptions from registration under the Securities Act and applicable state securities laws. Therefore, the Old Notes may be transferred or resold only in a transaction registered under or exempt from the Securities Act and applicable state securities laws. Pursuant to the Registration Rights Agreement, the Guarantor and each Obligor have agreed to file a registration statement relating to the Exchange Offer with the Commission and to use their best efforts to cause such registration statement to become effective with respect to the New Notes. If issued, the New Notes generally will be permitted to be resold or otherwise transferred by each holder without the requirement of further registration. The New Notes, however, will also constitute a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the New Notes or, in the case of non-exchanging holders of Old Notes, the trading market for the Old Notes following the Exchange Offer. Holders who do not participate in the Exchange Offer may thereafter hold a less liquid security. See "Description of Notes--Registration Rights."

ORIGINAL ISSUE DISCOUNT CONSEQUENCES OF THE NOTES

  The Old Notes were, and the New Notes will be, issued at a substantial discount from their principal amount at maturity. Consequently, the purchasers of the Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which such income is attributable. See "Material United States Federal Income Tax Consequences" for a more detailed discussion of the U.S. federal income tax consequences to the holders of the Notes of the purchase, ownership and disposition of the Notes.

  If a bankruptcy case is commenced by or against the Guarantor or the Obligors under the U.S. Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial public offering price, and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

CONSEQUENCES OF EXCHANGING OR FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legends thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Obligors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than a broker-dealer, as set forth below, or any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities and acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealer (other than an affiliate of the Company) in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Obligors and the Guarantor have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

  To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Obligors currently do not intend to register or qualify the sale of the New Notes in any such jurisdictions. Upon consummation of the Exchange Offer, holders that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes, and accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. See "The Exchange Offer--Consequences of Failure to Exchange."

  Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Obligors of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Obligors are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer, certain registration rights with respect to the Old Notes under the Registration Rights Agreement will terminate. No holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes, nor any holder who is an affiliate of the Company may rely on such no action letters and must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in liability under the Securities Act for which the holder is not indemnified by the Company. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

FORWARD LOOKING STATEMENTS

  This Prospectus contains forward-looking statements which can be identified by terminology such as "believes," "anticipates," "intends," "expects" and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which the Company operates; technology changes; competition; changes in business strategy or development plans; the high leverage of the Company; the ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; liability and other claims asserted against the Company; and other factors referenced in this Prospectus, including, without limitation, under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Obligors' obligations under the Placement Agreement and the Registration Rights Agreement. The Obligors will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes contemplated in this Prospectus, the Obligors will receive Old Notes in like original principal amount at maturity, the form and terms of which are the same as the form and terms of the New Notes (which replace the Old Notes), except as otherwise described herein.

  The net proceeds to the Obligors from the Offering of the Old Notes were approximately $95.3 million, after deducting the estimated underwriting discounts and commissions and other Offering expenses payable by the Obligors. The Obligors used the net proceeds from the Offering of the Old Notes, together with the Equity Contributions and borrowings under the Term Loans, to consummate the Acquisition and to pay certain fees and expenses in connection with the Transactions. The cash purchase price for the Systems was approximately $300.0 million. Time Warner received a $9.5 million equity ownership interest in Holdings in connection with the consummation of the Transactions. See "The Company."

  The sources and uses of funds for the Transactions were as follows:

     SOURCES OF FUNDS         AMOUNT
     ----------------      -------------
                           (IN MILLIONS)
Old Notes.................    $100.0
Equity Contributions(1)...      99.0
Borrowings under the Term
 Loans....................     110.0
Working Capital
 Adjustments(2)...........       1.0
                              ------
Total Sources of Funds....    $310.0
                              ======

                        USES OF FUNDS                            AMOUNT
                        -------------                         -------------
                                                              (IN MILLIONS)
Cash purchase price for the Systems(1).......................    $300.0
Estimated transaction fees and expenses......................      10.0
                                                                 ------
Total Uses of Funds..........................................    $310.0
                                                                 ======



--------
(1) Does not include the portion of the purchase price that was paid to Time Warner as a $9.5 million equity ownership interest in Holdings.
(2) Working Capital Adjustments consists of certain net liabilities of the Systems assumed by the Company at the time the Acquisition was consummated.

                                CAPITALIZATION

  The following table sets forth the combined capitalization of the Systems and Holdings and Renaissance Media as of December 31, 1997, and the pro forma capitalization of the Company as of December 31, 1997, as adjusted to give effect to the Transactions, and the consolidated capitalization of the Guarantor as of June 30, 1998. This table should be read in conjunction with "Selected and Other Financial Data," "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and the notes thereto included elsewhere in this Prospectus.

                                            AS OF                      AS OF
                                       DECEMBER 31, 1997           JUNE 30, 1998
                             ------------------------------------  -------------
                                         HOLDINGS
                                            AND
                                        RENAISSANCE                 RENAISSANCE
                                           MEDIA                    MEDIA GROUP
                              SYSTEMS    COMBINED                       LLC
                             HISTORICAL HISTORICAL  PRO FORMA (1)  CONSOLIDATED
                             ---------- ----------- -------------  -------------
                                               (IN THOUSANDS)
Long-term debt:
  Senior Credit Facility
   (2)......................  $    --     $   --      $110,000       $102,500
  Notes offered hereby, at
   accreted value...........       --         --       100,012        102,286
                              --------    -------     --------       --------
  Total long-term debt......       --         --       210,012        204,786
                              --------    -------     --------       --------
Equity:
  Total net assets/equity ..   224,546     15,037      108,537(3)     104,879(3)
                              --------    -------     --------       --------
    Total capitalization....  $224,546    $15,037     $318,549       $309,665
                              ========    =======     ========       ========

--------
(1) See "Pro Forma Financial Data."
(2) Does not reflect the $40.0 million of financing available under the Revolver. See "Description of Certain Indebtedness."
(3) Consists in part of the Equity Contributions to Holdings which were contributed to the Company as equity.

                       SELECTED FINANCIAL AND OTHER DATA

  The selected financial and other data set forth below were derived from the historical combined financial statements of the Systems acquired in the Acquisition and the historical combined and consolidated financial statements of the Company. The financial data as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 were derived from the combined financial statements of the Systems and the Company which have been audited by Ernst & Young LLP, independent auditors. The financial data for the Systems as of December 31, 1993, 1994, 1995 and for the years ended December 31, 1993 and 1994, the period January 1, to April 8, 1998, and the six months ended June 30, 1998 were derived from unaudited combined and consolidated financial statements of the Systems and the Company which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations and financial condition of the Systems and the Company for such periods. The selected financial and other data set forth below should be read in conjunction with, and are qualified in their entirety by, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto include elsewhere in this Prospectus.

                                                                                                    RENAISSANCE
                                                                                       HOLDINGS AND MEDIA GROUP
                                                                                          MEDIA         LLC
                                                 SYSTEMS                                 COMBINED   CONSOLIDATED
                         ------------------------------------------------------------- ------------ ------------
                                                                            JANUARY 1-  YEAR ENDED   SIX MONTHS
                                                                             APRIL 8,  DECEMBER 31,    ENDED
                                    YEAR ENDED DECEMBER 31,                    1998        1997       JUNE 30,
                         -------------------------------------------------  ---------- ------------ ------------
                           1993      1994      1995      1996       1997                                1998
                         --------  --------  --------  ---------  --------                          ------------
                                          HISTORICAL                        HISTORICAL  HISTORICAL   HISTORICAL
                         -------------------------------------------------  ---------- ------------ ------------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)
                            (PREDECESSOR) (1)                (PREDECESSOR) (1)
STATEMENT OF OPERATIONS
 DATA:
 Revenues (2)........... $ 38,125  $ 40,168  $ 43,549  $  47,327  $ 50,987   $ 15,221    $     65     $ 12,921
 System operating
  expenses (2) (3)......   17,618    18,656    20,787     22,626    23,142      6,952         --         5,996
 Non-system operating
  expenses (4)..........      765     2,032     2,200      2,733     2,782        785          25          662
 Depreciation,
  amortization and loss
  (gain) on disposal of
  fixed assets..........   16,305    16,583    17,610     18,116    19,317      4,935         --         5,457
                         --------  --------  --------  ---------  --------   --------    --------     --------
 Operating income.......    3,437     2,897     2,952      3,852     5,746      2,549          40          806
                         --------  --------  --------  ---------  --------   --------    --------     --------
 Interest expense.......  (12,058)  (11,603)  (11,871)       --        --         --            4        4,329
 Income tax benefit
  (expense).............    3,449     3,482     3,567     (1,502)   (2,262)    (1,191)        --           (75)
                         --------  --------  --------  ---------  --------   --------    --------     --------
 Net (loss) income ..... $ (5,172) $ (5,224) $ (5,352) $   2,350  $  3,484   $  1,358    $     36     $ (3,598)
                         ========  ========  ========  =========  ========   ========    ========     ========
BALANCE SHEET DATA (AT
 PERIOD END):
 Cash and cash
  equivalents........... $    322  $    419  $    566  $     570  $  1,371   $      7    $    903     $  3,287
 Property, plant and
  equipment, net........   32,297    34,739    34,426     36,966    36,944     35,992         --        64,375
 Total assets...........  148,405   142,316   132,905    300,049   288,914    282,943      17,003      319,945
 Total debt.............  133,520   130,068   128,328        --        --         --          --       204,786
 Net (liabilities)
  assets ...............  (43,716)  (48,939)  (54,292)   237,475   224,546    218,154      15,036      104,879
OTHER FINANCIAL DATA:
 Net cash provided by
  operations ...........    7,025     8,019  $  7,523  $  23,088  $ 23,604   $  6,999    $    (97)    $ 12,534
 Net cash (used in)
  investing activities..   (7,777)   (9,964)   (7,376)  (257,643)   (6,390)      (613)   $(15,000)    (296,915)
 Net cash provided by
  (used in) financing
  activities............      683     2,041         0    235,125   (16,413)    (7,750)     16,000      287,668
 EBITDA (5)............. $ 19,742  $ 19,480    20,562     21,968    25,063      7,484          40        6,263
 System cash flow (6)...   20,507    21,512    22,762     24,701    27,845      8,269         --         6,925
 Capital expenditures...    7,777     9,152     7,376      8,170     6,390        613         --           691
 EBITDA margin (2)......     51.8%     48.5%     47.2%      46.4%     49.2%      49.2%       61.5%        48.5%
 Ratio of earnings to
  fixed charges (7).....      --        --        --         --        --         --          --           --
OTHER DATA:
 Homes passed (at period
  end) (8)..............  141,402   143,248   145,148    175,522   178,449    179,402        N.A.      180,561
 Basic subscribers (at
  period end)...........  109,026   115,075   120,340    123,203   126,558    127,191        N.A.      126,985
 Basic penetration (at
  period end) (8).......     77.1%     80.3%     82.9%      70.2%     70.9%      70.9%       N.A.         70.3%
 Premium units (at
  period end)...........   56,764    62,434    60,462     64,716    64,963     61,053        N.A.       60,189
 Premium penetration (at
  period end)...........     52.1%     54.3%     50.2%      52.5%     51.3%      48.0%                    47.4%
 Average monthly revenue
  per basic
  subscriber (9)........ $  29.78  $  29.87  $  30.83  $   32.39  $  34.02   $  36.73        N.A.     $  37.29
 Annual EBITDA per basic
  subscriber (10).......   185.03    173.85    174.69     180.40    200.70     216.69        N.A.       216.89
 Annual system cash flow
  per basic
  subscriber (11) ......   192.20    191.98    193.38     202.85    222.97     239.42        N.A.       239.82
 Annual capital
  expenditures per basic
  subscriber (12).......    72.89     81.68     62.66      67.09     51.17      17.75        N.A.        15.00

--------

 (1) Prior to January 4, 1996, the Systems were owned by certain subsidiaries of CVI, and for the period January 4, 1996 through April 8, 1998, the Systems were owned by Time Warner.
 (2) Prior to 1997, franchise fees were included in both revenues and expenses. In 1997, the Systems began itemizing franchise fees on subscriber billing invoices and recorded such fees as an offset to system operating expenses. Had the itemization process occurred prior to 1997, the estimated amount of franchise fees that would have been reflected as an offset to System operating expenses and not included in revenues in 1993, 1994, 1995 and 1996 would have been approximately $1.0 million, $1.3 million, $1.4 million and $1.5 million, respectively. The effect of this change on EBITDA margin would have resulted in EBITDA margins of 53.0%, 50.1%, 48.9% and 48.0% for the years 1993, 1994, 1995 and 1996, respectively.
 (3) Represents all system operating expenses and excludes management fees and corporate overhead.
 (4) Represents management fees and corporate overhead.

 (5) EBITDA represents income before interest, income taxes and depreciation, amortization and loss (gain) on disposal of fixed assets. EBITDA is not intended to represent cash flow from operations or net (loss) income as defined by generally accepted accounting principles and should not be considered as a measure of liquidity or an alternative to, or more meaningful than, operating income or operating cash flow as an indication of the Company's operating performance. Moreover, EBITDA is not a standardized measure and may be calculated in a number of ways. Accordingly, the EBITDA information provided may not be comparable to other similarly titled measures provided by other companies. EBITDA is included herein because management, certain investors, and industry analysts consider EBITDA to be a relevant and useful measure of comparative operating performance in the cable television industry, and when used in comparison to debt levels or the coverage of interest expense, as a measure of liquidity. In addition, certain covenants under the Indenture require a determination of EBITDA.
 (6) Represents EBITDA before non-system operating expenses. System cash flow should not be considered as a measure of liquidity or an alternative to, or more meaningful than, operating cash flow as defined by generally accepted accounting principles.

 (7) For purposes of this calculation, "earnings" is defined as earnings before fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs, income taxes and the portion of rent expense under operating leases representative of interest. For the years ended December 31, 1993, 1994 and 1995, the Systems' earnings before fixed charges were insufficient to cover their fixed charges by $8.7 million, $9.0 million and $9.1 million, respectively. For the years ended December 31, 1996 and 1997, the Systems did not have indebtedness and a ratio of earnings to fixed charges would not be meaningful. For the six months ended June 30, 1998, the Company's earnings before fixed charges were insufficient to cover its fixed charges by $3.5 million. The Company had no indebtedness at December 31, 1997.
 (8) Based on a homes passed audit conducted in 1996 which showed an increase in homes passed of approximately 27,000 homes, the homes passed may be understated in 1993, 1994 and 1995 and basic penetration may be overstated for such periods.
 (9) Reflects revenues for the applicable period divided by the average number of basic subscribers for the applicable period divided by the number of months in the applicable period.

(10) Reflects EBITDA for the applicable period divided by the average number of basic subscribers for the applicable period. For purposes of this calculation, EBITDA was annualized for all periods presented that are less than one year.

(11) Reflects system cash flow for the applicable period divided by the average number of basic subscribers for the applicable period. For purposes of this calculation, cash flow was annualized for all periods presented that are less than one year.

(12) Reflects capital expenditures for the applicable period divided by the average number of basic subscribers for the applicable period. For purposes of this calculation, capital expenditures were annualized for all periods presented that are less than one year.

                           PRO FORMA FINANCIAL DATA

  Holdings and Renaissance Media were formed in November 1997. The Obligors and the Guarantor were formed in 1998. The following unaudited Pro Forma Combined (for the year ended December 31, 1997) and Consolidated (as of and for the six months ended June 30, 1998) Financial Statements have been prepared to give effect to the formation of the Obligors and the Guarantor and to the Transactions, including the Offering.

  The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. Pro forma adjustments are applied to the historical financial statements of the Systems to account for the Acquisition under the purchase method of accounting. Under purchase accounting, the total purchase price for the Acquisition will be allocated to the Systems' assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the Acquisition based on appraisals and other studies which are not yet completed. Accordingly, the final allocations may be different from the amounts reflected herein.

  The unaudited pro forma combined statement of operations for the year ended December 31, 1997 and the unaudited pro forma consolidated statement of operations for the six months ended June 30, 1998, respectively, gives effect to the Transactions as if they had occurred as of January 1, 1997. The pro forma financial statements are provided for informational purposes only and do not purport to be indicative of the results which would have actually been obtained had the Transactions been completed on the dates indicated or which may be expected to occur in the future. The pro forma financial statements should be read in conjunction with "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes thereto included elsewhere in this Prospectus.

                          RENAISSANCE MEDIA GROUP LLC

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                             HOLDINGS
                                                AND
                                            RENAISSANCE
                                  SYSTEMS      MEDIA
                                 HISTORICAL HISTORICAL  ADJUSTMENTS    PRO FORMA
                                 ---------- ----------- -----------    ---------
Revenues........................  $50,987     $    65    $    (65)(1)  $ 50,987
Costs and expenses:
  System operating expenses.....   23,142          25         990 (2)    24,157
  Non-System operating
   expenses.....................    2,782         --          --          2,782
  Depreciation, amortization and
   loss (gain) on disposal of
   fixed assets.................   19,317         --        1,031 (3)    26,683
                                                            6,335 (4)
                                  -------     -------    --------      --------
    Total costs and expenses....   45,241          25       8,356        53,622
                                  -------     -------    --------      --------
Operating income (loss).........    5,746          40      (8,421)       (2,635)
Interest expense, net...........      --            4      19,178 (5)    19,117
                                                              (65)(1)
                                  -------     -------    --------      --------
Income (loss) before income
 taxes..........................    5,746          36     (27,534)      (21,752)
Income tax expense..............    2,262         --       (2,262)(6)       --
                                  -------     -------    --------      --------
    Net income (loss)...........  $ 3,484     $    36    $(25,272)     $(21,752)
                                  =======     =======    ========      ========


     See accompanying notes to pro forma combined statement of operations.

                          RENAISSANCE MEDIA GROUP LLC

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                (IN THOUSANDS)

  The unaudited pro forma combined statement of operations gives effect to the following pro forma adjustments:

  (1) Reflects the reclassification of Renaissance Media's interest income from revenues to interest expense, net.

  (2) Reflects the estimated additional programming expenses, which would have been incurred if the Systems had been operating under the program management agreement with Time Warner.

  (3) Represents the amortization of debt issuance costs and organization costs over periods ranging from five to ten years.

  (4) Represents the depreciation and amortization of the write up (down) of property, plant and equipment, franchise assets and goodwill arising from the allocation of the purchase price to the Systems' assets under the purchase method of accounting. Pro forma depreciation amounts have been computed based on an estimate of the composite useful life of such assets (approximately 7 years), giving consideration to the planned upgrades of the cable infrastructure, which has resulted in a shorter composite useful life of such assets compared to Time Warner (approximately 11 years). Pro forma amortization amounts have been computed based on an estimate of the useful lives of franchise assets and goodwill (approximately 15 years and 25 years, respectively) using Renaissance Media's accounting policy estimates, which differ from the estimated useful lives of franchise assets and goodwill previously used by Time Warner (over periods up to 20 years and over periods up to 40 years, respectively). The net adjustment was computed as follows:

       Pro forma depreciation of property, plant and equipment....... $  9,514
       Pro forma amortization of franchise assets and goodwill.......   16,138
       Elimination of historical depreciation and amortization.......  (19,317)
                                                                      --------
       Pro forma increase in depreciation and amortization........... $  6,335
                                                                      ========

  (5) Reflects the following interest expense that would have been incurred based on the Acquisition financing:

       Interest on the Term Loans at an assumed weighted average
        interest
        rate of 8.11% (including commitment fees of $200)............ $  8,877
       Interest on the Notes.........................................   10,250
       Amortization of interest rate cap agreement...................       51
                                                                      --------
                                                                      $ 19,178
                                                                      ========

    For each .25% change in the assumed interest rate on the Term Loans, pro forma interest expense would change by approximately $275.

  (6) Represents elimination of income tax expense because the Company will be treated as a partnership for federal income tax purposes.

                          RENAISSANCE MEDIA GROUP LLC

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)

                                            RENAISSANCE MEDIA
                         SYSTEMS HISTORICAL     GROUP LLC                    PRO FORMA
                           FOR THE PERIOD    HISTORICAL FOR                 FOR THE SIX
                          JANUARY 1, 1998    THE SIX MONTHS                 MONTHS ENDED
                              THROUGH        ENDED JUNE 30,                   JUNE 30,
                           APRIL 8, 1998          1998        ADJUSTMENTS       1998
                         ------------------ ----------------- -----------   ------------
Revenues................      $15,221            $12,921        $             $28,142
Costs and expenses:
  System operating
   expenses.............        6,952              5,996            270 (1)    13,218
  Non-System operating
   expenses.............          785                662            --          1,447
  Depreciation,
   amortization and loss
   (gain) on disposal of
   fixed assets.........        4,935              5,457            280 (2)    13,342
                                                                  2,670 (3)
                              -------            -------        -------       -------
    Total costs and
     expenses...........       12,672             12,115          3,220        28,007
                              -------            -------        -------       -------
Operating income........        2,549                806         (3,220)          135
Interest expense, net...          --               4,329          5,217 (4)     9,546
                              -------            -------        -------       -------
Income (loss) before
 income taxes...........        2,549             (3,523)        (8,437)       (9,411)
Income tax expense......        1,191                 75         (1,191)(5)        75
                              -------            -------        -------       -------
    Net income (loss)...      $ 1,358            $(3,598)       $(7,246)      $(9,486)
                              =======            =======        =======       =======


          See accompanying notes to pro forma statement of operations.

                          RENAISSANCE MEDIA GROUP LLC

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                (IN THOUSANDS)

  The unaudited pro forma consolidated statement of operations gives effect to the following pro forma adjustments:

  (1) Reflects the estimated additional programming expenses, which would have been incurred if the Systems had been operating under the program management agreement with Time Warner.

  (2) Represents the amortization of debt issuance costs and organization costs over periods ranging from five to ten years.

  (3) Represents the depreciation and amortization of the write up (down) of property, plant and equipment, franchise assets and goodwill arising from the allocation of the purchase price to the Systems' assets under the purchase method of accounting. Pro forma depreciation amounts have been computed based on an estimate of the composite useful life of such assets (approximately 7 years), giving consideration to the planned upgrades of the cable infrastructure, which has resulted in a shorter composite useful life of such assets compared to Time Warner (approximately 11 years). Pro forma amortization amounts have been computed based on an estimate of the useful lives of franchise assets and goodwill (approximately 15 years and 25 years, respectively) using Renaissance Media's accounting policy estimates, which differ from the estimated useful lives of franchise assets and goodwill previously used by Time Warner (over periods up to 20 years and over periods up to 40 years, respectively). The net adjustment was computed as follows:

       Pro forma depreciation of property, plant and equipment........ $ 3,211
       Pro forma amortization of franchise assets and goodwill........   4,393
       Elimination of historical depreciation and amortization........  (4,934)
                                                                       -------
       Pro forma increase in depreciation and amortization............ $ 2,670
                                                                       =======

  (4) Reflects the following interest expense that would have been incurred based on the Acquisition financing:

       Interest on the Term Loans at an assumed weighted average
        interest
        rate of 8.11% (including commitment fees of $54).............. $ 2,481
       Interest on the Notes..........................................   2,722
       Amortization of interest rate cap agreement....................      14
                                                                       -------
                                                                       $ 5,217
                                                                       =======

    For each .25% change in the assumed interest rate on the Term Loans, pro forma interest expense would change by approximately $138.

  (5) Represents elimination of income tax expense.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

  Holdings was formed on November 5, 1997 and entered into the Asset Purchase Agreement dated November 14, 1997 with Time Warner to acquire the Systems. The Acquisition was consummated on April 9, 1998. Holdings was initially capitalized with a $15.0 million capital contribution from MSCPIII, MSCP Investors and MSCI and received a $1.0 million advance capital contribution from the Management Investors. The $16.0 million in funds received by Holdings was utilized to fund the escrow deposit of $15.0 million required under the Asset Purchase Agreement and to provide working capital. For the period from inception through March 31, 1998, Holdings has earned interest income on the escrow deposit and the working capital fund and has incurred costs, primarily related to the Acquisition. Prior to the consummation of the Acquisition, Holdings assigned all of its interest in the Asset Purchase Agreement to Renaissance Media, and all assets and liabilities of Holdings became assets and liabilities of Renaissance Media. The Systems are clustered in southern Louisiana, western Mississippi and western Tennessee and, as of June 30, 1998, passed 180,561 homes, served 126,985 basic subscribers and had 60,189 premium service units. The Company is the 4th largest cable television system operator in Louisiana and the 5th largest cable television system operator in Tennessee based upon the Systems' numbers of subscribers at June 30, 1998.

  The Systems were owned and operated by CVI or related entities prior to the acquisition of CVI by Time Warner on January 4, 1996 and were owned and operated by Time Warner since that date until April 9, 1998. As a result, the assets of the Systems have been reflected utilizing Time Warner's basis from January 4, 1996 to April 9, 1998 and at CVI's basis prior to January 4, 1996.

  The Company intends to increase its subscriber base and operating cash flow by pursuing cable television system acquisitions, improving and upgrading its technical plant and expanding its service offerings. The Company will pursue selective acquisitions in markets which are contiguous to the Systems and in non-contiguous mid-sized markets serving more than 30,000 subscribers where local or regional clusters can be formed. The Company believes that by clustering systems it will be able to realize economies of scale, such as reduced payroll, reduced billing and technical costs per subscriber, reduced advertising sales costs, increased local advertising sales, more efficient roll-out and utilization of new technologies and consolidation of its customer service functions. The Company plans to improve and upgrade its technical plant, which should allow it to provide a wide array of new services and service tiers, as well as integrate new interactive features into advanced analog and digital set-top consumer equipment. The Company also plans to develop and provide new cable and broadband services and develop ancillary businesses including digital video and high speed Internet access services.

  Industry analysts generally consider EBITDA to be an important measure of comparative operating performance in the cable television industry, and when used in comparison to debt levels or the coverage of interest expense, as a measure of liquidity. However, EBITDA should be considered in addition to, not as a substitute for, operating income, net income, cash flow and other measures of financial performance and liquidity reported in accordance with generally accepted accounting principles. EBITDA as defined herein may not be comparable to similarly titled measures reported by other companies. An analysis of changes in EBITDA are set forth below under "--Liquidity and Capital Resources."

  Revenues. The Systems' revenues are primarily attributable to subscription fees charged to subscribers for basic and premium cable television programming services. Basic revenue consists of monthly subscription fees for basic and CPST services. Multiple dwelling unit accounts typically are offered a bulk rate in exchange for single point billing and basic service to all units. Premium revenue consists of monthly subscription fees for programming provided on a per-channel basis. In addition, other revenue is derived from new product tiers, pay-per-view fees, installation and reconnection fees charged to subscribers to receive service, monthly equipment rental fees, advertising revenue and commissions related to the sale of goods by home shopping services and in-home wiring maintenance contracts. The table below sets forth for the periods indicated basic, premium and other revenues expressed as a percentage of total revenues:

                                                             RENAISSANCE MEDIA
                                   SYSTEMS                       GROUP LLC
                     -------------------------------------- -------------------
                     YEAR ENDED DECEMBER 31,    JANUARY 1 -
                     -------------------------   APRIL 8,       SIX MONTHS
                      1995     1996     1997       1998     ENDED JUNE 30, 1998
                     -------  -------  -------  ----------- -------------------
  Basic.............    65.9%    68.4%    70.6%     71.6%           72.2%
  Premium...........    14.7     13.4     12.8      11.6            11.5
  Other.............    19.4     18.2     16.6      16.8            16.3
                     -------  -------  -------     -----           -----
  Revenues..........   100.0%   100.0%   100.0%    100.0%          100.0%
                     =======  =======  =======     =====           =====

  Basic revenue has been increasing as a percentage of total revenues since 1995 due primarily to increases in subscription rates offset by a change in the treatment of the portion of franchise fees that are passed through directly to subscribers on their monthly billing invoices ("subscriber franchise fees"). Prior to 1997, subscriber franchise fees were not itemized on subscribers' monthly billing invoices, but were included in the total monthly service charge paid by subscribers. As a result, when the Systems recorded monthly revenue it included subscriber franchise fees. Franchise fee expense, prior to 1997, included non-subscriber franchise fees paid directly by the Systems and subscriber franchise fees that were paid by and collected from subscribers. Beginning in 1997, the Systems began itemizing subscriber franchise fees on customers' billing invoices. As such, the Systems ceased recording subscriber franchise fees to revenue and began recording subscriber franchise fees to an accrual account. As a result of such change, franchise fee expense only reflects the franchise fees paid directly by the Systems. The effect of this change in the treatment of subscriber franchise fees was a reduction of revenue in direct proportion to the reduction of franchise fee expense, resulting in no impact to net income on a comparative basis. Premium revenues have been decreasing as a percentage of total revenues due to marginal growth in this revenue category. Other revenue has been decreasing as a percentage of total revenues due primarily to the elimination in 1996 and 1995 of additional outlet charges, offset in part, by increases in other revenue items.

  System Operating Expenses. System operating expenses are comprised of variable operating expenses and selling, service and administrative expenses directly attributable to the Systems. Variable operating expenses consist of costs directly attributable to providing cable services to customers and therefore generally vary directly with revenues. Variable operating expenses include programming fees paid to suppliers of programming included in the Systems' basic and premium cable television services, as well as expenses related to copyright fees, franchise fees and bad debt expenses. Programming costs have historically increased at rates in excess of inflation due, in part, to improvements in the quality of programming. Cable programming costs are expected to continue to increase due to additional programming being provided to customers, inflationary increases and other factors. Programming costs as a percentage of revenue increased to 20.5% in 1997 from 20.1% in 1996 and to 20.8% for the period January 1, 1998 to April 8, 1998. For the period from April 9, 1998 to June 30, 1998, the Company's programming costs as a percentage of revenue were 23.3%. The increase is due to the loss of certain programming discounts that were realized as a result of being part of a large MSO. See "Pro Forma Financial Data." Selling, service and administrative expenses directly attributable to the Systems include the salaries and wages of field and office personnel, plant operating expenses, office and administrative expenses and sales costs.

  Non-System Operating Expenses. Non-system operating expenses consist primarily of corporate related expenses, which are not directly attributable to the Systems. These expenses include personnel costs, rent, legal, audit, tax and other corporate overhead costs.

  Depreciation, Amortization and Loss (Gain) on Disposal of Fixed
Assets. Depreciation, amortization and loss (gain) on disposal of fixed assets include depreciation of the Systems' network and equipment, amortization of goodwill and intangibles assets and losses or gains recognized on the disposal of assets. Management expects depreciation, amortization and loss (gain) on disposal of fixed assets to increase as a result of the purchase accounting adjustments arising in connection with the Acquisition. See "Pro Forma Financial Data."

  The table below sets forth for the periods indicated certain data regarding expenses expressed as a percentage of total revenues:

                                                                    RENAISSANCE
                                                                       MEDIA
                                           SYSTEMS                   GROUP LLC
                             -------------------------------------- -----------
                                                                    SIX MONTHS
                             YEAR ENDED DECEMBER 31,    JANUARY 1 -    ENDED
                             -------------------------   APRIL 8,      JUNE
                              1995     1996     1997       1998      30, 1998
                             -------  -------  -------  ----------- -----------
Revenues....................   100.0%   100.0%   100.0%    100.0%      100.0%
  System operating
   expenses.................    47.7     47.8     45.4      45.8        46.4
  Non-system operating
   expenses.................     5.1      5.8      5.5       5.0         5.1
  Depreciation, amortization
   and loss (gain) on
   disposal of fixed
   assets...................    40.4     38.3     37.9      32.4        42.2
   Operating income.........     6.8      8.1     11.2      16.8         6.3
  Interest expense..........    27.3      --       --        --         33.5
  Income tax (benefit)
   expense..................    (8.2)     3.2      4.4       7.8          .6
  Net (loss) income.........   (12.3)     4.9      6.8       9.0       (27.8)

  The Systems have not had any material acquisitions during these periods and thus the growth since 1995 represents internal growth resulting from subscriber additions, rate increases and additional services purchased by subscribers and advertisers.

RESULTS OF OPERATIONS

  YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

  The Systems served 126,558 basic subscribers at December 31, 1997 compared with 123,203 basic subscribers at December 31, 1996, an increase of 3,355 subscribers or 2.7%. Homes passed increased to 178,449 at December 31, 1997 from 175,522 at December 31, 1996, an increase of 2,927 homes or 1.7%. Premium service units increased to 64,963 at December 31, 1997 from 64,716 at December 31, 1996.

  Revenues. Revenues increased $3.7 million, or 7.7%, to $51.0 million in 1997 from $47.3 million in 1996. Adjusting for the change in the method of recording franchise fees, as described above, revenues increased $5.2 million or 11.1%.

  The increase in revenues in 1997 resulted primarily from increases in basic revenue and other revenue. Basic revenue increased due to an increase in the weighted average monthly subscription rate for basic service to $7.69 in 1997 from $6.38 in 1996 and an increase in the weighted average monthly subscription rate for CPST to $17.33 in 1997 from $16.19 in 1996. In addition, basic revenue increased due to the increase in subscribers in 1997. Other revenue components including home shopping, pay-per-view and advertising revenue increased, while additional outlet revenue decreased.

  System Operating Expenses. System operating expenses increased $.5 million, or 2.3%, to $23.1 million in 1997 from $22.6 million in 1996. Adjusting for the change in the method of recording franchise fees, system operating expenses increased $2.0 million or 8.8%. The increase in system operating expenses in 1997 resulted primarily from increases in salaries and programming costs.

  Non-System Operating Expenses. Non-system operating expenses increased $.1 million, or 1.8%, to $2.8 million in 1997 from $2.7 million in 1996.

  Depreciation, Amortization and Loss (Gain) on Disposal of Fixed
Assets. Depreciation, amortization and loss (gain) on disposal of fixed assets increased $1.2 million, or 6.6%, to $19.3 million in 1997 from $18.1 million in 1996. This increase resulted primarily from $.6 million of losses on miscellaneous asset disposals during the year.

  Operating Income. Operating income increased $1.9 million, or 49.2%, to $5.7 million in 1997 from $3.9 million in 1996.

  Income Tax (Benefit) Expense. Income tax (benefit) expense increased $.8 million, or 50.6%, to $2.3 million in 1997 from $1.5 million in 1996. This increase is due to the increase in operating income in 1997.

  Net (Loss) Income. For the reasons discussed above, net (loss) income increased $1.1 million, or 48.3%, to $3.5 million in 1997 from $2.4 million in 1996.

  YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

  The Systems served 123,203 basic subscribers at December 31, 1996 compared with 120,340 basic subscribers at December 31, 1995, an increase of 2,863 basic subscribers or 2.4%. Homes passed increased to 175,522 homes at December 31, 1996 compared to 145,148 at December 31, 1995. This increase resulted primarily from a homes passed audit of the Systems during 1996, which added approximately 27,000 homes to the Systems' database, and estimated real growth in the number of homes passed by the Systems of approximately 1.7%. Premium service units increased 4,254, or 7.0%, to 64,716 at December 31, 1996 from 60,462 at December 31, 1995.

  Revenues. Revenues increased $3.8 million, or 8.7%, to $47.3 million in 1996 from $43.5 million in 1995. Basic revenue increased due to increases in the weighted average monthly subscription rate for CPST to $16.19 in 1996 from $13.09 in 1995, offset in part by a decrease in the weighted average monthly subscription rate for basic service to $6.38 in 1996 from $6.75 in 1995. In addition, basic revenue increased due to the increase in the number of basic subscribers in 1996. Premium and other revenue remained the same due to a reduction in advertising and additional outlet revenue, offset by increases in pay-per-view revenue and other revenue.

  System Operating Expenses. System operating expenses increased $1.8 million, or 8.8%, to $22.6 million in 1996 from $20.8 million in 1995. The 1996 expenses reflect increased payroll expenses, pay-per-view expenses, marketing and other miscellaneous costs, offset in part by reductions in programming costs resulting from the lower rates incurred by Time Warner.

  Non-System Operating Expenses. Non-system operating expenses increased $.5 million, or 24.2%, to $2.7 million in 1996 from $2.2 million in 1995 due to the different amounts of corporate overhead and regional expenses incurred by Time Warner in 1996 and CVI in 1995.

  Depreciation, Amortization and Loss (Gain) on Disposal of Fixed
Assets. Depreciation, amortization and loss (gain) on disposal of fixed assets increased $.5 million, or 2.9%, to $18.1 million in 1996 from $17.6 million in 1995. This net increase resulted primarily from the net write-up of assets in 1996 under the purchase method of accounting following the acquisition of the Systems when Time Warner acquired CVI.

  Operating Income. Operating income increased $.9 million, or 30.5%, to $3.9 million in 1996 from $3.0 million in 1995.

  Interest Expense. Interest expense was $11.9 million in 1995 which related to debt recorded at the System level by CVI. The Systems recorded no interest expense in 1996 because Time Warner met the Systems' financing needs through non-interest bearing capital advances.

  Income Taxes (Benefit) Expense. Income tax (benefit) expense increased $5.1 million to an expense of $1.5 million in 1996 from a benefit of $3.6 million in 1995. The increase in income tax (benefit) expense resulted from the increase in operating income in 1996.

  Net (Loss) Income. For the reasons discussed above, net (loss) income increased $7.7 million to net income of $2.4 million in 1996 from a net loss of $5.4 million in 1995.

SIX MONTHS ENDED JUNE 30, 1998

  The Company's Systems passed 180,561 homes, had 126,985 basic subscribers and had 60,189 premium service units at June 30, 1998.

  Revenues. The Company had revenue of $12.9 million for the six months ended June 30, 1998. This revenue represents the revenue of the Systems for the period from April 9, 1998 to June 30, 1998. Revenue per basic subscriber per month was $37.29.

  System Operating Expenses. System operating expenses were $6.0 million for the six months ended June 30, 1998. These expenses represent the costs incurred at the Systems' locations for the period from April 9, 1998 to June 30, 1998 and include among other costs, programming costs, employee costs, repairs and maintenance costs, insurance costs and marketing costs.

  Non-System Operating Expenses. Non-system operating expenses were $.7 million for the six months ended June 30, 1998. These costs represent corporate overhead costs and include approximately $.2 million of corporate overhead incurred prior to the consummation of the Acquisition of the Systems on April 9, 1998.

  Depreciation, Amortization and Loss (Gain) on Disposal of Fixed
Assets. Depreciation, amortization and loss (gain) on disposal of fixed assets consists of depreciation and amortization primarily for the period from April 9, 1998 to June 30, 1998 as the Company had no material assets subject to depreciation or amortization prior to April 9, 1998.

  Interest Expense. Interest expense was $4.3 million for the six months ended June 30, 1998. This amount represents interest on the Notes and the Senior Credit Facility for the period April 9, 1998 to June 30, 1998 and amortization of the Company's interest rate cap agreement for the six month period ended June 30, 1998.

  Income Tax Expense. Renaissance Louisiana and Renaissance Tennessee have elected to be treated as corporations for United States federal income tax purposes. The provisions for income tax expense for the six months ended June 30, 1998 represent Tennessee franchise tax expense. No income tax benefit for the loss incurred through June 30, 1998 has been recorded due to the uncertainty of the realization of such loss during the related carry forward period.

  Net Loss. Net loss for the six months ended June 30, 1998 was $3.6 million, of which approximately $3.4 million was incurred during the period April 9, 1998 through June 30, 1998.

SIX MONTHS ENDED JUNE 30, 1998 (PRO FORMA) COMPARED WITH SIX MONTHS ENDED JUNE 30, 1997 (PRO FORMA)

  The following discussion gives pro forma effect to the Transactions as if they had occurred as of January 1, 1998 and 1997, and is provided for informational purposes. It does not purport to be indicative of the results which would have actually been obtained had the Transactions been completed on the dates indicated or which may be expected to occur in the future.

  The Systems served 126,985 basic subscribers at June 30, 1998 compared with 124,880 basic subscribers at June 30, 1997, an increase of 2,105 subscribers or 1.7%. Homes passed increased to 180,561 at June 30, 1998 from 176,985 at June 30, 1997, an increase of 3,576 homes passed or 2.0%. Premium service units decreased to 60,189 at June 30, 1998 from 64,800 at June 30, 1997.

  Revenues. Revenues increased $2.9 million, or 11.8%, to $28.1 million for the six months ended June 30, 1998 from $25.2 million for the six months ended June 30, 1997. There were no pro forma adjustments to revenues.

  The increase in revenues for the six months ended June 30, 1998 resulted primarily from increases in basic revenue and other revenue. Basic revenue increased due to an increase in the weighted average monthly subscription rate for basic service to $7.88 in 1998 from $7.69 in 1997 and an increase in the weighted average monthly subscription rate from CPST to $20.28 in 1998 from $17.33 in 1997. In addition, basic revenue increased due to the increase in subscribers in the six months ended June 30, 1998. Other revenue components including home shopping, pay per view and advertising revenue increased, while additional outlet revenue decreased.

  System Operating Expenses. System operating expenses increased $1.2 million, or 10.4%, to $13.2 million for the six months ended June 30, 1998 from $12.0 million for the six months ended June 30, 1997. The increase in system operating expenses for the six months ended June 30, 1998 resulted primarily from increases in programming costs due to annual price increases and the addition of new programming services and increases in other overhead costs such as electricity, pole rents and property taxes.

  Operating Income. Operating income increased $1.7 million to $.1 million for the six months ended June 30, 1998 from an operating loss of $1.6 million for the six months ended June 30, 1997. The increase in operating income resulted from the increase in revenue of $2.9 million offset in part by the increase in operating expenses of $1.2 million for the six month period ended June 30, 1998.

  Net Loss. For the reasons discussed above, net loss decreased $1.7 million, or 15.0%, to $9.5 million for the six months ended June 30, 1998 from $11.2 million for the six months ended June 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES

  From January 4, 1996 until April 9, 1998, the Systems were owned by Time Warner and their liquidity and capital resources needs were evaluated and met based upon funding from Time Warner. The Systems' cash balances were generally minimized with excess cash balances transferred to corporate cash management accounts.

  The cable television business requires substantial capital for the upgrading, expansion and maintenance of signal distribution equipment, as well for home subscriber devices and wiring and for service vehicles. The Company will continue to deploy fiber optic technology and to upgrade the Systems to a minimum of 550 MHz and to 750 MHz where system characteristics warrant. The deployment of fiber optic technology will allow the Company to complete future upgrades to the Systems in a cost-effective manner. In addition, the Company believes that the application of digital compression technology will likely reduce the requirement in the future for upgrades to increase capacity beyond 750 MHz.

  The working capital requirements of a cable television business are generally not significant since subscribers are billed for services monthly in advance, while the majority of expenses incurred (except for payroll) are paid generally 30 to 60 days after their incurrence.

  The Systems' net cash provided by operations was $23.6 million in 1997 compared to $23.1 million in 1996 and $7.5 million in 1995. The System's net cash provided by operations was $6.0 million and $4.8 million for the three months ended March 31, 1998 and 1997, respectively. The Systems' net cash used in investing activities was $6.4 million, $8.2 million and $7.4 million in 1997, 1996 and 1995, respectively, and in 1996 Time Warner allocated $249.5 million of the purchase price paid (net of cash acquired) for CVI to the Systems. The System's net cash used in investing activities was $.5 million and $1.6 million for the three months ended March 31, 1998 and 1997, respectively. The Systems' net cash used in financing activities which related to distributions of excess cash to their parent companies, amounted to $16.4 million, $14.9 million and none, in 1997, 1996 and 1995, respectively, and in 1996 Time Warner allocated $250.0 million of the purchase price paid for CVI to the Systems. The System's net cash used in financing activities was $7.8 million for the period January 1, 1998 to April 8, 1998. The Systems' EBITDA increased to $25.1 million in 1997 from $22.0 million in 1996 and $20.6 million in 1995. EBITDA as a percentage of revenue increased to 49.2% in 1997 from 46.4% in 1996, primarily resulting from a change in the method of recording franchise fees, and 47.2% in 1995. Had the method of recording franchise fees been changed in 1995 and 1996, the effect of this change would have resulted in EBITDA margins of 48.0% and 48.9% for 1996 and 1995, respectively. The System's EBITDA was $7.5 million and $6.0 million for the period January 1, 1998 to April 8, 1998. As a percentage of revenue, EBITDA was 49.2% for the period January 1, 1998 to April 8, 1998.

  Simultaneously with the Offering of the Old Notes: (i) the Company received equity contributions of $95.1 million from the Morgan Stanley Entities and $3.9 million from the Management Investors; (ii) Renaissance Media, as borrower, and Renaissance Louisiana, Renaissance Tennessee and Renaissance Capital, as guarantors, entered into the Senior Credit Facility, consisting of $110.0 million in Term Loans and the $40.0 million Revolver; and (iii) Renaissance Media acquired the Systems from Time Warner for $300.0 million in cash and the issuance to Time Warner of a $9.5 million equity interest in Holdings.

  The Company used the net proceeds from the Offering, together with the Equity Contributions and borrowings under the Term Loans, to consummate the Acquisition. The Company has approximately $204.8 million of indebtedness outstanding and unused commitments under the Revolver of $40.0 million. Subject to compliance with the terms of the Senior Credit Facility, borrowings under the Revolver will be available for working capital purposes, capital expenditures and acquisitions.

  The Company expects to make substantial investments in capital to: (i) upgrade its cable plant; (ii) build line extensions; (iii) purchase new equipment; and (iv) acquire the equipment necessary to implement its digital and Internet and data transmission strategy. In 1998, the Company estimates it will make capital expenditures of approximately $9.8 million. The Company believes that the borrowings expected to be available under the Revolver and anticipated cash flow from operations will be sufficient to upgrade the Systems as currently contemplated and to satisfy the Company's working capital, capital expenditure and debt service requirements. However, the actual amount and timing of the Company's capital requirements may differ materially from the Company's estimates as a result of, among other things, the demand for the Company's services and regulatory, technological and competitive developments (including additional market developments and new opportunities) in the Company's industry. The Company also expects that it will require additional financing if the Company's development plans or projections change or prove to be inaccurate or the Company engages in any acquisitions. Sources of additional financing may include commercial bank borrowings, vendor financing or the private or public sale of equity or debt securities. There can be no assurances that such financing will be available on terms acceptable to the Company or at all.

  Borrowings under the Senior Credit Facility bear interest at floating rates, although the Company is required to maintain interest rate protection programs. Renaissance Media's obligations under the Senior Credit Facility is secured by substantially all the assets of Renaissance Media. See "Description of Certain Indebtedness--Senior Credit Facility."

  The Company is subject to interest rate fluctuations on its Senior Credit Facility, ($102.5 million outstanding at June 30, 1998), and accordingly has entered into an interest rate cap agreement with a notional amount of $100.0 million. This agreement serves to cap the interest rates associated with the Company's variable rate debt under the Senior Credit Facility. The cap agreement protects the Company from increased interest costs if LIBOR exceeds 7.25% and expires on December 1, 1999.

  The Company assesses its interest rate protection options on an ongoing basis with a goal of having in place interest rate protection plans as it deems appropriate, based on its assessment of future interest rates balanced against the cost of such plans and the degree of interest rate fluctuation risk the Company believes is appropriate.


YEAR 2000 ISSUES

  The Company relies on computer systems, related software applications and other control devices in operating and monitoring all major aspects of its business, including, but not limited to, its financial systems (such as general ledger, accounts payable and payroll modules), subscriber billing systems, internal networks and telecommunications equipment. The Company also relies, directly and indirectly, on the external systems of various independent business enterprises, such as its suppliers and financial organizations, for the accurate exchange of date and related information.

  The Company continues to assess the likely impact of Year 2000 issues on its business operations, including its material information technology ("IT") and non-IT applications. These material applications include all billing and subscriber information systems, general ledgers, phone switches and certain headend applications, all of which are third party supported. The Company has received written assurances from the providers of all third party-supported applications to the effect that such applications are either Year 2000 compliant or subject to plans to become Year 2000 compliant. The Company is currently quantifying its non-IT applications which may be affected by Year 2000 issues and have an effect on its operations.

  The Company continues to monitor Year 2000 issues and expect to have all systems identified by the end of 1998 and compliance determinations completed by the end of the first calendar quarter of 1999. Based on the results of its compliance determinations, appropriate contingency plans will be finalized to the extent possible.

  The Company has not incurred any material Year 2000 costs to date, and excluding the need for contingency plans, does not expect to incur any material Year 2000 costs in the future because most of the applications it uses are maintained by third parties who have borne such Year 2000 compliance costs.

  The Company cannot be certain that it or third parties supporting its systems have resolved or will resolve all Year 2000 issues in a timely manner. Failure by the Company or any such third party to successfully address the relevant Year 2000 issues could result in disruptions of the Company's business and the incurrence of significant expenses by the Company. Additionally, the Company could be affected by any disruption to third parties with which the Company does business if such third parties have not successfully addressed their Year 2000 issues.

IMPACT OF INFLATION

  With the exception of programming costs, the Company does not believe that inflation has had or will likely have a significant effect on its results of operations or capital expenditure programs. Programming cost increases in the past have tended to exceed inflation and may continue to do so in the future. The Company, in accordance with FCC regulations, may pass along programming cost increases to its subscribers.

NEW ACCOUNTING STANDARDS

  During fiscal 1997 and 1998, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income" ("FAS 130"), Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), Statement No. 132, "Employers' Disclosures about Pension and Other Postretirement Benefits" ("FAS 132"), and Statement No. 133, "Accounting for Derivative
Instruments and Hedging Activities" ("FAS 133"). FAS 130 establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of financial statements. The Company expects to adopt FAS 130 as of the second quarter of 1998. FAS 131 requires disclosure of financial and descriptive information about an entity's reportable operating segments under the "management approach" as defined in such Statement. The Company will adopt FAS 131 as of December 31, 1998. FAS 132 standardizes the disclosure requirements for pensions and other postretirement benefits. The Company expects to adopt FAS 132 as of the second quarter of 1998. FAS 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company will adopt FAS 133 as of January 1, 2000. The impact of the adoption of these standards on the Company's financial statements is not expected to be material.

                                   BUSINESS

GENERAL

  The Company was formed to acquire, operate and develop medium-sized cable television systems. The Company acquired six cable television Systems from Time Warner on April 9, 1998. The Systems are clustered in southern Louisiana and western Mississippi (the Louisiana Systems) and western Tennessee (the Tennessee System) and, as of June 30, 1998, passed approximately 180,561 homes and served approximately 126,985 subscribers. The Company is the 4th largest cable television system operator in Louisiana and the 5th largest cable television system operator in Tennessee based upon the Systems' numbers of subscribers at June 30, 1998.

  The Guarantor and the Obligors were formed in 1998 by Holdings. Holdings is owned by the Morgan Stanley Entities, Time Warner and the Management Investors, who have an average of 17 years of experience in the cable television industry. At CVI, the Management Investors were largely responsible for the management of 55 cable television systems serving 600 communities in 18 states, including operating the Louisiana Systems for seven years and the Tennessee System for nine years. In addition, the Company's regional management has significant experience in the critical functions of operations, management, sales, marketing, back office, finance and regulatory affairs.

  The Company intends to increase its subscriber base and operating cash flow by pursuing cable television system acquisitions, improving and upgrading its technical plant and expanding its service offerings. The Company will pursue selective acquisitions in markets which are contiguous to the Systems and in non-contiguous mid-sized markets serving more than 30,000 subscribers where local or regional clusters can be formed. The Company believes that by clustering systems it will be able to realize economies of scale, such as reduced payroll, reduced billing and technical costs per subscriber, reduced advertising sales costs, increased local advertising sales, more efficient roll-out and utilization of new technologies and consolidation of its customer service functions. The Company plans to improve and upgrade its technical plant, which should allow it to provide a wide array of new services and service tiers, as well as integrate new interactive features into advanced analog and digital set-top consumer equipment. The Company also plans to develop and provide new cable and broadband services and develop ancillary businesses including digital video and high speed Internet access services.

  The Guarantor's and the Obligors' principal executive offices are located at One Cablevision Center, Suite 100, Ferndale, New York 12734 and the telephone number is (914) 295-2600.

BUSINESS STRATEGY

  The Company's strategy is to increase its revenues and EBITDA by acquiring, operating and developing cable television systems and capitalizing on the expertise of management, as well as the Company's relationship with the Management Investors and Time Warner. The key components of the Company's strategy include the following:

  Pursue Strategic Acquisitions. Management believes that attractive acquisition opportunities will be available as large cable television system operators divest non-strategic assets and small operators sell their systems. The Company intends to pursue system acquisitions in markets which are contiguous to the Systems and in non-contiguous markets serving more than 30,000 subscribers where local or regional clusters can be formed. The Company believes that by clustering systems it will be able to realize economies of scale, such as reduced payroll, reduced billing and technical costs per subscriber, reduced advertising sales costs, increased local advertising sales, more efficient roll-out and utilization of new technologies and consolidation of customer service functions. The Management Investors' experience in operating cable television systems in urban, suburban and rural markets will enable the Company to pursue a wide range of potential acquisition opportunities.

  Operate Technologically Advanced Systems. The Company will seek to operate cable television systems with bandwidths of 550 MHz to 750 MHz (78 to 110 analog channels) that include the use of hybrid fiber-coaxial cable plant, bi-directional transmission capability, small-cluster nodes, advanced subscriber set-top devices and digital compression technology. The Company will continue to upgrade the Systems and will selectively upgrade systems acquired in the future depending on market conditions. Many of the upgraded systems will likely incorporate digital compression technology which would increase the number of programming channels that may be transmitted over a given amount of bandwidth, in many cases resulting in up to 10 digital channels transmitted in the space required for a single analog channel. The Company expects that such technology will also permit it to offer new services such as high speed Internet access and data transmission and additional programming tiers, as well as new interactive features being integrated into advanced analog and digital set-top consumer equipment.

  Capitalize on Relationships with Management Investors and Time Warner. The Company will benefit from the depth and breadth of the experience of the Management Investors in acquiring, operating and developing cable television systems, including the Systems, as well as the expertise of its regional marketing, sales and technical personnel. The Company believes that it will benefit from its relationship with Time Warner through access to certain of Time Warner's programming arrangements and technical and engineering expertise. In addition, the Company believes it will be able to coordinate its equipment purchasing with Time Warner.

  Focus on Operations and Service. Management believes that its focus on system operations and customer service will increase subscriber penetration, revenues and cash flow margins. The Company will implement its comprehensive training and certification program which provides specific technical training to further improve operations performance and customer service. In addition, the Company will actively monitor the performance of its systems and the quality of its customer service, using criteria such as picture quality, service call response times, average outage durations, telephone answer rates and installation response times. The Company will also use market research tools to gauge its performance and customer satisfaction and to tailor its local service offerings to the particular community.

  Develop Ancillary Businesses. The Company intends to pursue new business opportunities that complement its core video delivery systems. The Company intends to expand its advertising sales operations in each of its cable television systems and create local production businesses in markets that can support that activity. Management will also concentrate on the marketing of special events and pay-per-view movies. In the future, the Company plans to offer digital services such as near video on demand as an alternative to video rentals. In addition, the Company plans to offer high speed Internet access and data transmission via certain of its cable networks.

THE SYSTEMS

  Overview. The following table illustrates certain subscriber and operating statistics for the Systems as of June 30, 1998. The Systems are divided into two geographical regions, southern Louisiana and western Mississippi (the Louisiana Systems) and western Tennessee (the Tennessee System):

                                                                                                     AVERAGE
                                                                           PREMIUM                   MONTHLY
                                     TOTAL                                 SERVICE                   REVENUE
                            HOMES    PLANT      BASIC           BASIC       UNITS      PREMIUM      PER BASIC
         SYSTEM           PASSED (1) MILES SUBSCRIBERS (2) PENETRATION (3)   (4)   PENETRATION (5) SUBSCRIBER
         ------           ---------- ----- --------------- --------------- ------- --------------- -----------
Louisiana Systems:
 St. Tammany System.....    62,973   1,341      43,152          68.5%      24,749       57.4%
 Lafourche System.......    28,518     560      22,233          78.0%      12,258       55.1%
 St. Landry System......    26,990     529      19,319          71.6%       7,560       39.1%
 Picayune System........     7,184     224       5,565          77.5%       2,788       50.1%
 Pointe Coupee System...     6,250     162       4,471          71.5%       1,919       42.9%
                           -------   -----     -------                     ------
 Total..................   131,915   2,816      94,740          71.8%      49,274       52.0%        $38.34
                           -------   -----     -------                     ------
Tennessee System........    48,646     914      32,245          66.3%      10,915       33.9%         33.94
                           -------   -----     -------                     ------
Total Systems...........   180,561   3,730     126,985          70.3%      60,189       47.4%         37.29
                           =======   =====     =======                     ======

--------
(1) Homes passed refers to estimates of the number of dwelling units and commercial establishments in a particular community that can be connected to the distribution system without any further extension of principal transmission lines. Such estimates are based upon a variety of sources, including billing records, house counts, city directories and other local sources.
(2) The number of basic subscribers has been computed by adding the actual number of subscribers for all non-bulk accounts and the equivalent subscribers for all bulk accounts. The number of such equivalent subscribers has been calculated by dividing aggregate basic service revenue for bulk accounts by the full basic service rate for the community in which the accounts are located. Bulk accounts consist of commercial establishments and multiple dwelling units.
(3) Basic penetration represents the number of basic subscribers as a percentage of the total number of homes passed in the system.
(4) Premium service units represent the number of subscriptions to premium channels offered for a monthly fee per channel.
(5) Premium penetration represents the number of premium service units as a percentage of the total number of basic subscribers.

  The following table sets forth certain information regarding the analog channel capacities of the Systems as of December 31, 1997:

                                    330 MHZ     450 MHZ     550 MHZ
                                  40 CHANNELS 62 CHANNELS 78 CHANNELS  TOTAL
                                  ----------- ----------- ----------- -------
Number of headends...............        1           9           4         14
Subscribers as of December 31,
 1997............................    1,702      83,906      40,950    126,558
% of total subscribers...........      1.3%       66.3%       32.4%     100.0%
Miles of plant...................       60       2,226       1,444      3,730
% of total plant.................      1.6%       59.7%       38.7%     100.0%

  The Company will continue to deploy fiber optic technology and to upgrade the Systems to a minimum of 550 MHz and to 750 MHz where system characteristics warrant. The deployment of fiber optic technology will allow the Company to complete future upgrades to the Systems in a cost-effective manner. The Company also plans to use fiber optic technology to interconnect headends and to create fiber optic backbones to reduce amplifier cascades, thereby gaining operational efficiencies and improved picture quality and system reliability.

  The Company plans to upgrade the Systems according to the following table:

                                                        CURRENT  PLANNED UPGRADE
                        SYSTEM                           (MHZ)        (MHZ)
                        ------                          -------  ---------------
Jackson, TN............................................ 330/450          750
Picayune, MS...........................................     550          550
St. Tammany, LA........................................ 450/550*     550/750
Lafourche, LA.......................................... 450/550*     550/750
St. Landry, LA.........................................     450          750
Pointe Coupee, LA......................................     550          550

--------
* Some sections of these systems are currently 450 or 330 MHz and the rest were recently upgraded to 550 MHz. The Company plans to upgrade the 450 MHz and 330 MHz sections to 750 MHz.

  THE LOUISIANA SYSTEMS

  The Louisiana Systems consist of five cable television systems serving 94,740 basic subscribers as of June 30, 1998, located in southern Louisiana and western Mississippi: the St. Tammany system, the St. Landry system, the Lafourche system, the Picayune system and the Pointe Coupee system. As of June 30, 1998, approximately one-half of the Louisiana Systems' subscribers were served by the St. Tammany system. The Louisiana Systems are operated from the Regional Office located in Thibodaux, Louisiana which provides certain support services for the Systems. The Systems' regional management has 15 years average experience in the cable television industry.

  The St. Tammany System. The St. Tammany system comprises one consolidated headend, and serves the communities of Slidell, Mandeville and St. Tammany, the towns of Pearl River, Abita Springs and Madisonville and the City of Covington. St. Tammany is a suburb located approximately 40 miles northeast of New Orleans. Recognized as Louisiana's fastest growing parish since 1995.

  The Lafourche System. The Lafourche system comprises two headends, one of which is a consolidated headend, and serves the communities of Lafourche, Assumption and St. James. Lafourche is located in southeast Louisiana along the Gulf of Mexico, approximately 60 miles from New Orleans. Commercial fishing and the oil and gas extraction industries dominate the local economy in the southern portion of the system's service area, comprising a significant portion of the manufacturing work force there. In the northern portion of the system's service area, sugar is a prominent industry, as are other farming related industries.

  The St. Landry System. The St. Landry system comprises four headends and serves the communities of Jennings, Church Point, Eunice and Opelousas. Located 61 miles from Baton Rouge, St. Landry's economy is primarily focused on agriculture.

  The Picayune System. The Picayune system comprises one headend and serves the communities of Picayune and parts of Pearl County. Picayune, 25 miles northeast of Slidell and 60 miles northeast of New Orleans, is in Pearl County, Mississippi. The John C. Stennis Space Center is one of the largest employers in the Picayune area and is the main testing facility for NASA's large propulsion systems including the Space Shuttle.

  The Pointe Coupee System. The Pointe Coupee system comprises one headend and serves the community of New Roads and the Village of Morganza. Pointe Coupee is a suburb of Baton Rouge and is Louisiana's second oldest settlement. Pointe Coupee's major industry is agriculture.

  THE TENNESSEE SYSTEM

  As of June 30, 1998, the Tennessee System served 32,245 basic subscribers located in Jackson, Tennessee and surrounding counties. The Tennessee System is managed from the Regional Office located in Thibodaux, Louisiana. The Tennessee System comprises five headends and serves the communities of Jackson, Selmer, Bethel Springs, Adamsville, Camden, Alamo, Bells, Maury City, Newbern, Trimble, Obion, Troy and the counties of Madison, Crockett, McNairy, Benton, Dyer and Obion. Jackson is the medical, retail, cultural and geographic center of west Tennessee. As of June 30, 1998, approximately 22,000 basic subscribers (excluding bulk subscribers), or almost three-quarters of the Tennessee System's subscribers, were served from a single headend.

THE SOCIAL CONTRACT

  The Social Contract between Time Warner and the FCC, which became effective on January 1, 1996, resolved certain outstanding cable rate cases involving Time Warner that arose in connection with regulations promulgated by the FCC pursuant to the 1992 Cable Act. The Social Contract established parameters within which Time Warner and subsequent buyers of Time Warner's cable television systems might determine certain subscriber rates and maintain a high level of technical capacity in such systems. Among other obligations, Time Warner agreed to upgrade one-half of its systems to 550 MHz capacity and the balance to 750MHz capacity within the term of the Social Contract, of which at least 200 MHz is expected to be allocated to digital compression technology by January 1, 2001. In exchange, the Social Contract settled those certain outstanding rate cases and established a right of Time Warner to increase monthly CPST rates by an additional $1.00 per year above other permissible increases resulting from inflation and so-called "external costs" for the term of the Social Contract through the year 2000. The Social Contract provides that Time Warner may petition the FCC to modify or terminate the Social Contract based on any relevant change in applicable law, regulation or circumstance.

  In connection with the Acquisition, the Company received the FCC's consent to the assignment of the Social Contract as it applies to the Systems. By assuming Time Warner's unsatisfied obligations with respect to the Systems, the Company has gained certain rate benefits described above. The principal remaining obligations of the Social Contract as they relate to the Systems will be to upgrade the Tennessee System, the St. Landry system and approximately one-half of the St. Tammany and Lafourche systems to 750 MHz capacities. The failure to comply with the upgrade requirements will subject the Company to refund liability under the terms of the Social Contract. The Company also is required to ensure that at least 60% of new analog services in the Systems are added to the CPST, and add at least 15 new channels on average (weighted by CPST subscribers) to the CPST of the Systems. The Company believes the upgrades are prudent both due to the competitive advantages to be gained by technologically advanced facilities and from the rate increases the Company will be permitted to implement.

INDUSTRY OVERVIEW

  A cable television system receives television, radio and data signals at the system's "headend" site by means of off-air antennas, microwave relay systems and satellite earth stations. These signals are then modulated, amplified and distributed, primarily through coaxial and fiber optic distribution systems, to deliver a wide variety of channels of television programming, primarily entertainment and informational video programming, to the homes of subscribers who pay fees for this service, generally on a monthly basis. A cable television system may also produce its own television programming and other information services for distribution through the system. Cable television systems generally are constructed and operated pursuant to non-exclusive franchises or similar licenses granted by local governmental authorities for a specified period of time, generally up to ten years.

  Cable television systems offer customers various levels (or "tiers") of cable services consisting of broadcast television signals of local network affiliates, independent and educational television stations, a limited number of broadcast television signals from so-called "super stations" originating from distant cities (such as WGN), various satellite-delivered, non-broadcast channels (such as Cable News Network (CNN), MTV: Music Television (MTV), the USA Network, ESPN and Turner Network Television (TNT), programming originated locally by the cable television system (such as public, educational and governmental access programs) and informational displays featuring news, weather and public service announcements. Cable television systems also offer "premium" television services to customers on a monthly charge per-channel basis and sometimes on a pay-per-view basis. These services (such as Home Box Office ("HBO") and Showtime and selected regional sports networks) are satellite channels that consist principally of feature films, live sporting events, concerts and other special entertainment features, usually presented without commercial interruption.

  A customer generally pays an initial installation charge and fixed monthly fees for basic, tier and premium television services and for other services (such as the rental of converters and remote control devices). Such monthly service fees constitute the primary source of revenue for cable television systems. In addition to customer revenue, cable television systems also frequently offer to their customers home shopping services, which pay such systems a share of revenue from products sold in the systems' service areas. Some cable television systems also receive revenue from the sale of available spots on advertiser-supported programming.

PROGRAMMING AND SUBSCRIBER RATES

  Cable television systems offer their customers programming that includes the local network, independent and educational broadcast television stations, a limited number of broadcast television signals from distant cities, numerous satellite-delivered, non-broadcast channels and in some systems local information and public, educational and governmental access channels. Depending upon each system's channel capacity and viewer interests, the Company offers tiers of cable television programming: a basic programming tier (consisting generally of network, independent and public television signals available over-the-air), an "expanded basic" programming tier (consisting generally of satellite-delivered programming services with broad based viewership appealing to a wide variety of subscriber tastes), one or more specialty tiers (consisting of satellite-delivered programming, services tailored to particular niche subscriber groups such as the Sci-Fi Channel, Home & Garden, The Cartoon Network, American Movie Classics, ESPN2 and regional sports programming) and per channel and pay-per-view premium services purchased from content suppliers such as HBO, Cinemax and The Disney Channel.

  In connection with the Acquisition, the Company has retained Time Warner under an exclusive arrangement to manage all of the Company's programming, except local programming, at rates which the Company believes will be favorable. Time Warner has various contracts and arrangements to obtain basic, satellite and premium programming for the Systems from program suppliers, including, in limited circumstances, some broadcast stations, with compensation generally based on a fixed fee per customer or a percentage of the gross receipts for the particular service. Some program suppliers provide volume discount pricing structures and/or offer marketing support. Through Time Warner, the Company has long-term programming contracts for the supply of a substantial amount of its programming. Such contracts generally are for fixed periods of time ranging from one to five years and will be subject to negotiated renewal. Time Warner invoices the Company on a monthly basis for the programming services it provides to the Company (approximately 35 services as of the date hereof) in an amount equal to the amount such programming services charge Time Warner, plus an administrative fee. For the period through the date hereof the average monthly per subscriber programming cost payable to Time Warner was $3.85. The loss of contracts with certain programming suppliers could have a material adverse effect on the Company, its financial condition, prospects and debt service ability. In the event that the Company's arrangement with Time Warner is terminated, the Company expects it will be able to obtain other programming arrangements, although such arrangements may be at higher rates. This arrangement with Time Warner lasts only as long as Time Warner retains an equity interest in Holdings and Holdings holds all or substantially all of the Systems.

  Cable programming costs are expected to continue to increase due to additional programming being provided to customers, inflationary increases and other factors. In 1996 and 1997, programming costs as a percentage of the System's revenues were approximately 20.1% and 20.5%, respectively and 20.8% for the period January 1, 1998 to April 8, 1998. However, following the Acquisition, the Systems will lose certain programming discounts that were realized as a result of being part of a large MSO. See "Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Monthly customer rates for services offered by the Systems vary from market to market, primarily according to the amount of program offerings and costs of operations. As of January 1, 1998, the monthly basic service rates for residential customers for the Systems ranged from $5.20 to $11.00, per-channel premium service rates ranged from $7.95 to $11.95 and tier service rates ranged from $16.80 to $21.94. As of December 31, 1997, the weighted average price for the System's monthly full basic service rate was approximately $7.69. During January 1998, the Systems increased their subscription rates from $7.69 to $7.88, on a weighted average basis (excluding bulk subscribers) for basic service, and from $17.33 to $20.28, on a weighted average basis, for CPST.

CUSTOMER SERVICE AND MARKETING

  The Company emphasizes the importance of excellent customer service, which it believes is critical to the successful operation of its business. The Company intends to implement business approaches which permit it to provide high-quality locally focused service to each community served. The Company believes that a system-by-system, decentralized approach to operations is required as each area served has distinct characteristics such as demographics, economic diversity and geographic setting. The Company's local management will strive to become an integral part of the communities served. These efforts will enable the Company periodically to adjust its local service offerings to meet the needs of a particular community.

  In the communities it will serve, the Company believes that many customers prefer to personally visit the local office to pay their bills or ask questions about their service. As a result, the Company intends to maintain conveniently accessible local offices in many of its service areas. The Systems' local staff, typically native to the areas they serve, are familiar with the community's customer base. The Company believes that this combination of local offices and local staffing will allow the Company to provide a high level of customer service. Additionally, the Company believes familiarity with its communities will allow it to customize its menu of services and respective pricing to provide its customers with products that are both diverse and affordable.

  The Company will operate under a quality assurance program which stresses responsibility and reliability among employees at all levels, and treats each customer's concerns individually. To monitor the performance of its Systems and the quality of its customer service, the Company will measure eleven criteria on a weekly, and in some cases, daily basis. These criteria are: service call response times, service call-to-total customers ratio, installation response time, repeat service calls, new-customer service calls, average outage duration, picture quality, occurrence of all-telephone-trunks busy per measurement period, telephone answer rate and response time to customer correspondence. The Company will also use market research tools to gauge its performance and customer satisfaction and to tailor its local service offerings to the particular community. Management believes that its focus on system operations and customer service will increase subscriber penetration, revenues and cash flow margins.

  The Company will aggressively market and promote its cable television services with the objective of adding and retaining customers and increasing subscriber revenue. The Company will actively market its basic and premium program packages through a number of coordinated marketing techniques, including: (i) door-to-door sales and subscriber audit programs; (ii) direct mail for basic and upgrade acquisition campaigns; (iii) monthly subscriber statement inserts; (iv) local newspaper and broadcast/radio advertising where population densities are sufficient to provide a reasonable cost per sale; and
(v) cross-channel promotion of new services and pay-per-view movies and events.

FRANCHISES

  Cable television companies operate under non-exclusive franchises granted by local authorities which are subject to renewal and renegotiation from time to time. These franchises typically contain many conditions, including: (i) time limitations on commencement and completion of construction; (ii) conditions of service including customer response requests, technical standards, compliance with FCC regulations and the provision of free service to schools and certain other public institutions; and (iii) the maintenance of insurance and indemnity bonds. Certain provisions of local franchises are subject to federal regulation under the 1984 Cable Act, the 1992 Cable Act and the 1996 Telecom Act.

  As of March 31, 1998, the Systems held 46 franchises in the aggregate. These franchises, all of which are non-exclusive, generally provide for the payment of fees to the issuing authority. The Company's franchise fees typically range from 3.0% to 5.0% of "revenue" (as defined in each franchise agreement). For the past three years, franchise fee payments made by the Systems have averaged approximately 3.7% of total gross System revenue. Franchise fees are generally passed directly through to the customers on their monthly bills. General business or utility taxes may also be imposed in various jurisdictions. As amended by the 1996 Telecom Act, the 1984 Cable Act prohibits franchising authorities from imposing franchise fees in excess of 5% of gross revenue derived from the operation of a cable television system to provide cable services and also permits the cable operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances. Most of the Company's franchises can be terminated prior to their stated expirations for uncured breaches of material provisions. See "Legislation and Regulation."

  The following table sets forth for the Systems the number of franchises by year of franchise expiration and the number of basic subscribers and percentage of the Systems' basic subscribers as of December 31, 1997:

                                                                      PERCENTAGE
                                                           NUMBER OF  OF SYSTEMS'
                              NUMBER OF   PERCENTAGE OF      BASIC       BASIC
YEAR OF FRANCHISE EXPIRATION  FRANCHISES TOTAL FRANCHISES SUBSCRIBERS SUBSCRIBERS
----------------------------  ---------- ---------------- ----------- -----------
Prior to 2000...............       1            2.2%          3,803        3.0%
2000--2004..................      15           32.6%         52,745       41.7
2005--2008..................      18           39.1%         44,152       34.9
2009 and after..............      12           26.1%         25,858       20.4
                                 ---          -----         -------      -----
  Total.....................      46          100.0%        126,558      100.0%
                                 ===          =====         =======      =====

  The Company believes that the Systems have good relationships with their respective franchising authorities. However, renewals or extensions of franchises may result in more rigorous franchise requirements.

  The 1984 Cable Act provides for, among other things, procedural and substantive safeguards for cable operators and creates an orderly franchise renewal process in which renewal of franchise licenses issued by governmental authorities cannot be unreasonably withheld, or, if renewal is withheld and the franchise authority acquires ownership of the system or effects a transfer of the system to another person, such franchise authority or other person must pay the operator either: (i) the "fair market value" (without value assigned to the franchise) for the system if the franchise was granted after the effective date of the 1984 Cable Act (December 1984) or the franchise was pre-existing but the franchise agreement did not provide a buyout or (ii) the price set in franchise agreements predating the 1984 Cable Act. In addition, the 1984 Cable Act established comprehensive renewal procedures which require that an incumbent franchisee's renewal application be assessed on its own merits and not as part of a comparative process with competing applications. See "Legislation and Regulation."

  The 1984 Cable Act also establishes buyout rates in the event the franchise is terminated "for cause" and the franchise authority desires to acquire the system. For franchises which post-date the existence of the 1984 Cable Act or pre-date the 1984 Cable Act but do not specify buyout terms, the franchise authority must pay the operator an "equitable" price. To date, none of the System's franchises has been terminated.

  The 1992 Cable Act prohibits the award of exclusive franchises, prohibits franchising authorities from unreasonably refusing to award additional franchises and permits them to operate cable systems themselves without franchises. The 1996 Telecom Act provides that no state or local laws or regulations may prohibit or have the effect of prohibiting any entity from providing any interstate or intrastate telecommunications service. State and local authorities retain authority to manage the public rights of way and "competitively neutral" requirements concerning right of way fees, universal service, public safety and welfare, service quality and consumer protection are permitted with respect to telecommunications services. See "Risk Factors-- Non-Exclusive Franchises; Non-Renewal or Termination of Franchises" and "Legislation and Regulation."

COMPETITION

  Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders. The extent to which a cable communications system is competitive depends, in part, upon the cable system's ability to provide, at a reasonable price to customers, a greater variety of programming and other communications services than those which are available off-air or through other alternative delivery sources and upon superior technical performance and customer service.

  Cable television systems generally operate pursuant to franchises granted on a nonexclusive basis. The 1992 Cable Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable television systems. See "Legislation and Regulation." It is possible that a franchising authority might grant a franchise to another company containing terms and conditions more favorable than those afforded the Company. Well-financed businesses from outside the cable industry (such as the public utilities that own the poles to which cable is attached) may become competitors for franchises or providers of competing services. See "Legislation and Regulation." Currently, the Systems' principal competitors for receiving and distributing television signals in the areas they serve are off-air television broadcast programming, home satellite dish earth stations ("HSDS") and DBS, although other cable television systems operate in other non-overlapping areas of the Company's franchise areas. See "Risk Factors--Significant Competition in the Cable Television Industry."

  The 1992 Cable Act contains provisions, which the FCC implemented with regulations, to enhance the ability of cable competitors to purchase and make available to HSDS owners certain satellite-delivered cable programming at competitive costs. The 1996 Telecom Act prohibits certain local restrictions that impair a viewer's ability to receive video programming services using HSDS and over-the-air antennae, and the FCC adopted regulations implementing this provision that preempt certain local restrictions on satellite and over-the-air antenna reception of video programming services, including zoning, land-use or building regulations, or any private covenant, homeowners' association rule or similar restriction on property within the exclusive use or control of the antenna user.

  Cable operators also face competition from private satellite master antenna television ("SMATV") systems that serve condominiums, apartment and office complexes and private residential developments. The 1996 Telecom Act broadens the definition of SMATV systems not subject to regulation as a franchised cable television system, and the FCC recently revised its cable inside wiring rules to provide a more specific procedure for the disposition of internal cable wiring that belongs to an incumbent cable operator that is forced to terminate its cable services in a multiple dwelling unit ("MDU") building by the building owner. SMATV systems offer both improved reception of local television stations and many of the same satellite-delivered program services offered by franchised cable television systems. SMATV operators often enter into exclusive agreements with building owners or homeowners' associations. Although some states have enacted laws that authorize franchised cable operators access to such private complexes, Louisiana, Mississippi and Tennessee have not. These laws have been challenged in the courts with varying results. In addition, some companies are developing and/or offering to these private residential and commercial developments packages of telephony, data and video services. The ability of the Company to compete for customers in residential and commercial developments served by SMATV operators is uncertain.

  The FCC and the Congress have adopted policies providing a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable television systems. These technologies include, among others, DBS service, whereby signals are transmitted by satellite to receiving facilities located on customer premises. Programming is currently available to the owners of DBS dishes through conventional, medium and high-powered satellites. DBS systems are increasing channel capacity and are providing movies, broadcast stations, and other program services comparable to those of cable television systems. Currently, Primestar Partners (a consortium comprised of cable operators and a satellite company), DirecTV and EchoStar Communications Corp. ("EchoStar") are providing nationwide DBS services, with each company offering in excess of 100 channels of video programming to subscribers. There are other companies that are currently providing or are planning to provide domestic DBS services. American Sky Broadcasting ("ASkyB"), a joint venture between MCI Communications Corp. ("MCI") and The News Corporation Limited ("News Corp."), is currently developing high-power DBS services. Primestar, News Corp., MCI and ASkyB recently announced several agreements in which News Corp., MCI and ASkyB will sell to Primestar two satellites under construction and MCI will assign to Primestar (subject to various governmental approvals) an FCC DBS license. The satellites to be sold to Primestar, when operational, are expected to be capable of providing approximately 200 channels of DBS service in the United States. In 1997, the Primestar partners announced an agreement to consolidate their DBS assets into a new company. DBS providers provide significant competition to cable service providers, including the Company.

  Digital satellite service ("DSS") offered by DBS systems currently has certain advantages over cable systems with respect to programming and digital quality, as well as disadvantages that include high up-front costs and a lack of local programming, service and equipment distribution. Presently satellite program providers are only authorized to provide the signals of television network stations to subscribers who live in areas where over-the-air reception of such signals cannot be received. EchoStar recently announced plans to offer some local television signals in a limited number of markets. Efforts are underway at the United States Copyright Office and in Congress to ensure that such offerings are permissible under the Copyright law. Legislation recently was introduced in Congress which would permit DBS operators to rebroadcast local television signals upon compliance with certain requirements, including market-specific must-carry requirements and compliance with programming black-out obligations. The ability to provide local broadcast signals in DBS program packages would provide substantial competition to the cable television industry. The Company cannot predict whether such legislation will be passed, or the effect that it will have on the Company's business. While DSS presents a competitive threat, the Company currently has excess channel capacity available in most of its systems, as well as strong local customer service and technical support, which will enhance its ability to compete. By selectively increasing channel capacities of systems to between 78 and 110 channels and introducing new premium channels, pay-per-view and other services, the Company will seek to maintain programming parity with DSS and competitive service price points. The Company will continue to monitor closely the activity level and the product and service needs of its customer base to counter potential erosion of its market position or unit growth to DSS.

  Cable television systems also compete with wireless program distribution services such as MMDS, which uses low power microwave frequencies to transmit video programming over the air to customers. Additionally, the FCC recently adopted new regulations allocating frequencies in the 28 GHz band for a new multichannel wireless video service called Local Multipoint Distribution Service that is similar to MMDS, and the FCC initiated spectrum auctions for LMDS licenses in February 1998. Wireless distribution services generally provide many of the programming services provided by cable systems, and digital compression technology is likely to increase significantly the channel capacity of such wireless systems. Because MMDS and LMDS service requires unobstructed "line of sight" transmission paths, the ability of MMDS systems to compete may be hampered in some areas by physical terrain and large buildings. The Company is not aware of any significant MMDS operation currently within its cable franchise service areas.

  The 1996 Telecom Act makes it easier for local exchange carriers ("LECs") and others to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to subscribers. Other new technologies, including Internet-based services, may become competitive with services that the Company may offer. See "Legislation and Regulation." Various LECs currently are providing video programming services within and outside their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission facilities. LECs also provide access to interactive online computer services using conventional or integrated service digital network ("ISDN") modems. Cable television systems could be placed at a competitive disadvantage if the delivery of video programming and interactive online computer services by LECs becomes widespread, since LECs are not required, under certain circumstances, to obtain local franchises to deliver such services or to comply with the variety of obligations imposed upon cable television systems under such franchises. Issues of cross-subsidization by LECs of video and telephony services also pose strategic disadvantages for cable operators seeking to compete with LECs that provide video services. The Company cannot predict the likelihood of success of video service ventures by LECs or the impact on the Company of such competitive ventures.

  LECs and other companies provide facilities for the transmission and distribution to homes and businesses of interactive computer-based services, including Internet access, as well as data and other non-video services. The Company is planning to market high-speed Internet access and data transmission in certain areas served by its cable systems and expects that the competition in the interactive online services area will be significant. The high-speed cable modems that will be used by the Company are capable of providing access to interactive online information services, including the Internet, at faster speeds than that of conventional or ISDN modems used by other service providers. Competitors in this area may include LECs, Internet service providers, long distance carriers, satellite companies, public utilities and others, many of whom have more substantial financial resources than the Company. Several LECs recently requested the FCC to fully deregulate packet-switched networks to allow the provision of high-speed broadband services without regard to present LATA boundaries and other regulatory restrictions. Regardless of whether this request is granted, the Company expects that competition in the interactive online services area will be significant. The Company cannot predict the likelihood of success of the broadband services offered by the Company's competitors or the impact on the Company of such competitive ventures.

  The 1996 Telecom Act directed the FCC to establish, and the FCC has adopted, regulations and policies for the issuance of licenses for digital television ("DTV") to incumbent television broadcast licensees. DTV is expected to deliver high definition television pictures, multiple digital-quality program streams, as well as CD-quality audio programming and advanced digital services, such as data transfer or subscription video. The FCC also has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and businesses. The FCC also permits commercial and noncommercial FM stations to use their subcarrier frequencies to provide nonbroadcast services including data transmissions. The FCC established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services.

  Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environments are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable industry or on the operations of the Company.

EMPLOYEES

  The Company has 181 full-time employees and 8 part-time employees, none of whom are represented by a labor union on the date hereof.

PROPERTIES

  A cable television system consists of three principal operating components. The first component, known as the headend, receives television, radio and information signals generally by means of special antennas and satellite earth stations. The second component, the distribution network, which originates at the headend and extends throughout the system's service area, consists of microwave relays, coaxial or fiber optic cables and associated electronic equipment placed on utility poles or buried underground. The third component of the system is a "drop cable," which extends from the distribution network into each customer's home and connects the distribution system to the customer's television set. An additional component used in certain systems is the home terminal device, or converter/descrambler, that expands channel capacity to permit reception of more than twelve channels of programming on a non-cable ready television set and permits the operator to control the reception of program offerings by subscribers.

  The Company's principal physical assets consist of cable television systems, including signal-receiving, encoding and decoding apparatus, headends, distribution systems and subscriber house drop equipment for each of the Systems. The signal receiving apparatus typically includes a tower, antennas, ancillary electronic equipment and earth stations for reception of satellite signals. Headends, consisting of associated electronic equipment necessary for the reception, amplification and modulation of signals, typically are located near the receiving devices. The Company's distribution systems consist primarily of coaxial cable, fiber optic cable and related electronic equipment. As upgrades are completed, the Systems will continue to incorporate fiber optic cable. Subscriber equipment consists of house drops, converters/descramblers and, in some cases, traps. The Company owns its distribution systems, various office fixtures, test equipment and certain service vehicles. The physical components of the Systems require maintenance and periodic upgrading to keep pace with technological advances.

  The Company's cables are generally attached to utility poles under pole rental agreements with local public utilities, although in some areas the distribution cable is buried in trenches or placed in underground ducts. The FCC regulates most pole attachment rates under the Federal Pole Attachment Act although in certain cases attachment rates are regulated by state law.

  The Company owns or leases 27 parcels of real property for signal reception sites (antenna towers and headends), microwave complexes and business offices. The Company believes that its properties, both owned and leased, are in good condition and are suitable and adequate for the Company's business operations as presently conducted.

LEGAL PROCEEDINGS

  As of the date hereof, the Company is not a party to any litigation proceedings. The Systems are subject to certain litigation proceedings incidental to their businesses. Pursuant to the Asset Purchase Agreement, the Company did not assume any liabilities related to litigation commenced on or prior to the Acquisition Date, and Time Warner has agreed to indemnify the Company from and against any such liabilities, subject to the terms and provisions of the Asset Purchase Agreement. See "The Company--Asset Purchase Agreement." The Company's management believes that the outcome of all pending legal proceedings will not, individually or in the aggregate, have a material adverse effect on the Company's business, results of operations or financial condition.

                          LEGISLATION AND REGULATION

  The cable television industry currently is regulated by the FCC and certain state and local governments. In addition, legislative and regulatory proposals under consideration by the Congress and federal agencies may materially affect the cable television industry.

  The Cable Acts and the 1996 Telecom Act amended the Communications Act and established a national policy to guide the development and regulation of cable television systems. The 1996 Telecom Act, which became effective in February 1996, was the most comprehensive reform of the nation's telecommunications laws since the Communications Act. Although the long term goal of the 1996 Telecom Act is to promote competition and decrease regulation of various communications industries, in the short term, the law delegates to the FCC (and in some cases to the states) broad new rulemaking authority. Principal responsibility for implementing the policies of the Cable Acts and the 1996 Telecom Act is allocated between the FCC and state or local franchising authorities. The FCC and state regulatory agencies are required to conduct numerous rulemaking and regulatory proceedings to implement the 1996 Telecom Act and such proceedings may materially affect the cable television industry. The following is a summary of federal laws and regulations materially affecting the growth and operation of the cable television industry and a description of certain state and local laws.

THE COMMUNICATIONS ACT AND FCC REGULATIONS

  Rate Regulation

  The 1992 Cable Act authorized rate regulation for certain cable communications services and equipment in communities that are not subject to "effective competition" as defined by federal law. Most cable television systems are now subject to rate regulation for basic cable service and equipment by local officials under the oversight of the FCC which prescribed detailed guidelines for such rate regulation. The 1992 Cable Act also required the FCC to resolve complaints about rates for nonbasic cable programming services (other than programming offered on a per channel or per program basis) and to reduce any such rates found to be unreasonable. The 1996 Telecom Act eliminates the right of individual customers to file rate complaints with the FCC concerning certain CPSTs and requires the FCC to issue a final order within 90 days after receipt of CPST rate complaints filed by any franchising authority after the date of enactment of the 1996 Telecom Act. The 1992 Cable Act limits the ability of cable television systems to raise rates for basic and certain cable programming services (collectively, the "Regulated Services"). Cable services offered on a per channel (a la carte) or per program (pay-per-view) basis are not subject to rate regulation by either local franchising authorities or the FCC.

  The 1996 Telecom Act deregulates rates for CPSTs after March 31, 1999 for most MSOs and, for certain small cable operators, immediately eliminates rate regulation of CPSTs and, in certain circumstances, basic services and equipment. Deregulation will occur sooner for systems in markets where comparable video programming services, other than DBS, are offered by local telephone companies, or their affiliates, or by third parties using the local telephone company's facilities, or where "effective competition" is established under the 1992 Cable Act. The 1996 Telecom Act also modifies the uniform rate provisions of the 1992 Cable Act by prohibiting regulation of non-predatory bulk discount rates offered to subscribers in commercial and residential developments and permits regulated equipment rates to be computed by aggregating costs of broad categories of equipment at the franchise, system, regional or company level. The FCC and Congress continue to be concerned that cable rates are rising too rapidly. The FCC has begun to explore ways of addressing this issue, and several bills have been introduced in Congress which address cable rates. These bills would, alternatively, repeal the sunset of the regulation of CPSTs now scheduled for March 1999, sunset CPST rates except where a franchising authority certifies to the FCC that an operator is not providing subscribers an acceptable range of programming choices to the extent technically feasible and economically reasonable, and freeze cable rates pending the receipt by Congress of a report from the FCC regarding the causes of cable television rate increases. The Company cannot predict the outcome of these bills or whether additional cable rate legislation will be introduced in Congress.

  The FCC's regulations govern rates that may be charged to subscribers for Regulated Services. The FCC uses a benchmark methodology as the principal method of regulating rates for Regulated Services. Cable operators may also justify rates using a cost-of-service methodology. The FCC has also adopted comprehensive and restrictive regulations allowing operators to modify their regulated rates on a quarterly or annual basis using various methodologies that account for changes in the number of regulated channels, inflation, and increases in certain external costs, such as franchise and other governmental fees, copyright and retransmission consent fees, taxes, programming fees and franchise related obligations. The FCC's regulations also permit cable operators to create new programming packages, called new product tiers ("NPTs"), that are not subject to rate regulation upon compliance with certain conditions, including affirmatively marketing NPT services and adding to an NPT only new services which had not been previously carried by the system in the past two years, among other conditions. The Company cannot predict whether the FCC will modify these comprehensive regulations in the future.

  The 1996 Telecom Act provides for the deregulation of the CPST of certain cable systems owned by "small cable operators." Among other requirements, an eligible small operator is one which does not serve, directly or through an affiliate, one percent or more of cable subscribers nationwide and is not affiliated with any entity or entities whose gross annual revenues aggregate more than $250,000,000. The Company will not be eligible for small cable operator status under the 1996 Telecom Act because the Morgan Stanley Entities own more than 20% of the Company and those investors and their affiliated companies have aggregated revenues in excess of $250,000,000.

  In addition to rate deregulation for certain small cable operators under the 1996 Telecom Act, the FCC adopted regulations in June 1995 ("Small System Regulations") pursuant to the 1992 Cable Act that were designed to reduce the substantive and procedural burdens of rate regulation on "small cable systems." For purposes of these FCC regulations, a "small cable system" is a system serving 15,000 or fewer subscribers that is owned by or affiliated with a cable company which serves, in the aggregate, 400,000 or fewer subscribers. Under the FCC's Small System Regulations, qualifying systems may justify their regulated service and equipment rates using a simplified cost-of-service formula. The regulatory benefits accruing to qualified small cable systems under certain circumstances remain effective even if such systems are later acquired by a larger cable operator that serves in excess of 400,000 subscribers. Various franchising authorities and municipal groups have requested the FCC to reconsider its Small System Regulations. Renaissance Media's assumption of Time Warner's Social Contract precludes such exemption from rate regulation for systems that serve 15,000 or fewer subscribers, but ameliorates the effect of such preclusion by permitting the Company to benefit from automatic rate adjustments during the term of the Social Contact for all of the Systems acquired from Time Warner. The Company will have the right to increase monthly CPST rates by $1.00 during each year of the Social Contact above other permissible increases resulting from inflation and so-called "external costs."

  Franchising authorities are empowered to regulate the rates charged for additional outlets and for the installation, lease and sale of equipment used by customers to receive the basic service tier, such as converter boxes and remote control units. The FCC's rules require franchising authorities to regulate these rates on the basis of actual cost plus a reasonable profit as defined by the FCC. The FCC's regulations permit operators to compute regulated equipment rates by aggregating costs of broad categories of equipment at the franchise, system, regional or company level.

  Cable operators required to reduce rates may also be required to refund overcharges with interest. Rate reductions will not be required where a cable operator can demonstrate that rates for Regulated Services are reasonable using the FCC's cost-of-service rate regulations which require, among other things, the exclusion of 34% of system acquisition costs related to intangible and tangible assets used to provide Regulated Services. The FCC's cost-of-service regulations contain a rebuttable presumption of an industry-wide 11.25% after-tax rate of return on an operator's allowable rate base, but the FCC has initiated a further rulemaking in which it proposes to use an operator's actual debt cost and capital structure to determine an operator's cost of capital or rate of return.

  "Anti-Buy Through" Provisions

  The 1992 Cable Act also requires cable systems to permit customers to purchase video programming offered by the operator on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the system's lack of addressable converter boxes or other technological limitations does not permit it to do so. The statutory exemption for cable systems that do not have the technological capacity to offer programming in the manner required by the statute is available until a system obtains such capability, but not later than December 2002. The FCC may waive such time periods, if deemed necessary. Most of the Company's cable systems do not have the technological capability to offer programming in the manner required by the statute and currently are exempt from complying with the requirement.

  Must Carry/Retransmission Consent

  The 1992 Cable Act contains broadcast signal carriage requirements that allow local commercial television broadcast stations to elect once every three years to require a cable system to carry the station, subject to certain exceptions, or to negotiate for "retransmission consent" to carry the station. A cable system generally is required to devote up to one-third of its activated channel capacity for the carriage of local commercial television stations whether pursuant to the mandatory carriage or retransmission consent requirements of the 1992 Cable Act. Local noncommercial television stations are also given mandatory carriage rights; however, such stations are not given the option to negotiate retransmission consent for the carriage of their signals by cable systems. Additionally, cable systems are required to obtain retransmission consent for all "distant" commercial television stations (except for commercial satellite-delivered independent "superstations" such as WGN), commercial radio stations and certain low power television stations carried by such systems after October 1993. In March 1997, the U.S. Supreme Court affirmed a three-judge district court decision upholding the constitutional validity of the 1992 Cable Act's mandatory signal carriage requirements. The FCC has initiated rulemaking to consider the requirements, if any, for mandatory carriage of DTV signals. The Company cannot predict the ultimate outcome of such a rulemaking or the impact of new carriage requirements on the Company or its business. As a result of the mandatory carriage rules, some of the Systems have been required to carry television broadcast stations that otherwise would not have been carried and may be required to displace possibly more attractive programming. The retransmission consent rules have resulted in the deletion of certain local and distant television broadcast stations which various Systems were carrying. To the extent retransmission consent fees must be paid for the continued carriage of certain television stations, the Company's cost of doing business will increase with no assurance that such fees can be recovered through rate increases.

  Designated Channels

  The Communications Act permits franchising authorities to require cable operators to set aside certain channels for public, educational and governmental access programming. Federal law also requires a cable system with 36 or more activated channels to designate a portion of its channel capacity for commercial leased access by third parties to provide programming that may compete with services offered by the cable operator. The U.S. Supreme Court has upheld the statutory right of cable operators to prohibit or limit the provision of indecent or obscene programming on commercial leased access channels. The FCC has adopted rules regulating: (i) the maximum reasonable rate a cable operator may charge for commercial use of the designated channel capacity; (ii) the terms and conditions for commercial use of such channels; and (iii) the procedures for the expedited resolution of disputes concerning rates or commercial use of the designated channel capacity.

  Franchise Procedures

  The 1984 Cable Act affirms the right of franchising authorities (state or local, depending on the practice in individual states) to award one or more franchises within their jurisdictions and prohibits non-grandfathered cable systems from operating without a franchise in such jurisdictions. The 1992 Cable Act encourages competition with existing cable systems by (i) allowing municipalities to operate their own cable systems without franchises, (ii) preventing franchising authorities from granting exclusive franchises or unreasonably refusing to award additional franchises covering an existing cable system's service area, and
(iii) prohibiting (with limited exceptions) the common ownership of cable systems and co-located MMDS or SMATV systems. In January 1995, the FCC relaxed its restrictions on ownership of SMATV systems to permit a cable operator to acquire SMATV systems in the operator's existing franchise area so long as the programming services provided through the SMATV system are offered according to the terms and conditions of the cable operator's local franchise agreement. The 1996 Telecom Act provides that the cable/SMATV and cable/MMDS cross-ownership rules do not apply in any franchise area where the cable operator faces "effective competition" as defined by federal law. The 1996 Telecom Act also permits local telephone companies to provide video programming services as traditional cable operators with local franchises.

  The 1984 Cable Act also provides that in granting or renewing franchises, local authorities may establish requirements for cable-related facilities and equipment, but not for video programming or information services other than in broad categories. The 1984 Cable Act limits franchise fees to 5% of cable system revenue derived from the provision of cable services and permits cable operators to obtain modification of franchise requirements by the franchising authority or judicial action if warranted by changed circumstances. The Company's franchises typically provide for payment of fees to franchising authorities in the range of 3% to 5% of "revenue" (as defined by each franchise agreement). Recently, a federal appellate court held that a cable operator's gross revenue includes all revenue received from subscribers, without deduction, and overturned an FCC order which had held that a cable operator's gross revenue does not include money collected from subscribers that is allocated to pay local franchise fees. The 1996 Telecom Act generally prohibits franchising authorities from: (i) imposing requirements in the cable franchising process that require, prohibit or restrict the provision of telecommunications services by an operator; (ii) imposing franchise fees on revenue derived by the operator from providing telecommunications services over its cable system; or (iii) restricting an operator's use of any type of subscriber equipment or transmission technology.

  The 1984 Cable Act provides for, among other things, procedural and substantive safeguards for cable operators and creates an orderly franchise renewal process in which renewal of franchise licenses issued by governmental authorities cannot be unreasonably withheld, or, if renewal is withheld and the franchise authority acquires ownership of the system or effects a transfer of the system to another person, such franchise authority or other person must pay the operator either: (i) the "fair market value" (without value assigned to the franchise) for the system if the franchise was granted after the effective date of the 1984 Cable Act (December 1984) or the franchise was pre-existing but the franchise agreement did not provide a buyout or (ii) the price set in franchise agreements predating the 1984 Cable Act. In addition, the 1984 Cable Act established comprehensive renewal procedures which require that an incumbent franchisee's renewal application be assessed on its own merits and not as part of a comparative process with competing applications. The 1984 Cable Act also establishes buyout prices in the event the franchise is terminated "for cause" and the franchise authority desires to acquire the system. For franchises which post-date the existence of the 1984 Cable Act or pre-date the 1984 Cable Act but do not specify buyout terms, the franchise authority must pay the operator an "equitable" price. As amended by the 1996 Telecom Act, the 1984 Cable Act permits the cable operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances.

  The 1992 Cable Act made several changes to the renewal process which could make it easier for a franchising authority to deny renewal. Moreover, even if the franchise is renewed, the franchising authority may seek to impose new and more onerous requirements such as significant upgrades in facilities and services or increased franchise fees as a condition of renewal. Similarly, if a franchising authority's consent is required for the purchase or sale of a cable system or franchise, such authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for such consent. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises. Most of the Company's franchises can be terminated prior to their stated expirations for uncured breaches of material provisions.

  Various courts have considered whether franchising authorities have the legal right to limit franchise awards to a single cable operator and to impose certain substantive franchise requirements (i.e., access channels, universal service and other technical requirements). These decisions have been somewhat inconsistent and, until the U.S. Supreme Court rules definitively on the scope of cable operators' First Amendment protections, the legality of the franchising process generally and of various specific franchise requirements is likely to be in a state of flux.

  Ownership Limitations

  Pursuant to the 1992 Cable Act, the FCC adopted rules prescribing national customer limits and limits on the number of channels that can be occupied on a cable system by a video programmer in which the cable operator has an attributable interest. The FCC's horizontal ownership limits have been stayed because a federal district court found the statutory limitation to be unconstitutional. An appeal of that decision is pending and has been consolidated with an appeal of the FCC's regulations which implemented the national customer and channel limitation provisions of the 1992 Cable Act. The 1996 Telecom Act eliminates the statutory prohibition on the common ownership, operation or control of a cable system and a television broadcast station in the same service area and directs the FCC to eliminate its regulatory restrictions on cross-ownership of cable systems and national broadcasting networks and to review its broadcast-cable ownership restrictions to determine if they are necessary in the public interest. Pursuant to the mandate of the 1996 Telecom Act, the FCC eliminated its regulatory restriction on cross-ownership of cable systems and national broadcasting networks. In March 1998, the FCC initiated a rulemaking proceeding to determine whether the cable television/broadcast cross-ownership ban is necessary and in the public interest or should be eliminated.

  Telephone Company Ownership of Cable Systems

  The 1996 Telecom Act makes far-reaching changes in the regulation of telephone companies that provide video programming services. The new law eliminates federal legal barriers to competition in the local telephone and cable communications businesses, preempts legal barriers to competition that previously existed in state and local laws and regulation and sets basic standards for relationships between telecommunications providers. The 1996 Telecom Act eliminates the requirement that LECs obtain FCC approval under
Section 214 of the Communications Act before providing video services in their telephone service areas and removes the statutory telephone company/cable television cross-ownership prohibition, thereby allowing LECs to offer video services in their telephone service areas. LECs may provide service as traditional cable operators with local franchises or they may opt to provide their programming over unfranchised "open video systems," subject to certain conditions, including, but not limited to, setting aside a portion of their channel capacity for use by unaffiliated program distributors on a non-discriminatory basis.

  The 1996 Telecom Act generally limits acquisitions and prohibits certain joint ventures between LECs and cable operators in the same market. There are some statutory exceptions to the buy-out and joint venture prohibitions, including exceptions for certain small cable systems (as defined by federal law) and for cable systems or telephone facilities serving certain rural areas, and the FCC is authorized to grant waivers of the prohibitions under certain circumstances. The FCC adopted regulations implementing the 1996 Telecom Act requirement that LECs open their telephone networks to competition by providing competitors interconnection, access to unbundled network elements and retail services at wholesale rates. Numerous parties appealed these regulations. The U.S. Court of Appeals for the Eighth Circuit, where the appeals were consolidated, recently vacated key portions of the FCC's regulations, including the FCC's pricing and nondiscrimination rules, and in January 1998, the United States Supreme Court agreed to review the lower court's decision. SBC Communications, Inc. also filed suit in Texas seeking to overturn the long distance entry provisions of the 1996 Telecom Act on constitutional grounds and obtained a favorable decision from the U.S. District Court in Wichita Falls, Texas. This decision has been stayed pending appeal. The ultimate outcome of the litigation and the FCC's rulemakings, and the ultimate impact of the 1996 Telecom Act or any final regulations adopted pursuant to the new law on the Company or its business cannot be determined at this time.

  Pole Attachment

  The Communications Act requires the FCC to regulate the rates, terms and conditions imposed by public utilities for cable systems' use of utility pole and conduit space unless state authorities can demonstrate that they adequately regulate pole attachment rates, as is the case in Louisiana. In the absence of state regulation, the FCC administers pole attachment rates through the use of a formula that it has devised. In some cases, utility companies have increased pole attachment fees for cable systems that have installed fiber optic cables and that are using such cables for the distribution of nonvideo services. The FCC concluded that, in the absence of state regulation, it has jurisdiction to determine whether utility companies have justified their demand for additional rental fees and that the Communications Act does not permit disparate rates based on the type of service provided over the equipment attached to the utility's pole. The 1996 Telecom Act and the FCC's implementing regulations modify the current pole attachment provisions of the Communications Act by immediately permitting certain providers of telecommunications services to rely upon the protections of the current law and by requiring that utilities provide cable systems and telecommunications carriers with nondiscriminatory access to any pole, conduit or right-of-way controlled by the utility. The FCC recently initiated a rulemaking to consider revisions to its existing rate formula, which revisions may increase the fees paid by cable operators to utilities for pole attachments and conduit space. Additionally, in February 1998, the FCC adopted new regulations to govern the charges for pole attachments used by companies providing telecommunications services, including cable operators. Several parties have requested the FCC to reconsider some provisions of its new regulations. These new pole attachment rate regulations will become effective five years after enactment of the 1996 Telecom Act, and any increase in attachment rates resulting from the FCC's new regulations will be phased in equal annual increments over a period of five years beginning on the effective date of the new FCC regulations. The ultimate outcome of these rulemakings and the ultimate impact of any revised FCC rate formula or of any new pole attachment rate regulations on the Company or its business cannot be determined at this time.

  Other Statutory Provisions

  The 1992 Cable Act, the 1996 Telecom Act and FCC regulations preclude a satellite video programmer affiliated with a cable company, or with a common carrier providing video programming directly to customers, from favoring an affiliated company over competitors and require such a programmer to sell its programming to other multichannel video distributors. These provisions limit the ability of cable program suppliers affiliated with cable companies or with common carriers providing satellite-delivered video programming directly to customers to offer exclusive programming arrangements to their affiliates. The 1992 Cable Act requires operators to block fully both the video and audio portion of sexually explicit or indecent programming on channels that are primarily dedicated to sexually oriented programming or, alternatively, to carry such programming only at "safe harbor" time periods currently defined by the FCC as the hours between 10 p.m. to 6 a.m. Several adult-oriented cable programmers have challenged the constitutionality of this statutory provision, but the U.S. Supreme Court recently refused to overturn a lower court's denial of a preliminary injunction motion seeking to enjoin the enforcement of this law. The 1996 Telecom Act also contains provisions regulating the content of video programming and computer services and specifically prohibits the use of computer services to transmit "indecent" material to minors. The United States Supreme Court has found these provisions unconstitutional to the extent they regulated the transmission of indecent material. The Communications Act also includes provisions, among others, concerning horizontal and vertical ownership of cable systems, customer service, customer privacy, marketing practices, equal employment opportunity, technical standards, and consumer equipment compatibility.

  Other FCC Regulations

  The FCC has numerous rulemaking proceedings pending that will implement various provisions of the 1996 Telecom Act; it also has adopted regulations implementing various provisions of the 1992 Cable Act and the 1996 Telecom Act that are the subject of petitions requesting reconsideration of various aspects of its rulemaking proceedings. In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as equal employment opportunity, syndicated program exclusivity, network program nonduplication, closed captioning of video programming, registration of cable systems, maintenance of various records and public inspection files, microwave frequency usage, lockbox availability, origination cablecasting and sponsorship identification, antenna structure notification, marking and lighting, carriage of local sports broadcast programming, application of rules governing political broadcasts, limitations on advertising contained in nonbroadcast children's programming, consumer protection and customer service, ownership of home wiring and MDU building inside wiring, indecent programming, programmer access to cable systems, programming agreements, technical standards and consumer electronics equipment compatibility. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations.

  The 1992 Cable Act, the 1996 Telecom Act and the FCC's rules implementing these statutory provisions generally have increased the administrative and operational expenses of cable systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities. The Company will continue to develop strategies to minimize the adverse impact that the FCC's regulations and the other provisions of the 1992 Cable Act and the 1996 Telecom Act have on the Company's business. However, no assurances can be given that the Company will be able to develop and successfully implement such strategies to minimize the adverse impact of the FCC's rate regulations, the 1992 Cable Act or the 1996 Telecom Act on the Company's business.

THE SOCIAL CONTRACT

  The Social Contract between Time Warner and the FCC, which became effective on January 1, 1996, resolved certain outstanding cable rate cases involving Time Warner that arose in connection with regulations promulgated by the FCC pursuant to the 1992 Cable Act. The Social Contract established parameters within which Time Warner and subsequent buyers of Time Warner's cable television systems might determine certain subscriber rates and maintain a high level of technical capacity in such systems. Among other obligations, Time Warner agreed to upgrade one-half of its systems to 550 MHz capacity and the balance to 750 MHz capacity within the term of the Social Contract of which at least 200 MHz is expected to be allocated to digital compression technology by January 1, 2001. In exchange, the Social Contract settled those certain outstanding rate cases and established a right of Time Warner to increase monthly CPST rates by an additional $1.00 per year above other permissible increases resulting from inflation and so-called "external costs" for the term of the Social Contract through the year 2000. The Social Contract provides that Time Warner may petition the FCC to modify or terminate the Social Contract based on any relevant change in applicable law, regulation or circumstance.

  In connection with the Acquisition, the Company received the FCC's consent to the assignment of the Social Contract as it applies to the Systems. By assuming Time Warner's unsatisfied obligations with respect to the System, the Company will gain certain rate benefits described above. The principal remaining obligations of the Social Contract as they relate to the Systems will be to upgrade the Tennessee System, the St. Landry system and approximately one-half of the St. Tammany and Lafourche systems to 750 MHz capacities. The failure to comply with the Social Contract's upgrade requirements will subject the Company to refund liability under the terms of the Social Contract. The Company is also required to ensure that at least 60% of new analog services in the Systems are added to the CPST and add at least 15 new channels on average (weighted by CPST subscribers) to the CPST of the Systems. The Company believes the upgrades are prudent both due to the competitive advantages to be gained by technologically advanced facilities and from the rate increases the Company will be permitted to implement.

COPYRIGHT

  Cable systems are subject to federal copyright licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenue to a federal copyright royalty pool, cable operators can obtain blanket permission to retransmit copyrighted material on broadcast signals. The nature and amount of future payments for broadcast signal carriage cannot be predicted at this time. In a recent report to Congress, the Copyright Office recommended that Congress make major revisions of both the cable television and satellite compulsory licenses to make them as simple as possible to administer, to provide copyright owners with full compensation for the use of their works, and to treat every multichannel video delivery system the same, except to the extent that technological differences or differences in the regulatory burdens placed upon the delivery system justify different copyright treatment. The possible simplification, modification or elimination of the compulsory copyright license is the subject of continuing legislative review. The elimination or substantial modification of the cable compulsory license could adversely affect the Company's ability to obtain suitable programming and could substantially increase the cost of programming that remained available for distribution to the Company's customers. The Company cannot predict the outcome of this legislative activity.

  Cable operators distribute programming and advertising that use music controlled by the two major music performing rights organizations, ASCAP and BMI. In October 1989, the special rate court of the U.S. District Court for the Southern District of New York imposed interim rates on the cable industry's use of ASCAP-controlled music. The same federal district court recently established a special rate court for BMI. BMI and certain cable industry representatives recently concluded negotiations for a standard licensing agreement covering the usage of BMI music contained in advertising and other information inserted by operators into cable programming and on certain local access and origination channels carried on cable systems. ASCAP and cable industry representatives have met to discuss the development of a standard licensing agreement covering ASCAP music in local origination and access channels and pay-per-view programming. Although the Company cannot predict the ultimate outcome of these industry negotiations or the amount of any license fees it may be required to pay for past and future use of ASCAP-controlled music, it does not believe such license fees will be material to the Company's operations.

STATE AND LOCAL REGULATION

  Cable systems are subject to state and local regulation, typically imposed through the franchising process, because they use local streets and rights-of-way. Regulatory responsibility for essentially local aspects of the cable business such as franchisee selection, billing practices, system design and construction, and safety and consumer protection remains with either state or local officials and, in some jurisdictions, with both.

  Cable systems generally are operated pursuant to nonexclusive franchises, permits or licenses granted by a municipality or other state or local government entity. Franchises generally are granted for fixed terms and in many cases are terminable if the franchisee fails to comply with material provisions. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Each franchise generally contains provisions governing payment of franchise fees, franchise term, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, franchise renewal, sale or transfer of the franchise, territory of the franchisee, indemnification of the franchising authority, use and occupancy of public streets and types of cable services provided. A number of states subject cable systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Attempts in other states to regulate cable systems are continuing and can be expected to increase. To date, Louisiana, Mississippi and Tennessee have not enacted such state level regulation. However, a bill which was pending in the 1997 term of the Louisiana legislature and which provided for the certification and regulation of cable television systems by the PUC was not re-introduced in the 1998 term. The bill, if adopted, would have (i) allowed the PUC to void, order new rates or reduce rates found to be discriminatory or necessary to reflect adequate service; (ii) required that all cable television systems commencing or expanding service be franchised conditioned upon confirmation by the PUC; and (iii) provided the PUC with the authority to order construction, operation, or an extension of cable service on such terms and conditions as it deems reasonable where cable service has been unreasonably delayed or withheld. However, this bill could be re-introduced for the 1999 legislative session, which begins on the last Monday of March 1999. During its 1997-1998 session, the Tennessee legislature considered a bill which would authorize municipalities operating electric utility plants and electric cooperatives authorization to provide cable television and other services. A second bill which was also considered would authorize six pilot municipal electric systems to provide cable television and other services. Though the authorization will terminate on June 30, 2001, any system actually providing such services to customers as a pilot system prior to that date will be permitted to continue doing so indefinitely. Neither of these bills has been enacted by the Tennessee legislature. A bill which was pending in the Mississippi legislature and which would have prohibited landlords and condominium boards from preventing any tenant of a dwelling unit or condominium owner from procuring cable television service from a cable television system operating pursuant to a written franchise agreement with a municipality or county lapsed in the senate Public Utilities Committee on March 3, 1998. The Company cannot predict whether any of the states in which it currently operates will engage in such regulation in the future. State and local franchising jurisdiction is not unlimited, however, and must be exercised consistently with federal law. The 1992 Cable Act immunizes franchising authorities from monetary damage awards arising from regulation of cable systems or decisions made on franchise grants, renewals, transfers and amendments.

  The foregoing does not purport to describe all present and proposed federal, state, and local regulations and legislation affecting the cable industry. Other existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable systems operate. Neither the outcome of these proceedings nor the impact on the cable communications industry or the Company can be predicted at this time.

                       CERTAIN ORGANIZATIONAL DOCUMENTS

  Holdings was formed under the laws of the State of Delaware on November 5, 1997, pursuant to a Limited Liability Company Agreement dated as of November 14, 1997, as amended (the "Holdings Operating Agreement"). Renaissance Media was formed under the laws of the State of Delaware on November 24, 1997 pursuant to a Limited Liability Company Agreement dated as of February 13, 1998 (the "Media Operating Agreement"). The Guarantor, Renaissance Louisiana and Renaissance Tennessee were formed under the laws of the State of Delaware on March 13, 1998, January 7, 1998 and January 7, 1998 pursuant to separate Limited Liability Company Agreements, each dated as of March 20, 1998 (collectively, together with the Media Operating Agreement, the "Group Operating Agreements"), and Renaissance Capital was incorporated under the laws of the State of Delaware on March 12, 1998. Holdings, the Guarantor, Renaissance Louisiana, Renaissance Tennessee and Renaissance Media are each governed by a Board of Representatives, and Renaissance Capital is governed by a Board of Directors. Pursuant to the Holdings Operating Agreement and the Media Operating Agreement, the Morgan Stanley Entities and the Management Investors each have the right to appoint three Representatives (only one of whom shall have the right to cast votes) to each of the Holdings Board of Representatives and the Renaissance Media Board of Representatives, and Time Warner has the right to appoint one Representative to each of the Holdings Board of Representatives and the Renaissance Media Board of Representatives. Representatives on such Boards who have the right to vote shall have the right to cast votes which are proportional to the respective equity ownership interests in Holdings of the entities which appointed them.

  Each Representative or voting Representative is authorized to act only as directed by the appointing entity. The Boards of Representatives of Holdings and Renaissance Media will approve all significant actions taken by Holdings and Renaissance Media, respectively, including: (i) the modification of their respective long-term business strategy or scope; (ii) the approval of their respective capital and operating budgets and strategic plans; (iii) subject to certain conditions, the issuance of additional equity or the sale, repurchase or redemption of outstanding equity; and (iv) any financings or refinancings or other matters affecting Holdings' or Renaissance Media's capital structure, respectively. Subject to certain exceptions, the Management Investors and Time Warner may not transfer their interests in Holdings without prior approval of the Morgan Stanley Entities. Each of the Management Investors and Time Warner have certain rights to participate in any sale by the Morgan Stanley Entities of their equity interests in Holdings and the Morgan Stanley Entities have certain rights to cause the Management Investors and Time Warner to participate with the Morgan Stanley Entities in any sale of equity interests in Holdings by the Morgan Stanley Entities.

  Each of the Guarantor, Renaissance Louisiana, Renaissance Tennessee and Renaissance Capital is managed by a Board consisting of at least one individual, initially Fred Schulte.

                                  MANAGEMENT

BOARDS OF REPRESENTATIVES, BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the members of the Boards of Representatives and executive officers of Holdings and Renaissance Media. See "Certain Organizational Documents." All persons specified as executive officers of Holdings and Renaissance Media also hold such offices with the Guarantor and the Obligors.

          NAME           AGE (1)                     POSITION
          ----           -------                     --------
Fred Schulte............    47   Representative and President, Chief Executive
                                  Officer and Chairman(2)
Rodney Cornelius........    47   Representative and Vice Chairman
Michael J. Egan.........    45   Executive Vice President
Darlene Fedun...........    40   Executive Vice President
Mark Halpin.............    49   Representative, Executive Vice President, Chief
                                  Financial Officer and Treasurer
David L. Testa..........    49   Executive Vice President
Alan E. Goldberg........    43   Representative
Leonard J. Baxt.........    50   Representative
Amy Rosen Wildstein.....    27   Representative
David E. O'Hayre........    55   Representative

--------
(1) As of March 20, 1998.
(2) Also a Representative of the Guarantor, Renaissance Louisiana and Renaissance Tennessee and a Director of Renaissance Capital.

  Fred Schulte, the President, Chief Executive Officer and Chairman, as well as a founder of the Company, founded Renaissance Media Partners, L.L.C., the predecessor of the Company ("RMP"), and has served as President since its formation in 1996. From 1980 until January 1996, Mr. Schulte held several key management positions, including Chief Operating Officer, at CVI. Mr. Schulte's 23-year career in the cable industry includes a number of field operations positions with several companies, although the majority of his career was at CVI. He has served as a Director of the Cable Television Association of New York from 1986 to 1990.

  Rodney Cornelius, the Vice Chairman of Renaissance Media and a founder of the Company and RMP, has worked as a cable television industry consultant to RMP from January 1996 through November 1997 and previously served as the Vice Chairman of CVI and held several other key management positions at CVI from 1980 to 1995. Before joining CVI, Mr. Cornelius was the Chief Operating Officer of Robotics, Inc., and prior to that he spent ten years in public accounting.

  Michael J. Egan, an Executive Vice President and a founder of the Company, is a founder of RMP and spent over 15 years at CVI in various senior management positions, most recently as Vice President of Programming and New Product Development. Mr. Egan is the recipient of several cable industry awards and was twice elected to the Board of Governors of the National Academy of Cable Programming.

  Darlene Fedun, an Executive Vice President and a founder of the Company, is also a founding member of RMP. Prior to her association with RMP, Ms. Fedun served for 15 years in various marketing, sales and customer service functions at CVI, where she was a Vice President of Operations. Ms. Fedun is an active member of several cable industry groups including the Cable Television Administration and Marketing Society and the Cable Television Human Resource Association.

  Mark Halpin, an Executive Vice President, Chief Financial Officer and Treasurer, as well as a founder of the Company and RMP, worked as a cable television industry consultant to RMP from January 1996 through

November, 1997 and previously was Executive Vice President for Administration at CVI since 1990. Mr. Halpin's professional career spans 18 years during which he worked in a wide variety of industries as a partner at Arthur Andersen, including being a member of Arthur Andersen's cable television industry committee. Mr. Halpin is a member of the AICPA and the Connecticut State Society of CPA's.

  David Testa, an Executive Vice President, a founder of the Company and one of the founding members of RMP, served as a Vice President of CVI since 1987. Mr. Testa's career in the cable industry spans 18 years with Warner Cable, Teleprompter, Group W Cable and CVI. He has served on several national industry committees and was a Director of the Cable Television Association of New York.

  Alan E. Goldberg, the Head of the Morgan Stanley Dean Witter Private Equity Group, has been a Managing Director of Morgan Stanley & Co. Incorporated since January 1988. Mr. Goldberg is a Managing Director of Morgan Stanley Capital Partners III, Inc., the general partner of the general partner of Morgan Stanley Capital Partners III, L.P. He also serves as director of Catalytica, Inc., Amerin Corporation, Jefferson Smurfit Corporation, Direct Response Corporation, Homeowners Direct Corporation, Equant, N.V. and several private companies.

  Leonard J. Baxt, the Chief Executive Officer and the head of the Corporate Department of Dow, Lohnes & Albertson, PLLC, has been a member of such firm since 1980. Mr. Baxt specializes in the acquisition and financing of media and telecommunications companies. He is also a director of Falcon Holding Group, Inc.

  Amy Rosen Wildstein, an Associate of Morgan Stanley & Co. Incorporated and of Morgan Stanley Capital Partners III, Inc., has been employed by Morgan Stanley & Co. Incorporated since 1994. Ms. Wildstein was previously employed by the Blackstone Group. She is also a director of The Compucare Company.

  David E. O'Hayre, the Senior Vice President, Investments, for Time Warner Cable Ventures, joined American Television and Communications Corporation ("ATC"), a principal owner of Time Warner Cable, in 1973. Mr. O'Hayre held a number of key positions at ATC, including Vice President, Cable Investments, and was responsible for the acquisition, sale and trade of cable television systems of ATC nationwide.

COMMITTEES OF THE BOARDS

  The Board of Representatives of Holdings is expected to have an Audit Committee and a Compensation Committee, and the Board of Representatives of Renaissance Media is expected to have at least two committees: (i) an Audit Committee; and (ii) a Compensation Committee. The Audit Committees' primary responsibilities will be to review and recommend to the Board internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements and to make recommendations concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Compensation Committee's primary responsibilities will be to review and recommend policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans, including the Renaissance Media Executive Bonus Incentive Plan (the "Plan").

REPRESENTATIVE AND DIRECTOR COMPENSATION

  Representatives and Directors will not receive any compensation for their services as Representatives/ Directors of Holdings, the Obligors, the Guarantor and Renaissance Media. Representatives and Directors will be reimbursed by the Company for their reasonable out-of-pocket expenses accrued in connection with acting as Representatives and Directors.

APPOINTMENT OF EXECUTIVE OFFICERS

  Executive officers are appointed at the first meeting of the Boards of Representatives/Directors after each annual meeting of members/stockholders and are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

EXECUTIVE COMPENSATION

  During 1998, Renaissance Media expects to pay Messrs. Schulte, Cornelius, Egan, Halpin and Testa and Ms. Fedun annual base salaries of $225,000, $225,000, $175,000, $175,000, $175,000 and $175,000, respectively. In addition, such executives will be eligible to receive bonuses if certain performance goals are met. See "--Executive Employment Arrangements" and "-- Executive Bonus Incentive Plan."

EXECUTIVE EMPLOYMENT ARRANGEMENTS

  Renaissance Media has entered into an employment agreement with each of the Management Investors. Each of the employment agreements provides for an annual base salary and an incentive bonus determined according to the Renaissance Media Executive Bonus Incentive Plan. Each agreement has an initial term of five years, except for that of Mr. Cornelius which has a one year initial term. The initial terms will automatically be extended if a sale of Renaissance Media is in process at the expiration of such term. Each employment agreement may be terminated by the Company with or without cause or upon an executive's continued disability. Each Management Investor may terminate the employment agreement with or without good reason, including for material reduction in position or responsibilities or termination of certain other executives by Renaissance Media, other than for cause, subject to certain exceptions. If an employment agreement is terminated by Renaissance Media without cause or by the Management Investor with good reason, Renaissance Media is obligated to pay the applicable Management Investor (other than Mr. Cornelius), subject to certain exceptions, any accrued unpaid base salary, any prior year bonus earned but not paid, a pro rata bonus for the year in which the termination occurs and severance for the remainder of the term of the agreement equal to the base salary and bonus at the annual rate for the year prior to the termination. It is anticipated that Mr. Cornelius will be entitled to one year severance payments upon his termination without cause or for good reason. In certain circumstances where Renaissance Media fails to meet certain financial targets, the term of severance may be limited to the lesser of the remainder of the employment term and two years. It is anticipated that Mr. Cornelius will be entitled to one year severance payments in such circumstances. Pursuant to the terms of the employment agreement, each Management Investor is subject to a (i) confidentiality covenant, (ii) a non-compete covenant for a period from the date of the employment agreement until the earlier of: (a) the expiration of the employment term; (b) the last day of any period of severance payments; and (c) two years following termination of employment; and (iii) for a period of two years following termination of employment, a non-solicitation covenant.

  The exclusivity agreement between Renaissance Media and each of the Management Investors permits the Management Investors to manage other cable television systems after 2001 subject to first offering such acquisition opportunities to the Morgan Stanley Entities.

EXECUTIVE BONUS INCENTIVE PLAN

  Renaissance Media has established the Plan to provide its executive officers, including the Management Investors, and other key employees with bonuses based upon the achievement of annual performance goals. The Plan will be administered by the Compensation Committee of the Board of Renaissance Media, consisting of at least three Representatives. The Compensation Committee will establish performance goals based on the Company's EBITDA. The award of bonuses will be based on the attainment of the Company's performance goals and the performance of individual executives.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH THE MORGAN STANLEY ENTITIES AND RELATED PARTIES

  In connection with the consummation of the Transactions, Renaissance Media entered into the Senior Credit Facility with MSSF, an affiliate of the Morgan Stanley Entities, as syndication agent and arranger. The Senior Credit Facility establishes an eight-year revolving credit facility in the initial aggregate principal amount of $40.0 million, an eight-year term loan in the initial aggregate principal amount of $60.0 million and an eight and one-half-year term loan in the initial aggregate principal amount of $50.0 million. See "Description of Certain Indebtedness." In connection with its services, MSSF will receive customary fees and be reimbursed for expenses.

TRANSACTIONS WITH TIME WARNER AND RELATED PARTIES

  The Systems were owned by CVI from December 31, 1988 through January 4, 1996, in the case of the Louisiana Systems, and from September 12, 1986 through January 4, 1996, in the case of the Tennessee System. On January 4, 1996, the Systems were acquired by Time Warner as a result of the acquisition of CVI by Time Warner. The Company purchased the Systems from Time Warner on April 9, 1998 in accordance with the terms and provisions of the Asset Purchase Agreement and Time Warner received approximately $300.0 million in cash and a $9.5 million equity ownership interest in Holdings, subject to adjustment.

  In connection with the Acquisition, the Company entered into an agreement with Time Warner, pursuant to which Time Warner manages the Company's programming. See "Business--Programming and Subscription Rates." The Company believes it will benefit from its relationship with Time Warner from access to certain of Time Warner's programming arrangements. The Company believes that the rates at which Time Warner will make any such programming available to the Company will be at least as favorable as the rates the Company could obtain from unaffiliated third parties.

  The Asset Purchase Agreement provides that Time Warner will provide certain interim operational services to the Company. In addition, the Company will assume Time Warner's obligations under the Social Contract with respect to the Systems. See "Regulation and Legislation--The Social Contract."

OTHER

  Leonard J. Baxt is a member of the Board of Representatives of Holdings and Renaissance Media. Mr. Baxt is also a member of Dow, Lohnes & Albertson, PLLC, which has served as counsel to the Company in connection with the issuance and sale of the Old Notes, the Transactions and the Exchange Offer. Dow, Lohnes & Albertson, PLLC, has provided other legal services to the Company from time to time and has received customary fees for such services.

                           PRINCIPAL SECURITYHOLDERS

  The Guarantor and the Obligors are wholly owned subsidiaries of Holdings. The following table sets forth certain information, following the Transactions, regarding beneficial ownership of the membership interests in Holdings by: (i) each person known by the Company to beneficially own more than 5% of the outstanding equity interests of Holdings; (ii) each member of the Boards of Representatives or Board of Directors, as applicable, of Holdings, the Obligors and the Guarantor; (iii) each executive officers of Holdings, the Obligors and the Guarantor; and (iv) all members of the Boards of Representatives, Board of Directors and executive officers of Holdings, the Guarantor and the Obligors as a group. The information as to beneficial ownership has been furnished by the respective equity holders, Representatives, Directors and executive officers of Holdings, the Guarantor and Obligors, and, unless otherwise indicated, each of the equity holders has the sole voting and investment power with respect to the equity interests beneficially owned. The address for each Representative, Director and executive officer of Holdings, the Obligors and the Guarantor is c/o Renaissance Media, One Cablevision Center, Suite 100, Ferndale, New York 12734. The address for each of MSCPIII, MSCI and MSCP Investors is 1221 Avenue of the Americas, New York, New York 10020. The address for Time Warner is 290 Harbor Drive, Stamford, Connecticut 06902.

                                                                 PERCENT OF
      NAME OF BENEFICIAL OWNER                                EQUITY OWNERSHIP
      ------------------------                                ----------------
Morgan Stanley Entities (1)..................................       87.6%
Time Warner..................................................        8.8
Fred Schulte (2).............................................         .9
Rodney Cornelius (2).........................................         .9
Michael J. Egan (2)..........................................         .4
Darlene Fedun (2)............................................         .4
Mark Halpin (2)..............................................         .4
David L. Testa (2)...........................................         .4
Alan E. Goldberg (3).........................................          -
Leonard J. Baxt..............................................         .1
Amy Rosen Wildstein (3)......................................          -
David E. O'Hayre.............................................          -
All Representatives, Directors and executive officers as a
 group.......................................................        3.6

--------
(1) The equity ownership interests of the Morgan Stanley Entities in Holdings are owned, directly or indirectly, by MSCPIII, MSCI and MSCP Investors in the following percentages: 88.5%, 9.1% and 2.4%, respectively, representing percentage equity interests in Holdings of 77.5%, 8.0% and 2.1%, respectively.
(2) Excludes certain carried interests in affiliates of Time Warner and the Morgan Stanley Entities which hold their respective equity interests in Holdings. These carried interests represent the right to participate in future distributions of such affiliates.
(3) Mr. Goldberg is a Managing Director of, and Ms. Wildstein is an associate of, Morgan Stanley Capital Partners III, Inc., the general partner of the general partner of MSCPIII.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

THE SENIOR CREDIT FACILITY

  General

  Renaissance Media is a party to a senior secured credit facility with MSSF, an affiliate of the Morgan Stanley Entities and the Placement Agent, as lender and agent (the "Senior Credit Facility").

  The following summary of the material provisions of the Senior Credit Facility does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Credit Facility Commitment Letter and the definitive loan document therefor (the "Senior Credit Facility Agreement"), copies of which are available from the Company upon request.

  The Senior Credit Facility establishes (i) the $40.0 million Revolver, an eight-year revolving credit facility (including a $4.0 million letter of credit facility) and (ii) the Term Loans, consisting of a $60.0 million, eight-year term loan facility (the "Term Loan A Facility"), and a $50.0 million, eight and one-half-year term loan facility (the "Term Loan B Facility"). Availability under the Revolver is subject to compliance with all covenants contained in the Senior Credit Facility Agreement (as hereinafter defined), including a minimum combined interest coverage ratio and a maximum combined total leverage ratio as described below.

  Loans under the Senior Credit Facility bear interest at the option of Renaissance Media, subject to certain limitations, based upon a base rate or LIBOR, plus an interest rate margin. The initial interest rate margins for borrowing under the Revolver and the Term Loan A Facility are between 1.25% and 1.625% for base rate loans and between 2.25% and 2.625% for LIBOR loans; and the initial interest rate margins for borrowing under the Term Loan B Facility will be between 1.625% and 1.875% for base rate loans and between 2.625% and 2.875% for LIBOR loans. Beginning six months after the effectiveness of the Senior Credit Facility Agreement, the interest rate margins for borrowings under the Revolver and the Term Loan A Facility will be between .625% and 1.625% for base rate loans and between 1.625% and 2.625% for LIBOR loans and for borrowing under the Term Loan B Facility will be between 1.375% and 1.875% for base rate loans and between 2.375% and 2.875% for LIBOR loans. The actual margins will be based on the ratio of Renaissance Media's consolidated senior leverage ratio as determined in accordance with the Senior Credit Facility Agreement.

  The Term Loans were drawn in full to purchase the Systems and pay related fees and expenses. No amount was drawn under the Revolver to finance the Acquisition. The Revolver is available to fund working capital requirements, capital expenditures and acquisitions.

  Amortization

  Revolver. The loans under the Revolver shall be repaid in full, on or prior to, and all letters of credit shall expire prior to, the eighth anniversary of the Closing Date, and the sum of revolving credit loans and letter of credit exposure shall at no time exceed the total commitments under the Revolver. The commitments under the Revolver shall be reduced by $2,000,000 each quarter from June 30, 2002 through March 31, 2005 and by $4,000,000 each quarter thereafter.

  Term Loan A Facility. The loans under the Term A Loan Facility shall be amortized in quarterly installments aggregating 1% per annum of the amount thereof in each of the first three years, 5% per annum of the amount thereof in the fourth year, 20% per annum of the amount thereof in each of the fifth, six and seventh years, and 32% per annum of the amount thereof in the eighth year.

  Term Loan B Facility. The loan under the Term Loan B Facility shall be amortized in quarterly installments aggregating 1% per annum of the amount thereof in each of the first seven years, 63% per annum of the amount thereof in the eighth year and 30% per annum of the amount thereof in the last six months.

  Prepayments

  Mandatory Prepayments. Renaissance Media is obligated to prepay the loans outstanding under the Senior Credit Facility with: (i) the net proceeds received from asset sales (with certain exceptions), (ii) the net proceeds received from the issuance of certain debt, (iii) the net proceeds received from certain issuances of equity by Renaissance Media or any of its subsidiaries, (iv) insurance recoveries or condemnation awards not applied within 180 days toward repair or replacement of the damaged or condemned property, (v) the net proceeds received from the reversion of pension plans, and (vi) in the case of the Term Loans so long as the combined total leverage ratio exceeds 4.0:1.0 for any fiscal year of Renaissance Media (beginning with the fiscal year ending in 1998), 50% of Renaissance Media's excess cash flow for such fiscal year.

  Voluntary Prepayments. Renaissance Media may make voluntary prepayments of amounts outstanding under the Senior Credit Facility, in whole or in part, with prior notice and without premium or penalty (other than payment of LIBOR breakage costs, if any), subject to limitations as to minimum amounts of prepayments.

  Covenants. The Senior Credit Facility contains certain covenants: (i) limiting Renaissance Media's ability to incur debt; (ii) limiting Renaissance Media's ability to create liens; (iii) restricting Renaissance Media's ability to merge with another entity; (iv) prohibiting Renaissance Media from selling all or any substantial part of its assets; (v) restricting Renaissance Media's ability to make investments, loans, advances, guarantees, acquisitions and certain payments, to engage in transactions with affiliates, and (vi) limiting Renaissance Media's capital expenditures. These covenants are subject to certain permitted exceptions. So long as no default under the Senior Credit Facility Agreement has occurred and is continuing, Renaissance Media will be permitted to make distributions to the Obligors to pay interest on the Notes.

  Financial Covenants. The Senior Credit Facility contains certain financial covenants requiring Renaissance Media to (i) maintain a consolidated senior leverage ratio initially not more than 5.5:1 and decreasing to 3.0:1 on April 1, 2005, (ii) a combined total leverage ratio after April 1, 2003 not more than 7.0:1, (iii) a combined interest coverage ratio at the last day of any fiscal quarter of not less than (a) 2.0:1 until March 31, 2003, (b) 1.5:1 thereafter until March 31, 2004, (c) 1.75:1 thereafter until March 31, 2005 and (d) 2.0:1 thereafter and (iv) a combined fixed charge coverage ratio at the last day of any fiscal quarter of 1.25:1 or more until March 31, 2003 and 1.0:1 thereafter.

  Events of Default. The Senior Credit Facility includes customary events of default, including, without limitation, a failure to pay any loan when due, a cross-default to certain other indebtedness of Renaissance Media, the Guarantor and the Obligors, the failure to satisfy any of the covenants, including the financial covenants, under the Senior Credit Facility, the commencement of bankruptcy proceedings or the occurrence of a change of control with respect to the Guarantor, the Obligors and Renaissance Media. An event of default under the Senior Credit Facility would allow the lenders thereunder to accelerate the maturity of the indebtedness under the Senior Credit Facility and would adversely affect the ability of the Obligors to meet their obligations under the Notes.

  Security. The Senior Credit Facility, the guarantees referred to below and any interest rate protection agreements related thereto entered into by Renaissance Media with the lenders are secured by perfected first priority (i) pledges of the ownership interests in Renaissance Media and its subsidiaries, and security interests in all obligations owed to Renaissance Media from any of its direct or indirect subsidiaries, and (ii) security interests in, and liens upon, substantially all other assets of Renaissance Media and its subsidiaries.

  Guarantees. Borrowings under the Senior Credit Facility are guaranteed, on a joint and several basis, by Renaissance Louisiana, Renaissance Tennessee, Renaissance Capital and all direct and indirect subsidiaries of Renaissance Louisiana and Renaissance Tennessee.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were originally sold by the Obligors on April 9, 1998 to the Placement Agent pursuant to the Placement Agreement. The Placement Agent subsequently placed the Old Notes with (i) qualified institutional buyers in reliance on Rule 144A under the Securities Act, and (ii) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. As a condition of the Placement Agreement, the Obligors and the Guarantor entered into the Registration Rights Agreement with the Placement Agent pursuant to which the Obligors and the Guarantor have agreed, for the benefit of the holders of the Old Notes, at the Obligors' cost, to use their best efforts to file the Exchange Offer Registration Statement with the Commission with respect to the Exchange Offer for the New Notes; and to have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer and to have the Exchange Offer consummated not later than 60 days after such effective date. Upon the Exchange Offer Registration Statement being declared effective, the Obligors will offer the New Notes in exchange for surrender of the Old Notes. The Obligors and the Guarantor will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Obligors pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having an original principal amount at maturity equal to that of the surrendered Old Note.

  Based on an interpretation by the staff of the Commission set forth in no action letters issued to third parties, the Obligors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than a broker-dealer as set forth below, or any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Obligors, as required by the Registration Rights Agreement, that such conditions have been met and that such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act.

  Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities and acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealer (other than an affiliate of the Company) in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Obligors and the Guarantor have agreed that, for a period of up to 180 days after the Expiration Date (as defined below), they will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  No holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes nor any holder who is an affiliate of the Company may rely on such no-action letters and must, in the absence of an exemption therefrom, comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in liability under the Securities Act for which the holder is not indemnified by the Company.

  As contemplated by the above-mentioned no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Obligors and the Guarantor in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business,
(ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in a distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Obligors or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. For a description of the procedures for resales by Participant Broker-Dealers, see "Plan of Distribution."

  In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Obligors to effect such an Exchange Offer, if for any other reason the Exchange Offer is commenced and not consummated by October 9, 1998, or under certain circumstances, the Obligors will use their best efforts to cause to become effective the Shelf Registration Statement with respect to resales of the Old Notes; and to keep such Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the original issuance of the Old Notes (or for so long as any holder is an affiliate of the Obligors), or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Obligors will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

  In the event the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to October 9, 1998, interest on the Notes (in addition to the accrual of original issue discount during the period ended April 15, 2003 and in addition to interest otherwise due on the Notes after such date) will accrue from October 9, 1998 at a rate of 0.5% per annum of the accreted value of the Notes on the preceding semi-annual accrual date and be payable in cash semi-annually commencing April 15, 1999 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

  Holders of Old Notes will be required to make certain representations to the Obligors and the Guarantor (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights

Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

  Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Obligors will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Obligors will issue $1,000 original principal amount at maturity of New Notes in exchange for each $1,000 original principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes except that (i) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. The form and the terms of the Guaranty are the same in all material respects as the guaranty issued in connection with the Old Notes.

  As of the date of this Prospectus, $163,175,000 aggregate original principal amount at maturity of Old Notes were outstanding. The Obligors have fixed the
close of business on      , 1998 as the record date for the Exchange Offer for
purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Obligors intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Obligors shall be deemed to have accepted validly tendered Old Notes when, as and if the Obligors have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Obligors.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Obligors will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
     , 1998, unless the Obligors, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Obligors will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Obligors reserve the right, in their sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

PROCEDURES FOR TENDERING

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal or transmit an Agent's Message in connection with a book-entry transfer, and mail or otherwise deliver such Letter of Transmittal or such facsimile, or Agent's Message, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent prior to the Expiration Date along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message, and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date. DELIVERY OF DOCUMENTS TO THE BOOK ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  DTC has authorized DTC participants that hold Old Notes on behalf of beneficial owners of Old Notes through DTC to tender their Old Notes as if they were holders. To effect a tender of Old Notes, DTC participants should either (i) complete and sign the Letter of Transmittal (or a manually signed facsimile thereof), have the signature thereon guaranteed if required by the instructions to the Letter of Transmittal, and mail or deliver the Letter of Transmittal (or such manually signed facsimile) to the Exchange Agent pursuant to the procedure set forth in "Procedures for Tendering" or (ii) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP") for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "--Book-Entry Transfer."

  By executing the Letter of Transmittal or Agent's Message, each holder will make to the Obligors the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Obligors will constitute agreement between such holder and the Obligors in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or Agent's Message.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES,

SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Obligors of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Obligors in their sole discretion, which determination will be final and binding. The Obligors reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Obligors' acceptance of which would, in the opinion of counsel for the Obligors, be unlawful. The Obligors also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Obligors' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Obligors shall determine. Although the Obligors intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Obligors, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. For purposes of the Exchange Offer, the Obligors shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Obligors have given oral or written notice thereof to the Exchange Agent.

  In all cases, the issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or Agent's Message and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the Expiration Date.

BOOK-ENTRY TRANSFER

  The Exchange Agent will establish a new account or utilize an existing account with respect to the Old Notes at DTC promptly after the date of this Prospectus, and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes may make a book-entry tender of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although tender of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and validly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Exchange Agent at its address set forth below under the caption "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. The confirmation of book-entry transfer of Old Notes into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Old Notes stating (i) the aggregate principal amount of Old Notes which have been tendered by such participant,
(ii) that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and (iii) that the Obligors may enforce such agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or in the case of a book-entry transfer, an Agent's Message) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer

  Facility), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Obligors, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Obligors and the Guarantor shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Obligors and the Guarantor might materially impair the ability of the Obligors and the Guarantor to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Obligors and the Guarantor or any of their subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the Staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Obligors and the Guarantor might materially impair the ability of the Obligors and the Guarantor to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Obligors and the Guarantor; or

    (c) any governmental approval has not been obtained, which approval the Obligors and the Guarantor shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Obligors and the Guarantor determine in their reasonable discretion that any of the conditions are not satisfied, the Obligors and the Guarantor may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  By Registered or Certified Mail:                By Overnight Courier:


   U.S. Trust Company of New York            U.S. Trust Company of New York
            P.O. Box 844                              770 Broadway
           Cooper Station                       New York, New York 10003
    New York, New York 10276-0844              Corporate Trust, 13th Floor
                                          Attention:

              By Hand:                         By Facsimile Transmission:


   U.S. Trust Company of New York                    (212) 780-0592
      111 Broadway, Lower Level

      Corporation Trust Window                    Confirm by Telephone:
      New York, New York 10006

                                                     (800) 548-6565

  DELIVERY TO AN ADDRESS OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Obligors. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Obligors and their affiliates.

  The Obligors have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Obligors, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Obligor. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Obligors' and the Guarantor's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Obligors and the Guarantor. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Guarantor or any subsidiary thereof, (ii) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) ("QIB") in compliance with Rule 144A, (iii) inside the United States to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investors") that, prior to such transfer, furnish to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate Accreted Value of Old Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Obligors that such transfer is in compliance with the Securities Act, (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act.

RESALE OF THE NEW NOTES

  Based on an interpretation by the staff of the Commission set forth in no action letters issued to third parties, the Obligors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than a broker-dealer as set forth below, or any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Obligors, as required by the Registration Rights Agreement, that such conditions have been met and that such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act.

  Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities and acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealer (other than an affiliate of the Company) in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Obligors and the Gurantor have agreed that, for a period of up to 180 days after the Expiration Date (as defined below), they will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan for Distribution."

  No holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes nor any holder who is an affiliate of the Company may rely on such no action letters and must, in the absence of an exemption therefrom, comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in liability under the Securities Act for which the holder is not indemnified by the Company.

                           DESCRIPTION OF THE NOTES

  The Old Notes were issued under an Indenture, dated as of the Closing Date (the "Indenture"), among Renaissance Louisiana, Renaissance Tennessee and Renaissance Capital, as joint and several Obligors (the "Obligors"), the Company, as guarantor, and United States Trust Company of New York (the "Trustee"). The New Notes will be issued under the Indenture, which shall thereupon be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A copy of the Indenture is available upon request from the Company. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. For purposes of this section, all references to the Company are to Renaissance Media Group LLC, excluding its subsidiaries. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions."

  The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes (which they replace) except that (i) the issuance of the New Notes have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer thereof, and (ii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. A copy of the Indenture has been filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus forms a part. Certain definitions of terms used in the following summary are set forth under "--Certain Definitions" below. The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes."

GENERAL

  The New Notes will be unsecured unsubordinated obligations of the Obligors, initially limited to $163,175,000 aggregate principal amount at maturity, and will mature on April 15, 2008. Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder as such discount accrues from the issue date of the Old Notes, no interest will be payable on the New Notes prior to October 15, 2003. From and after April 15, 2003, interest on the New Notes will accrue at the rate shown on the front cover of this Prospectus from April 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on April 1 or October 1 immediately preceding the Interest Payment
Date) on April 15 and October 15 of each year, commencing October 15, 2003. The New Notes will fully accrete to face value on April 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  Old Notes that remain outstanding after the consummation of the Exchange Offer and New Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Indenture.

  Principal of, premium, if any, and interest on the New Notes will be payable, and the New Notes may be exchanged or transferred, at the office or agency of the Obligors in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee); provided that, at the option of the Obligors payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

  The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Obligors may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

  Subject to the covenants described below under "Covenants" and applicable law, the Obligors may issue additional notes under the Indenture. The Notes and any such additional notes subsequently issued would be treated as a single class for all purposes under the Indenture.

OPTIONAL REDEMPTION

  The New Notes will be redeemable, at the Obligors' option, in whole or in part, at any time or from time to time, on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing April 15 of the years set forth below:

                                                                      REDEMPTION
       YEAR                                                             PRICE
       ----                                                           ----------
      2003...........................................................  105.000%
      2004...........................................................  103.333
      2005...........................................................  101.667
      2006 and thereafter............................................  100.000

  In addition, at any time prior to April 15, 2001, the Obligors may redeem up to 35% of the principal amount at maturity of the Notes with the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company or an Obligor to a Person other than the Company or any Subsidiary of the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of Accreted Value on the Redemption Date) of 110.000%; provided that at least $106.0 million aggregate principal amount at maturity of Notes remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days after the related sale of Capital Stock.

  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

GUARANTEE

  The payment and performance in full when due of the Obligors' obligations under the Indenture and the New Notes will be fully and unconditionally guaranteed on a senior basis by the Company. The obligations of the Company will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Company and after giving effect to any collections from or payments made by or on behalf of any Obligor in respect of the obligations of such Obligor under the Indenture, will result in the obligations of the Company under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SINKING FUND

  There will be no sinking fund payments for the New Notes.

RANKING

  The indebtedness evidenced by the New Notes will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Obligors and senior in right of payment to all existing and future subordinated indebtedness of the Obligors.

  The indebtedness evidenced by the New Guaranty will rank pari passu in right of payment will all existing and future unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company.

  As of June 30, 1998, the Company and the Obligors had $204.8 million of indebtedness outstanding. In addition, all existing and future liabilities (including indebtedness under the Credit Agreement and trade payables) of the Obligors' subsidiaries will be effectively senior to the Notes. As of June 30, 1998, the Obligors' subsidiaries had $112.8 million of indebtedness and other liabilities outstanding, including $102.5 million of indebtedness under the Credit Agreement. See "Risk Factors--Holding Company Structure; Structural Subordination."

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

  "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) below for each $1,000 of principal amount at maturity of the Notes:

    (i) if the Specified Date occurs on one or more of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

            SEMI-ANNUAL                             ACCRETED
            ACCRUAL DATE                              VALUE
            ------------                            ---------
           October 15, 1998........................ $  644.60
           April 15, 1999.......................... $  676.83
           October 15, 1999........................ $  710.68
           April 15, 2000.......................... $  746.21
           October 15, 2000........................ $  783.52
           April 15, 2001.......................... $  822.70
           October 15, 2001........................ $  863.83
           April 15, 2002.......................... $  907.02
           October 15, 2002........................ $  952.38
           April 15, 2003.......................... $1,000.00

    (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) $612.91 and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less $612.91 multiplied by (2) a fraction, the numerator of which is the number of days from the Closing Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Closing Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

    (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual

  Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

    (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period;
(ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iv) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (v) all extraordinary gains and extraordinary losses.

  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant.

  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

  "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company or an Obligor; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant, (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million in any transaction or series of transactions or (d) sales or other dispositions of assets for consideration (including exchanges for assets) at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (B) of the "Limitation on Asset Sales" covenant or deposits of proceeds with a "qualified intermediary," "qualified trustee" or similar person for purposes of facilitating a like-kind exchange under applicable provisions of the Internal Revenue Code of 1986, as amended.

  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

  "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of (x) Holdings, on a fully diluted basis, than is beneficially owned by the Morgan Stanley Entities and Time Warner and their Affiliates on such date or (y) the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors of Holdings or the Company (together with any new directors (x) whose election by such Board of Directors or whose nomination by such Board of Directors for election by the Company's equityholders was approved by a vote of at least two-thirds of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved or (y) so long as no person beneficially owns a greater proportion of the total voting power of the Voting Stock of Holdings than is beneficially owned by the Morgan Stanley Entities and Time Warner and their Affiliates, whose election was approved by Holdings with respect to the Company) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

  "Closing Date" means the date on which the Notes are originally issued under the Indenture.

  "Common Stock" means, with respect to any Person, such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period (x) plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and
(v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP, and
(y) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, less (to the extent not otherwise reduced in accordance with GAAP) the aggregate amount of deposits made by the Company and its Restricted Subsidiaries after the Closing Date in connection with proposed Asset Acquisitions that are forfeited by the Company or any of its Restricted Subsidiaries; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however any premiums, fees and expenses (and any amortization thereof) payable in connection with the Transactions, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

  "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such

Transaction Date to (ii) four times the aggregate amount of Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below (such fiscal quarter being the "Quarter"); provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Quarter through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period and, in the case of any Asset Acquisition, giving pro forma effect to any cost reductions the Company anticipates if the Company delivers to the Trustee an officer's certificate executed by the Chief Financial Officer of the Company certifying to and describing and quantifying with reasonable specificity the cost reductions expected to be attained within the first year after such Asset Acquisition; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the fiscal quarter immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

  "Credit Agreement" means the credit agreement between Renaissance Media LLC, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as syndication agent, CIBC Oppenheimer, as documentation agent, and Bankers Trust Company, as administrative agent, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments or documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refinancing, replacement or substitution thereof or therefor, or of or for any previous refinancing, replacement or substitution.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Obligors' repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

  "Existing Stockholders" means (i) the Morgan Stanley Entities and Time Warner and their respective Affiliates and (ii) Holdings, so long as the Morgan Stanley Entities and Time Warner, and their respective Affiliates, in the aggregate, beneficially own a majority of the Voting Stock of Holdings.

  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause
(viii) of the second paragraph of the "Limitation on Indebtedness" covenant,
(x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company or an Obligor exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in the written opinion which shall be delivered to the Trustee.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the Transactions and
(ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),
(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,
(v) all Capitalized Lease Obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding (x) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and (y) deposits in connection with any proposed Asset Acquisition not to exceed 10% of the estimated purchase price for such Asset Acquisition) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a

Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable), including, without limitation, distributions by the Company or a Restricted Subsidiary pursuant to clause
(ix) of the second paragraph of the "Limitation on Restricted Payments" covenant, as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Offer to Purchase" means an offer to purchase Notes by the Obligors from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;
(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Obligors default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Obligors shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Obligors. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Obligors will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Obligors will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Obligors are required to repurchase Notes pursuant to an Offer to Purchase.

  "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) loans or advances to employees of the Company or any Restricted Subsidiary evidenced by unsubordinated promissory notes that do not in the aggregate exceed at any one time outstanding $1 million; (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments; provided the aggregate amount of Investments made pursuant to this clause (vi) does not exceed $2 million plus the net reductions in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or the Net Cash Proceeds from the sale of any such Investments, provided that the net reduction in any Investment shall not exceed the amount of such Investment; (vii) deposits of proceeds with a "qualified intermediary," "qualified trustee" or similar person for purposes of facilitating a like-kind exchange under applicable provisions of the Internal Revenue Code of 1986, as amended; or (viii) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations (including obligations under franchise agreements), bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens upon real or personal property acquired after the Closing Date; provided that
(a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, to finance the cost (including the cost of design, development, acquisition, installation, integration, improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with industry practice; (xviii) Liens resulting from deposits made in connection with any proposed Asset Acquisition provided that such deposit does not exceed 10% of the estimated purchase price for such Asset Acquisition; (xix) Liens upon real or personal property acquired after the Closing Date that secure Indebtedness under clause (vi) above to secure any other Indebtedness secured under clause (vi) above; provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed 100% of the cost of all of the property securing such Indebtedness under clause (vi) above; and (xx) Liens on or sales of receivables, including related intangible assets and proceeds thereof.

  "Preferred Stock" means, with respect to any Person, such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

  "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company or an Obligor pursuant to an effective registration statement under the Securities Act.

  A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company or an Obligor has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Significant Subsidiary" means, at any date of determination, the Obligors and any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

  "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Tax Amount" means, with respect to any period, without duplication, the increase in the cumulative United States federal, state and local tax liability of holders of equity interests in the Company or a Restricted Subsidiary, as applicable (or if such holder is a pass-through entity for United States income tax purposes, holders of its equity interests) in respect of their interests in the Company or such Restricted Subsidiary for such period plus any additional amounts payable to such holders to cover taxes arising from the ownership of such equity interests, but excluding any increase in tax liability or additional amounts payable in respect of a gain realized by a holder of an equity interest in the Company or a Restricted Subsidiary upon the sale or disposition by such holder of an equity interest, including without limitation, any redemption thereof by the Company, in the Company or a Restricted Subsidiary.

  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company), other than the Obligors, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

  Limitation on Indebtedness

  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Guaranty and Indebtedness existing on the Closing Date); provided that the Company or any Obligor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and (x) less than or equal to 7.25 to 1, for Indebtedness Incurred on or prior to December 31, 1999, or (y) less than or equal to 6.75 to 1, for Indebtedness Incurred thereafter.

  Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $200 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below and (y) an amount equal to 4.5 times the Company's Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been filed with the Commission (giving pro forma effect to any Asset Acquisitions and Asset Dispositions as provided under the definition of "Consolidated Leverage Ratio") multiplied by four; (ii) Indebtedness owed (A) to the Company or any Obligor evidenced by a promissory note or (B) to any other Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause
(i), (ii), (iv), (vi), (vii) or (viii) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes and the Guaranty or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes and the Guaranty shall only be permitted under this clause (iii) if (A) in case the Notes and the Guaranty are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes and the Guaranty, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes and the Guaranty, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes and the Guaranty, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and the Guaranty at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and the Guaranty and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company or the Obligors be refinanced by means of any Indebtedness of any Restricted Subsidiary other than the Obligors pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds, performance guarantees or similar obligations securing the Company's or any Restricted Subsidiary's obligations under any cable television franchise, pole attachment agreement or lease or other similar agreement incurred in the ordinary course of business and entered into in connection with the day-to-day operations of such business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company or the Obligors, to the extent the net proceeds thereof are promptly
(A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "Defeasance"; (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company or the Obligors by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below; (vii) Indebtedness Incurred to finance the cost to acquire equipment, inventory or other assets used or useful in the business of the Company and its Restricted Subsidiaries (including acquisitions by way of a Capitalized Lease and the acquisition of the Capital Stock of a Person that becomes a Restricted Subsidiary), in an aggregate principal amount outstanding at any time not to exceed 5% of the Company's total assets as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries filed with the Commission; (viii) Indebtedness of the Company or any Obligor not to exceed, at any one time outstanding, two times the sum of (A) the Net Cash Proceeds received by the Company or an Obligor after the Closing Date as a capital contribution (other than a capital contribution by the Company or any Subsidiary of the Company) or from the sale of its Capital Stock (other than Disqualified Stock) to a Person other than the Company or any

Subsidiary of the Company, to the extent such capital contribution or sale of Capital Stock has not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), or (iv) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company or an Obligor after the Closing Date as a capital contribution (other than a capital contribution by the Company or any Subsidiary of the Company) or from the sale of its Capital Stock (other than Disqualified Stock) to a Person other than the Company or any Subsidiary of the Company, to the extent such capital contribution or sale of Capital Stock has not been used pursuant to clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; and (ix) Acquired Indebtedness; provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant.

  (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

  (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of this "Limitation on Indebtedness" covenant, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that any Indebtedness Incurred under any of clauses (i) through (ix) of the second paragraph of this covenant shall be deemed to be no longer outstanding under any such clauses and shall be deemed to have been Incurred under the first paragraph of this covenant on the first date on which the Company could have Incurred such Indebtedness under the first paragraph of this covenant if no Default or Event of Default would be continuing after giving effect to such Incurrence.

  Limitation on Restricted Payments

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries other than the Obligors held by minority stockholders), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company, an Obligor or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company or a Wholly Owned Restricted Subsidiary) or (B) any Restricted Subsidiary other than the Obligors (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company or any Obligor (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company or any Obligor, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Guaranty or Indebtedness of an Obligor that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through
(iv)
above being collectively "Restricted Payments") if, at the time of, and after
giving effect to, the proposed Restricted Payment:   (A) a Default or Event of
Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) the amount by which Consolidated EBITDA exceeds 130% of Consolidated Interest Expense, in each case, determined on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by the Company or an Obligor after the Closing Date as a capital contribution (other than a capital contribution by the Company or any Subsidiary of the Company) or from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person other than the Company or any Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company or an Obligor for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or such Obligor, or from the issuance to a Person other than the Company or any Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company or an Obligor (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness outstanding under clause
(viii) of the second paragraph under the "Limitation on Indebtedness" covenant, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

  The foregoing provision shall not be violated by reason of:   (i) the
payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Guaranty or the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company, an Obligor or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company or an Obligor (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Guaranty or Indebtedness of an Obligor which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company or an Obligor (or options, warrants or other rights to acquire such Capital Stock);
(v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) Investments acquired as a capital contribution or in exchange for Capital Stock (other than Disqualified Stock) of the Company or an Obligor; (vii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or an Obligor, options for any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares or related rights after the Closing Date does not exceed $2 million; (viii) the declaration or payment of dividends on the Common Stock of the Company or an Obligor following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company or such Obligor in such Public Equity Offering; (ix) for so long as the Company or any Restricted Subsidiary is treated as a pass-through entity for United States federal income tax purposes, distributions to equity holders of the Company or any Restricted Subsidiary in an amount not to exceed the Tax Amount for such period; or (x) other Restricted Payments in an aggregate amount not to exceed $10 million; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or
(iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses
(iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company or an Obligor are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or the Guaranty, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or
(iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

  The foregoing provisions shall not restrict any encumbrances or
restrictions:   (i) existing on the Closing Date in the Credit Agreement, the
Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that (x) the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced or (y) the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, restructurings, substitutions or replacements (A) do not prevent the Company or any of its Restricted Subsidiaries from paying interest on the Notes and (B) will be no more restrictive in any material respect than encumbrances and restrictions which could be obtained by a Person comparable to the Company or such Restricted Subsidiary under then prevailing market conditions; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines, at the time of entering into such encumbrance or restriction, that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

  Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

  The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary other than an Obligor (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;
(iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or
(iv) issuances or sales of Common Stock of a Restricted Subsidiary provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.

  Limitation on Issuances of Guarantees by Restricted Subsidiaries

  The Company will not permit any Restricted Subsidiary other than an Obligor, directly or indirectly, to Guarantee any Indebtedness of the Company or any Obligor which is pari passu with or subordinate in right of payment to the Notes or the Guaranty ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) any Guarantee of Indebtedness, including Indebtedness under the Credit Agreement, Incurred under clause (i) of the second paragraph under the "Limitation on Indebtedness" covenant. If the Guaranteed Indebtedness is (A) pari passu with the Notes or the Guaranty, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes or the Guaranty, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Guaranty.

  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

  Limitation on Transactions with Shareholders and Affiliates

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

  The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm (including, without limitation, Morgan Stanley & Co. Incorporated and its Affiliates) stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) programming agreements, marketing and promotional agreements, equipment agreements and agreements for other goods or services related to the business of the Company and its Restricted Subsidiaries entered into in the ordinary course of business by the Company or any Restricted Subsidiary and Time Warner or its Affiliates; (vi) the payment of fees to Morgan Stanley & Co. Incorporated or its Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems to be advisable or appropriate (including, without limitation, the payment of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of securities); (vii) the Transactions; or (viii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (viii) of this paragraph, (a) the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $4 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

  Limitation on Liens

  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and the Guaranty and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes and the Guaranty, prior to) the obligation or liability secured by such Lien.

  The foregoing limitation does not apply to (i) Liens existing on the Closing Date, including Liens securing obligations under the Credit Agreement; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on the Capital Stock of or any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under the "Limitation on Indebtedness" covenant; (vi) Liens securing Indebtedness outstanding under clause (i) of the second paragraph under the "Limitation on Indebtedness" covenant; or (vii) Permitted Liens.

  Limitation on Sale-Leaseback Transactions

  The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

  The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

  Limitation on Asset Sales

  The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or any Restricted Subsidiary, provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, the Obligors or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. Without in any way limiting the Company's discretion under the preceding sentence, pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, the Obligors must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes or the Guaranty ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate Accreted Value of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the Accreted Value of the Notes on the relevant Payment Date (and principal amount of Pari Passu Indebtedness), plus, in each case, accrued interest (if any) to the Payment Date.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

  The Obligors must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the Accreted Value thereof on the relevant Payment Date, plus accrued interest (if any) to the Payment Date.

  There can be no assurance that the Obligors will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company and the Obligors which might be outstanding at the time). The above covenant requiring the Obligors to repurchase the Notes will, unless consents are obtained, require the Obligors to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

  The Obligors will not be required to make an Offer to Purchase pursuant to this covenant if a third party makes an Offer to Purchase in compliance with this covenant and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

COMMISSION REPORTS AND REPORTS TO HOLDERS

  At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Company and the Obligors are then required to file reports with the Commission, the Company and the Obligors shall file with the Commission all such reports and other information as they would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if they were subject thereto. The Company and the Obligors shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Company and the Obligors shall, at their cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company and the Obligors shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

EVENTS OF DEFAULT

  The following events will be defined as "Events of Default" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) default in the performance or breach of the provisions of the Indenture described under "Consolidation, Merger and Sale of Assets" or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant; (d) the Company or the Obligors default in the performance of or breaches any other covenant or agreement of the Company or the Obligors in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (i) the Guaranty or any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture, the Guaranty or any Subsidiary Guarantee.

  If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to the Company or an Obligor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Obligors (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant

Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company or an Obligor, the Accreted Value of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Obligors and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
(iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the Accreted Value of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

  The Indenture will require certain officers of the Company and the Obligors to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company and the Obligors have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company and the Obligors will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Neither the Company nor any Obligor that constitutes all or substantially all of the property and assets of the Company will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless: (i) the Company or such Obligor shall be the continuing Person, or the Person (if other than the Company or such Obligor) formed by such consolidation or into which the Company or such Obligor is merged or that acquired or leased such property and assets of the Company or such Obligor shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company or the Obligor, as the case may be, on all of the Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or the Obligor or any Person becoming the successor obligor of the Notes or the Guaranty, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company or the Obligor immediately prior to such transaction; provided that this clause (iii) shall only apply to a sale of substantially all, but less than all, of the assets of the Company or an Obligor; (iv) immediately after giving effect to such transaction on a pro forma basis the Company or such Obligor, or any Person becoming the successor obligor on the Guaranty or the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company or an Obligor if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Guaranty, as the case may be, and its Restricted Subsidiaries, including the Obligors or any Person becoming a successor Obligor on the Notes, outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture; and (v) the Company or such Obligor delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv), if either is applicable) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

RELEASE OF OBLIGORS UPON SALE

  The Indenture will provide that Renaissance Louisiana and/or Renaissance Tennessee will be automatically, completely and unconditionally released and discharged from its obligations in respect of the Notes upon the sale or other disposition (in compliance with the first sentence of the "Limitation on Assets Sales" covenant) of all of the Company's and each of its Restricted Subsidiary's Capital Stock in such Obligor to any Person that is not an Affiliate of the Company; provided that such sale is not governed by the provisions of the Indenture described under "Consolidation, Merger and Sale of Assets" and after any such release and discharge at least one Obligor shall remain an obligor on the Notes.

  For U.S. federal income tax purposes, a Holder will be treated as having exchanged the Notes for new notes if there is "significant modification" of the debt instrument within the meaning of the Treasury regulations and in such case the Holder will be faxed on any gain or loss determined in accordance with the discussion contained in "--Sale, Exchange or Redemption of the Notes" above. The deletion of a co-obligor on the Notes will result in a "significant modification" if, (i) as a result of the deletion, there is a substantial impairment of the Company's capacity to meet the payment obligations under the Notes, and (ii) the Company's capacity to meet the payment obligations under the Notes was adequate prior to the deletion and is primarily speculative after the deletion. The Company's capacity to meet the payment obligations under the Notes includes any source for payment, including collateral, guarantees, or other credit enhancement. There are limitations placed on the ability of the Company to dispose of the Capital Stock in Renaissance Louisiana or Renaissance Tennessee (see "Limitation on Assets Sales" covenant described above). If such a disposition occurs, resulting in the release of one of the Obligors, the Company does not believe that there will be a substantial impairment of its capacity to meet the payment obligations under the Notes or that such capacity will be primarily speculative, and thus such deletion of an Obligor should not be a "significant modification" of the Notes.

DEFEASANCE

  Defeasance and Discharge. The Indenture will provide that the Obligors will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things,

(A) the Obligors have deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) the Obligors have delivered to the Trustee
(i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Obligors' exercise of their option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company, the Obligors or any of their Subsidiaries is a party or by which the Company, the Obligors or any of their Subsidiaries is bound and (D) if at such time the Notes are listed on a national securities exchange, the Obligors have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

  Defeasance of Certain Covenants and Certain Events of Default. The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses (iii) and
(iv) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and
(f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Obligors to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

  Defeasance and Certain Other Events of Default. In the event the Obligors exercise their option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Obligors will remain liable for such payments and the Guaranty with respect to such payments will remain in effect.

MODIFICATION AND WAIVER

  From time to time, the Company, the Obligors and the Trustee, together, without the consent of the Holders, may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated notes, to provide for the assumption of the Company's or an Obligor's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not, in the good faith determination of the Board of Directors, adversely affect the legal rights under the Indenture of any such Holder in any material respect, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Other modifications and amendments of the Indenture may be made by the Company, the Obligors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the Accreted Value or principal of, or premium, if any, or interest on, any Note,
(iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders as provided in the Indenture and a waiver of the payment default that resulted from such acceleration), (vii) modify the Guaranty in a manner adverse to the Holders or
(viii) reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

  The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Obligors in the Indenture, or in any of the Notes or the Guaranty or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, member, officer, director, member of the board of representatives, employee or controlling person of the Company or any Obligor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

  The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company or any Obligor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or the Trust Indenture Act), it must eliminate such conflict or resign.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a summary of the material United States federal income, estate and gift tax consequences of the purchase, ownership and disposition of the Notes, but is not purported to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive or prospective. Unless otherwise specifically noted, this summary applies only to those persons that hold the Notes as capital assets within the meaning of Section 1221 of the Code. This discussion assumes that the Notes will be treated as indebtedness for United States federal income tax purposes.

  THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS THE TAX CONSEQUENCES TO TAXPAYERS WHO ARE SUBJECT TO SPECIAL RULES (SUCH AS FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, INSURANCE COMPANIES, S CORPORATIONS, REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, BROKER-DEALERS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX AND PERSONS THAT WILL HOLD THE NOTES AS PART OF A POSITION IN A "STRADDLE" OR AS PART OF A "CONSTRUCTIVE SALE" OR A "HEDGING" OR "CONVERSION" TRANSACTION) OR ADDRESS ASPECTS OF FEDERAL TAXATION THAT MIGHT BE RELEVANT TO A PROSPECTIVE INVESTOR BASED UPON SUCH INVESTOR'S PARTICULAR TAX SITUATION. THIS SUMMARY DOES NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE NOTES (INCLUDING THE INVESTOR'S STATUS AS A UNITED STATES HOLDER OR A NON-UNITED STATES HOLDER), AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

EFFECT OF EXCHANGE OF OLD NOTES FOR NEW NOTES

  The Obligors believe that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, holders will not recognize any taxable gain or loss or any interest income as a result of exchanging Old Notes for New Notes pursuant to the Exchange Offer, the holding period of the New Notes will include the holding period of the Old Notes, and the basis of the New Notes will equal the basis of the Old Notes immediately before the exchange.

UNITED STATES HOLDERS

  General. The following is a general discussion of certain United States federal income tax consequences of the ownership and sale or other disposition of the Notes by a beneficial owner that, for United States federal income tax purposes, is a "United States person" (a "United States Holder"). For purposes of this discussion, a "United States person" means a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, otherwise provided by regulation; an estate the income of which is subject to United States federal income tax without regard to its source; or a trust if a court within the Untied States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated shall also be considered to be United States persons.

  Original Issue Discount. Because the Notes were issued at a discount from their "stated redemption price at maturity," the Notes have original issue discount ("OID") for federal income tax purposes. For federal income tax purposes, the amount of OID on a Note generally equals the excess of the "stated redemption price at maturity" of the Note over its "issue price." The issue price of the Notes is the first price to the public (excluding bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which a substantial amount of the Notes is sold. For purposes of this discussion, it is assumed that all initial Holders purchased their Notes at the issue price. The stated redemption price at maturity of a Note is the sum of all cash payments to be made on such Note (whether denominated as principal or interest) other than payments of "qualified stated interest." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Because there will be no required payment of interest on the Notes prior to October 15, 2003, none of the interest payments on the Notes will constitute qualified stated interest; accordingly, each Note bears OID in an amount equal to the excess of (i) the sum of its principal amount and all stated interest payments, over (ii) its issue price.

  A United States Holder is required to include OID in income periodically over the term of a Note before receipt of the cash or other payment attributable to such income, regardless of such Holder's method of tax accounting. The amount of OID required to be included in a United States Holder's gross income for any taxable year is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of a taxable year during which such Holder holds the Note. The daily portion is determined by allocating to each day of any "accrual period" within a taxable year a pro rata portion of an amount equal to the "adjusted issue price" of the Note at the beginning of the accrual period multiplied by the "yield to maturity" of the Note. For purposes of computing OID, the Obligors will use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the Notes and the date six months prior to such maturity date, with the exception of an initial short accrual period. A United States Holder is permitted to use different accrual periods; provided that each accrual period is no longer than one year, and each scheduled payment of interest or principal occurs on either the first or last day of an accrual period. The adjusted issue price of a Note at the beginning of any accrual period is the issue price of the Note increased by the amount of OID previously includible in the gross income of the Holder and decreased by any payments previously made on the Note. The yield to maturity is the discount rate that, when used in computing the present value of all payments of principal and interest to be made on a Note, produces an amount equal to the issue price of the Note. Under these rules, United States Holders of Notes are required to include in gross income increasingly greater amounts of OID in each successive accrual period. Payments of stated interest on a Note will not be separately included in income, but rather will be treated first as payments of previously accrued OID and then as payments of principal and consequently will reduce the United States Holder's basis in a Note, as described below under "Certain United States Federal Income Tax Consequences--United States Holders--Sale, Exchange or Redemption of the Notes."

  The Obligors intend to treat the possibility of (i) an optional redemption, as described under "Description of the Notes--Optional Redemption," and (ii) a repurchase pursuant to a Change in Control, as described under "Description of the Notes--Repurchase of Notes upon a Change of Control" as remote under applicable Treasury regulations. The Company does not intend to treat the possibilities described in (i) or (ii) above as (x) affecting the determination of the yield to maturity of the Notes or (y) giving rise to any additional accrual of OID or recognition of ordinary income upon the redemption, sale or exchange of a Note. In the unlikely event that the interest rate on the Notes is increased, then such increased interest may be treated as increasing the amount of OID on the Notes includable by a United States Holder in income as such OID accrues, in advance of the receipt of any cash payment therefor.

  Acquisition Premium. A United States Holder that purchases a Note for an amount that is greater than its adjusted issue price as of the purchase date will be considered to have purchased such Note at an "acquisition premium." The amount of OID that such Holder must include in its gross income with respect to such Note for any taxable year is generally reduced by the portion of such acquisition premium properly allocable to such year. The information reported by the Obligors to the record Holders of the Notes on an annual basis will not account for an offset against OID for any portion of the acquisition premium. Accordingly, each United States Holder should consult its own tax advisor as to the determination of the acquisition premium amount and the resulting adjustments to the amount of reportable OID.

  Amortizable Bond Premium. A United States Holder that purchases a Note for an amount in excess of its principal amount will be considered to have purchased the Note at a premium and may elect to amortize such premium, using a constant yield method, over the remaining term of the Note (or, if a smaller amortization allowance would result, by computing such allowance with reference to the amount payable on an earlier call date and amortizing such allowance over the shorter period to such call date). The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "Service").

  Market Discount. If a United States Holder purchases, subsequent to its original issuance, a Note for an amount that is less than its "revised issue price" as of the purchase date, the amount of the difference generally will be treated as "market discount," unless such difference is less than a specified de minimis amount. The Code provides that the revised issue price of a Note equals its issue price plus the amount of OID includable in the income of all holders for periods prior to the purchase date (disregarding any deduction for acquisition premium) reduced by the amount of all prior cash payments on the Note. Subject to a de minimis exception, a United States Holder will be required to treat any gain recognized on the sale, exchange, redemption, retirement or other disposition of the Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, the United States Holder may be required to defer, until the maturity date of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

  Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue market discount on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (under either the ratable or constant interest method). This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the Service. If the United States Holder of a Note makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such instruments, and with respect to the deferral of interest deductions on debt incurred or maintained to purchase or carry such debt instruments, would not apply.

  Election to Treat All Interest as OID. A United States Holder of a Note may elect, subject to certain limitations, to include all interest that accrues on a Note in gross income on a constant yield basis. For purposes of this election, interest includes stated interest, OID, market discount, de minimus OID, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules and limitations apply to taxpayers who make this election; therefore, United States Holders should consult their tax advisors as to whether they should make this election.

  Sale, Exchange or Redemption of the Notes. Generally, a sale, exchange or redemption of the Notes will result in taxable gain or loss equal to the difference between the amount of cash or other property received and the United States Holder's adjusted tax basis in the Note. A United States Holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a Note will initially equal the cost of the Note to such

Holder and will be increased by (i) any amounts included in income as OID, and
(ii) any market discount previously included in income by such Holder, and decreased by (a) any principal and stated interest payments received by such Holder, and (b) any amortized premium previously deducted from income by such Holder. Except as described above with respect to market discount, such gain or loss will be capital gain or loss. Capital gain or loss will be long-term gain or loss if the Note is held by the United States Holder for more than one year, otherwise such gain or loss will be short-term.

  United States Holders that are corporations will generally be taxed on net capital gains at a maximum rate of 35%. In contrast, United States Holders that are individuals will generally be taxed on net capital gains at a maximum rate of (i) 39.6% for property held for 12 months or less, and (ii) 20% for property held more than 12 months. Special rules (and generally lower maximum rates) apply for individuals in lower tax brackets. Any capital losses realized by a United States Holder that is a corporation generally may be used only to offset capital gains. Any capital losses realized by a United States Holder that is an individual generally may be used only to offset capital gains plus $3,000 of other income per year.

  Release of Obligors Upon Sale. Under certain circumstances, Renaissance Louisiana or Renaissance Tennessee will be released and discharged from its obligations in respect of the Notes upon the sale or other disposition of Capital Stock in such Obligor to any Person that is not an Affiliate of the Company. See "Description of the Notes--Release of Obligors Upon Sale." For United States federal income tax purposes, a United States Holder will be treated as having exchanged the Notes for new Notes if there is "significant modification" of the debt instrument within the meaning of the Treasury regulations, and in such case the Holder will be taxed on any gain or loss determined in accordance with the discussion contained in "United States Holders--Sale, Exchange or Redemption of the Notes" above. The deletion of a co-obligor on the Notes will result in a "significant modification" if (i) as a result of the deletion, there is a substantial impairment of the Company's capacity to meet the payment obligations under the Notes, and (ii) the Company's capacity to meet the payment obligations under the Notes was adequate prior to the deletion and is primarily speculative after the deletion. The Company's capacity to meet the payment obligations under the Notes includes any source for payment, including collateral, guarantees, or other credit enhancement. There are substantial limitations placed on the ability of the Company to dispose of the Capital Stock in Renaissance Louisiana or Renaissance Tennessee (see "Description of the Notes--Limitation on Assets Sales"). If such disposition occurs, resulting in the release of one of the Obligors, the Company does not believe that there will be a substantial impairment of its capacity to meet the payment obligations under the Notes or that such capacity will be primarily speculative, and thus that there will not be a "significant modification" of the Notes.

FOREIGN HOLDERS

  The following is a general discussion of certain United States federal income, estate and gift tax consequences of the ownership and sale or other disposition of the Notes by any beneficial owner of a Note that is not a United States Holder (a "Non-United States Holder"). Resident alien individuals are subject to United States federal income tax with respect to the Notes as if they were United States Holders.

  Interest. Under current United States federal income tax law, and subject to the discussion of backup withholding below, interest (including OID) paid on the Notes to a Non-United States Holder will not be subject to the normal 30% United States federal withholding tax; provided that (i) the interest is "effectively connected with the conduct of a trade or business in the United States" by the Non-United States Holder and the Non-United States Holder timely furnishes the Obligors with two duly executed copies of Internal Revenue Service Form 4224 (or any successor form), or (ii) all of the following conditions of the "portfolio interest" exception (the "Portfolio Interest Exception") are met: (A) the Non-United States Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of stock of a corporate issuer entitled to vote and does not, actually or constructively, own 10% or more of the capital or profits interest in a partnership issuer, (B) the Non-United States Holder is not a controlled foreign corporation that is related, directly or indirectly, to the Obligors through stock ownership, (C) the Non-United States Holder is not a bank receiving interest (including OID) pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) either (1) the Non-United States Holder certifies to the Obligors or their agent, under penalties of perjury, that it is a Non-United States Holder and provides its name and address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Notes in such capacity, certifies to the Obligors or their agent, under penalties of perjury, that such statement has been received from the beneficial owner of the Notes by it or by a Financial Institution between it and the beneficial owner and furnishes the Obligors or their agent with a copy thereof. The foregoing certification may be provided by the Non-United States Holder on Internal Revenue Service Form W-8 (or any successor form). Such certificate is effective with respect to payments of interest (including OID) made after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years.

  On October 14, 1997, final regulations were published in the Federal Register (the "1997 Final Regulations") that affect the United States federal income taxation of Non-United States Holders. The 1997 Final Regulations are effective for payments after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules discussed below. The discussion under this heading and under "Backup Withholding Tax and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations. Prospective Holders of the Notes are urged to consult their tax advisors concerning the tax consequences of their investment in light of the 1997 Final Regulations.

  The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. Qualified intermediaries include: (i) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization), or (ii) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the Service. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised Internal Revenue Service Form W-8 (discussed below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent (including the receipt of withholding certificates, the payment of amounts of income subject to withholding and the deposit of tax withheld); provided that certain conditions are met.

  For purposes of the certification requirements, the 1997 Final Regulations generally treat as the beneficial owners of payments on a Note those persons that, under United States federal income tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally must provide the required certifications to qualify for the withholding tax exemption described above (unless the partnership has entered into a special agreement with the Service). A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for Holders not furnishing the required certifications to qualify for the withholding tax exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including Internal Revenue Service Form W-8) with a single, revised Internal Revenue Service Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this revised Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed.

  The 1997 Final Regulations provide transition rules concerning existing certificates, such as Internal Revenue Service Form W-8. Valid withholding certificates that are held on December 31, 1999 will generally remain valid until the earlier of December 31, 2000 or the date of their expiration. Existing certificates that expire in 1999 will not be effective after their expiration. Certificates dated prior to January 1, 1998 will generally remain valid until the end of 1998, irrespective of the fact that their validity expires during 1998.

  In the event that the interest (including OID) paid on the Notes is effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder, the Non-United States Holder will generally be taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States Holders in essentially the same manner as if the Notes were held by a United States Holder, as discussed above. In the case of a Non-United States Holder that is a corporation, such income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

  If the interest on the Notes is not "effectively connected" and does not qualify for the Portfolio Interest Exception, then the interest will be subject to United States federal withholding tax at a flat rate of 30% (or a lower applicable income tax treaty rate upon delivery of the appropriate certification of eligibility for treaty benefits).

  Gain on Sale or Other Disposition. Subject to special rules applicable to individuals as described below, a Non-United States Holder will generally not be subject to regular United States federal income or withholding tax on gain recognized on a sale or other disposition of the Notes (including a deemed exchange upon a release of Obligors, as discussed above in "Certain United States Federal Income Tax Consequences--United States Holders--Release of Obligors Upon Sale"), unless the gain is effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder or of a partnership, trust or estate in which such Non-United States Holder is a partner or beneficiary.

  Gains realized by a Non-United States Holder that are effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder will generally be taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States Holders, as discussed above, unless exempt by an applicable income tax treaty. In the case of a Non-United States Holder that is a corporation, such income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

  In addition to being subject to the rules described above, an individual Non-United States Holder who holds the Notes as a capital asset will generally be subject to tax at a 30% rate on any gain recognized on the sale or other disposition of such Notes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder, and (ii) such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and either (A) has a "tax home" in the United States (as specially defined for purposes of the United States federal income tax), or (B) maintains an office or other fixed place of business in the United States and the gain from the sale or other disposition of the Notes is attributable to such office or other fixed place of business. Individual Non-United States Holders may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates (including certain former long-term residents of the United States).

  Under the 1997 Final Regulations, withholding of United States federal income tax may apply to payments on a taxable sale or other disposition of the Notes by a Non-United States Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

  Federal Estate Taxes. A Note beneficially owned by an individual who is neither a United States citizen nor a domiciliary of the United States at the time of death will not be subject to United States federal estate tax as a result of such individual's death; provided that any interest thereon would have been eligible for the Portfolio Interest Exception described above in "Certain United States Federal Income Tax Consequences--Foreign Holders-- Interest," if such interest had been received by the individual at the time of death.

  Federal Gift Taxes. An individual who is not a United States citizen will not be subject to United States federal gift tax on a transfer of Notes, unless such person is a domiciliary of the United States or such person is subject to provisions of United States federal gift tax law applicable to certain United States expatriates (including certain former long-term residents of the United States).

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  Under current United States federal income tax law, information reporting requirements apply to interest (including OID) paid to, and to the proceeds of sales or other dispositions before maturity by, certain non-corporate persons. In addition, a 31% backup withholding tax applies if a non-corporate person
(i) fails to furnish such person's Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that such person has failed properly to report payments of interest and dividends, or (iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has not been notified by the Service that such person is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

  In the case of a Non-United States Holder, under current United States federal income tax law, backup withholding and information reporting do not apply to payments of interest (including OID) with respect to the Note, or to payments on the sale or other disposition of a Note, if such Holder has provided to the Obligors or their paying agent the certification described in clause (ii)(D) of "Certain United States Federal Income Tax Consequences-- Foreign Holders--Interest" or has otherwise established an exemption.

  Under current United States federal income tax law, (i) interest payments (including OID) with respect to a Note collected outside the United States by a foreign office of a custodian, nominee or broker acting on behalf of a beneficial owner of a Note, and (ii) payments on the sale or other disposition of a Note to or through a foreign office of a broker are not generally subject to backup withholding or information reporting. However, if such custodian, nominee or broker is a "United States person" (as defined in Section 7701(a)(30) of the Code), a controlled foreign corporation for United States tax purposes or a foreign person 50% of more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period (a "U.S. Related Person"), such custodian, nominee or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments, unless such custodian, nominee or broker has in its records documentary evidence that the beneficial owner is not a United States Holder and certain conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such custodian, nominee or broker is required to report if such person has actual knowledge that the payee is a United States Holder. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States Holder or otherwise establishes an exemption.

  The 1997 Final Regulations modify certain of the certification requirements for backup withholding and expand the group of U.S. Related Persons. It is possible that the Obligors or their paying agent may request new withholding exemption forms from Holders in order to qualify for continued exemption from backup withholding when the 1997 Final Regulations become effective.

  Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Holder under the backup withholding rules are allowed as a refund or a credit against such Holder's United States federal income tax; provided that the required information is furnished to the Service.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer (other than an affiliate of the Company) in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Obligors and the Guarantor have agreed that for a period starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

  The Obligors will not receive any proceeds from any sales of the New Notes by Participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over- the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Obligors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Obligors and the Guarantor have agreed to pay expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the holders of Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. Morgan Stanley has indicated to the Company that it intends to effect offers and sales of the New Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, but is not obligated to do so and such market-making activities may be discontinued at any time. Morgan Stanley may act as principal or agent in such transactions. There can be no assurance that an active market for the New Notes will develop. If Morgan Stanley conducts any market making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the New Notes because of the equity ownership of Holdings by the Morgan Stanley Entities, all of which are affiliates of Morgan Stanley and own in the aggregate approximately 87.6% of the outstanding equity of Holdings. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the New Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus.

  The Company has not entered into an arrangements or understanding with any person to distribute the New Notes to be received in the Exchange Offer.

                                 LEGAL MATTERS

  The validity of the New Notes and the New Guaranty offered hereby will be passed upon on behalf of the Obligors and the Guarantor by Dow, Lohnes & Albertson, PLLC, Washington, D.C.

                                    EXPERTS

  The audited combined financial statements of the Systems as of December 31, 1996 and 1997, and for each of the three years ended December 31, 1997, and the audited combined financial statements of Holdings and Renaissance Media as of December 31, 1997 and for the period from November 5, 1997 (date of inception) to December 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                      INDEX TO FINANCIAL STATEMENTS

RENAISSANCE MEDIA HOLDINGS LLC AND RENAISSANCE MEDIA LLC                    PAGE
                                                                            ----
Report of Independent Auditors............................................   F-2
Combined Balance Sheet as of December 31, 1997............................   F-3
Combined Income Statement and Retained Earnings for the Period from
 November 5, 1997 (Date of Inception) to December 31, 1997................   F-4
Combined Statement of Cash Flows for the Period from November 5, 1997
 (Date of Inception) to December 31, 1997.................................   F-5
Notes to Financial Statements.............................................   F-6
RENAISSANCE MEDIA GROUP LLC
Consolidated Balance Sheet as of June 30, 1998 (unaudited)................   F-9
Consolidated Statement of Operations for the six months ended June 30,
 1998 (unaudited).........................................................  F-10
Consolidated Statement of Member's Equity for the six months ended June
 30, 1998 (unaudited).....................................................  F-11
Consolidated Statement of Cash Flows for the six months ended June 30,
 1998 (unaudited).........................................................  F-12
Notes to Financial Statements.............................................  F-13
PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE
 LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
Report of Independent Auditors............................................  F-18
Combined Balance Sheets as of December 31, 1996 and 1997 and April 8, 1998
 (unaudited)..............................................................  F-19
Combined Statements of Operations for the Years Ended December 31, 1995,
 1996 and 1997 and the three months ended March 31, 1997 and the period
 January 1, to April 8, 1998 (unaudited)..................................  F-20
Combined Statements of Changes in Net Assets for the Years Ended December
 31, 1996 and 1997 and the period January 1, to April 8, 1998
 (unaudited)..............................................................  F-21
Combined Statements of Cash Flows for the Years Ended December 31, 1995,
 1996 and 1997, the three months ended March 31, 1997 and the period
 January 1, to April 8, 1998 (unaudited)..................................  F-22
Notes to Combined Financial Statements....................................  F-23

Note: Financial statements of Renaissance Media (Louisiana) LLC ("Louisiana"), Renaissance Media (Tennessee) LLC ("Tennessee"), and Renaissance Media Capital Corporation ("Capital") (collectively, the "Co-obligors"), each a wholly-owned subsidiary of Renaissance Media Group LLC (the "Company"), have not been presented as (i) the Company and Co-obligors have no operations or assets independent of Renaissance Media, a wholly-owned subsidiary of Louisiana and Tennessee, (ii) the Co-obligors were formed solely for the purpose of serving as co-obligors of the Notes as Tennessee's and Louisiana's only significant assets are their respective equity ownership interests in Renaissance Media, and Capital has no significant assets and is nominally capitalized, and (iii) as co-obligors, the Company and these wholly-owned subsidiaries are effectively jointly and severally liable for the obligations under the Notes on a full and unconditional basis. Accordingly, management has determined that such financial statements would not be material to investors.

                        REPORT OF INDEPENDENT AUDITORS

To the Members of
Renaissance Media Holdings LLC
Renaissance Media LLC

  We have audited the accompanying combined balance sheet of Renaissance Media Holdings LLC and Renaissance Media LLC (as combined, the "Company") as of December 31, 1997 and the related combined income statement and statement of cash flows for the period from November 5, 1997 (date of inception) to December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1997 and the results of its operations and its cash flows for the period from November 5, 1997 (date of inception) to December 31, 1997 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP
New York, New York
March 16, 1998

            RENAISSANCE MEDIA HOLDINGS LLC AND RENAISSANCE MEDIA LLC

                          COMBINED BALANCE SHEET

                             DECEMBER 31, 1997

                                     ASSETS

Cash and cash equivalents.......................................... $   903,034
Accrued interest income............................................      59,434
Accounts receivable................................................       2,500
Prepaid expenses and other assets..................................       2,041
Escrow deposit.....................................................  15,000,000
Deferred acquisition costs, net....................................     347,500
Deferred financing costs...........................................     692,500
Less accumulated amortization......................................      (4,271)
                                                                    -----------
                                                                        688,229
                                                                    -----------
    Total assets................................................... $17,002,738
                                                                    ===========

                        LIABILITIES AND MEMBERS' EQUITY

Due to Management Investors........................................ $ 1,000,000
Accounts payable...................................................      11,313
Accrued expenses:
  Legal............................................................     880,000
  Audit fees.......................................................      15,000
  Other professional fees..........................................      60,000
                                                                    -----------
                                                                      1,966,313
                                                                    -----------
MEMBERS' EQUITY:
Morgan Stanley Capital Partners III, Inc...........................           1
Morgan Stanley Capital Partners III, L.P...........................  13,269,701
MSCP III 892 Investors, L.P........................................   1,358,582
Morgan Stanley Capital Investors, L.P..............................     371,717
Retained earnings..................................................      36,424
                                                                    -----------
    Total members' equity..........................................  15,036,425
                                                                    -----------
    Total liabilities and members' equity.......................... $17,002,738
                                                                    ===========

                See accompanying notes to financial statements.

            RENAISSANCE MEDIA HOLDINGS LLC AND RENAISSANCE MEDIA LLC

            COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

         NOVEMBER 5, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997

REVENUES:
Interest income........................................................ $64,968
                                                                        -------
    Total revenue......................................................  64,968
                                                                        -------
EXPENSES:
Employee...............................................................   9,196
General................................................................      77
Professional...........................................................  15,000
Interest expense.......................................................   4,271
                                                                        -------
    Total expenses.....................................................  28,544
                                                                        -------
    Net income......................................................... $36,424
    Retained earnings, beginning of period.............................     --
                                                                        -------
    Retained earnings, end of period................................... $36,424
                                                                        =======


                See accompanying notes to financial statements.

            RENAISSANCE MEDIA HOLDINGS LLC AND RENAISSANCE MEDIA LLC

                      COMBINED STATEMENT OF CASH FLOW

         NOVEMBER 5, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997

OPERATING ACTIVITIES:
Net income........................................................ $     36,424
Adjustments to non-cash and non-operating items:
  Non-cash interest expense/(income)..............................        4,271
  Changes in operating assets and liabilities:
    Accrued interest income.......................................      (59,434)
    Accounts receivable...........................................       (2,500)
    Prepaid expenses and other assets.............................       (2,041)
    Purchase of interest rate cap agreement.......................     (102,500)
    Accrued expenses:
      Other professional fees.....................................        2,500
      Audit fees..................................................       15,000
    Accounts payable..............................................       11,313
                                                                   ------------
Net cash (used in) operating activities...........................      (96,967)
                                                                   ------------
INVESTING ACTIVITIES:
Escrow deposit....................................................  (15,000,000)
                                                                   ------------
Net cash (used in) investing activities...........................  (15,000,000)
                                                                   ------------
FINANCING ACTIVITIES:
Due to Management Investors.......................................    1,000,000
Capital contributions:
  Morgan Stanley Capital Partners III, Inc........................            1
  Morgan Stanley Capital Partners III, L.P........................   13,269,701
  MSCP III 892 Investors, L.P.....................................    1,358,582
  Morgan Stanley Capital Investors, L.P...........................      371,717
                                                                   ------------
Net cash provided by (used in) financing activities...............   16,000,001
                                                                   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........................      903,034
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD..........          --
                                                                   ------------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD................ $    903,034
                                                                   ============

                See accompanying notes to financial statements.

           RENAISSANCE MEDIA HOLDINGS LLC AND RENAISSANCE MEDIA LLC

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

  Renaissance Media Holdings LLC ("Holdings") was formed on November 5, 1997 to acquire certain cable television systems in Louisiana, Tennessee and Mississippi. The initial investing stockholders of Holdings were Morgan Stanley Capital Partners III, L.P. ("MSCP III L.P."), MSCP III 892 Investors, L.P. ("MSCP III 892"), and Morgan Stanley Capital Investors, L.P. ("MSCI L.P."). Renaissance Media LLC ("Media") was formed on November 24, 1997. The initial investing stockholder of Media was Morgan Stanley Capital Partners III, Inc. ("MSCP III Inc.).

  The financial statements of Holdings and Media (as combined, the "Company") have been combined as of December 31, 1997 and for the period from November 5, 1997 (date of inception) to December 31, 1997 as (i) it is management's belief that the combined financial statements present the financial position and results of operations of what will become the ultimate legal entity structure upon the closing of the Asset Purchase Transaction (as defined in Note 3 below) and the offering of the Notes (as defined in Note 9 below), (ii) Media and Holdings were the only legal operating entities in existence at December 31, 1997 with any assets, liabilities, revenue or expenses, (iii) Media was nominally capitalized at $1 and had minimal operations, (iv) Media and Holdings were under common control because MSCP III Inc. (a) is the general partner of the general partner of each of MSCP III L.P., MSCP III 892 and MSCI L.P., which were the sole equity owners of Holdings and as general partner controls all activities of MSCP III L.P., MSCP III 892 and MSCI L.P. and (b) was the sole equity owner of Media, and (v) the financial statements of Media are not material to the combined financial statements. Subsequent to December 31, 1997, the following legal entity structure changes were enacted: a) Holdings formed Renaissance Media Group LLC ("Group"); b) Group formed three wholly-owned subsidiaries, Renaissance Media (Louisiana) LLC ("Louisiana"), Renaissance Media (Tennessee) LLC ("Tennessee"), and Renaissance Media Capital Corporation; and c) Media became a wholly-owned subsidiary of Holdings through a 24% interest held by Tennessee and a 76% interest held by Louisiana which acquired their respective interests from Morgan Stanley Capital Partners III, Inc. at the same nominal amount through an acquisition of entities under common control and accounted for as if it were a pooling of interests.

  Significant intercompany transactions and accounts have been eliminated.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The presentation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

 Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 Deferred Acquisition and Financing Costs

  Deferred acquisition and financing costs at December 31, 1997 consist primarily of legal fees associated with the acquisition of certain assets of TWI Cable Inc. ("TWI Cable") and financing costs relating to the contemplated financing (see note 4). Subsequent to the closing of the acquisition, these costs will be amortized over periods ranging from 8 to 15 years.

           RENAISSANCE MEDIA HOLDINGS LLC AND RENAISSANCE MEDIA LLC

3. ASSET PURCHASE AGREEMENT

  On November 14, 1997, Holdings entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with TWI Cable whereby Holdings agreed to purchase from TWI Cable the assets of certain cable television systems in Louisiana, Tennessee and Mississippi (the "Acquisition"). This transaction closed on April 9, 1998 and was accounted for using the purchase method. The purchase price for the assets acquired was $309.5 million, $300 million of which was paid in cash and $9.5 million of which was paid by the issuance of an equity interest (9,500 units) in Holdings to TWI Cable at the closing. The 9,500 units issued to TWI Cable as equity represent an 8.8% interest in Holdings, determined by dividing the TWI Cable interest of 9,500 units by the total units outstanding of Holdings of 108,500. TWI Cable's interest in Holdings is as a minority member with one Board representative, and TWI Cable has economic interests in Holdings equal to its ownership percentage on the same basis as all other members of Holdings. Holdings was formed to consummate the Acquisition and had no assets prior to this transaction. In accordance with the Limited Liability Company Agreement of Holdings, TWI Cable is not required to make any future equity contribution to Holdings and its ability to sell or otherwise dispose of its interests in Holdings is limited. In accordance with the Asset Purchase Agreement, Holdings made a deposit payment of $15 million on December 5, 1997 which was held by an escrow agent until the closing date. (See Note 9.)

4. CAPITALIZATION AND DEBT FINANCING

  In accordance with a commitment letter dated November 14, 1997, Morgan Stanley Senior Funding, Inc. has committed to provide up to $200 million of acquisition debt financing to Media ("Acquisition Debt"), including $25 million available to Media, if necessary, to fund capital expansion and upgrade programs as well as for general working capital requirements. (See
Note 9.)

5. INTEREST-RATE CAP AGREEMENT

  On December 5, 1997, Media purchased an interest-rate cap agreement from Morgan Stanley Capital Services Inc. At December 31, 1997, the interest-rate cap agreement effectively fixed or set a maximum interest rate of 7.25% on bank debt borrowings up to $100 million. The interest-rate cap agreement expires on December 5, 1999. The cost of this agreement has been recorded as deferred financing costs and is being amortized to interest expense ratably over the life of the agreement.

6. DUE TO MANAGEMENT INVESTORS

  Subsequent to the formation of the Company and the execution of the Asset Purchase Agreement, the Management Investors advanced $1 million to Holdings. At the closing of the Asset Purchase Agreement, (see Note 9), this advance will be contributed by the Management Investors to Holdings as equity.

7. COMMITMENTS

  Media entered into a lease agreement on January 5, 1998 for corporate office headquarters. The lease agreement expires on January 4, 1999. Annual rental expense for 1998 under the agreement will be $90,000.

8. INCOME TAXES

  Holdings and Media are limited liability companies and are not subject to Federal or State Income Tax. Any income earned by these entities will be taxed to their respective members.

9. SUBSEQUENT EVENTS (UNAUDITED)

  On April 9, 1998, the Acquisition described in Note 3 was completed. At that time Holdings assigned its rights and obligations under the Asset Purchase Agreement to Media.

  The capitalization of Holdings was modified with respect to the financing aspects of the transaction such that the Acquisition Debt described in Note 4 was reduced to $150 million of which $110 million was drawn

           RENAISSANCE MEDIA HOLDINGS LLC AND RENAISSANCE MEDIA LLC

9. SUBSEQUENT EVENTS (UNAUDITED)--(CONTINUED)

and $40 million is available under a revolving credit facility. In addition, Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance (Tennessee) LLC and Renaissance Media Capital Corporation (collectively, the "Obligors") issued $163 million senior discount notes due 2008 (the "Notes") and received net cash proceeds of approximately $100 million. The Notes will fully accrete to face value on April 15, 2003, and after such date will bear interest, payable semi-annually in cash, at a rate of 10% per annum on April 15 and October 15 of each year commencing October 15, 2003. The Notes are redeemable at the option of the Obligors at any time on or after April 15, 2003 at 105.0% of the principal amount thereof at maturity until April 15, 2004 and declining in accordance with a schedule to 100.0% of the principal amount thereof at maturity in 2006 and thereafter. The payment of the Notes will be guaranteed by Renaissance Media Group LLC and will be effectively subordinated to all liabilities of Renaissance Media Group LLC's subsidiaries. The indenture for the Notes contains certain restrictive covenants. Additional equity contributions of $93.5 million, were made by MSCP III, L.P., MSCP III 892, MSCI L.P., TWI Cable and the Management Investors on April 9, 1998 to the Company.

                       RENAISSANCE MEDIA GROUP, LLC

                        CONSOLIDATED BALANCE SHEET

                            AS OF JUNE 30, 1998

                                (UNAUDITED)

                                  ASSETS

Cash............................................................  $  3,287,209
Accounts Receivable--trade (less allowance for doubtful accounts
 of $94,079)....................................................     1,021,854
Accounts Receivable--other......................................       400,123
Prepaid expenses and other assets...............................       361,603
Investment in cable television systems:
  Property, plant and equipment.................................    65,915,365
  Less: Accumulated depreciation................................    (1,539,899)
                                                                  ------------
                                                                    64,375,466
  Cable television franchises...................................   236,959,791
  Less: Accumulated amortization................................    (3,597,534)
                                                                  ------------
                                                                   233,362,257
  Intangible assets.............................................    17,485,840
  Less: Accumulated amortization................................      (349,628)
                                                                  ------------
                                                                    17,136,212
    Total investment in cable television systems................   314,873,935
                                                                  ------------
      Total Assets..............................................  $319,944,724
                                                                  ============

                      LIABILITIES AND MEMBERS' EQUITY

Accounts payable..................................................      650,900
Accrued expenses..................................................    8,307,874
Subscriber advance payments and deposits..........................      601,854
Deferred marketing support........................................      508,467
Advances from affiliates..........................................      206,873
Other liabilities.................................................        4,421
Debt.............................................................. $204,785,825
                                                                   ------------
      Total Liabilities...........................................  215,066,214
MEMBERS' EQUITY:
Paid in Capital...................................................  108,500,000
Retained Earnings.................................................   (3,621,490)
                                                                   ------------
    Total Members' Equity.........................................  104,878,510
                                                                   ------------
    Total Liabilities and Members' Equity......................... $319,944,724
                                                                   ============

              See accompanying notes to financial statements.

                       RENAISSANCE MEDIA GROUP, LLC

                   CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                (UNAUDITED)

 REVENUES.........................................................  $12,920,709
                                                                   ------------
 COSTS & EXPENSES
 Service Costs....................................................    4,205,745
 Selling, General & Administrative................................    2,451,331
 Depreciation & Amortization......................................    5,457,165
                                                                   ------------
   Operating Income...............................................      806,468
                                                                   ------------
   Interest Income................................................       59,775
   Interest (Expense).............................................   (4,389,189)
                                                                   ------------
   Income (Loss) Before Provision for Taxes.......................  (3,522,946)
                                                                   ------------
   Provision for Taxes............................................       75,000
                                                                   ------------
   Net Income (Loss).............................................. $(3,597,946)
                                                                   ============

              See accompanying notes to financial statements.

                       RENAISSANCE MEDIA GROUP, LLC

           CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S EQUITY

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                (UNAUDITED)

                                                                     TOTAL
                                          PAID IN     RETAINED      MEMBER'S
                                          CAPITAL     EARNINGS       EQUITY
                                        ------------ -----------  ------------
Balance at December 31, 1997........... $        --  $   (23,544) $    (23,544)
Capital Contributions..................  108,500,000         --    108,500,000
Net Income (Loss)......................          --   (3,597,946)   (3,597,946)
                                        ------------ -----------  ------------
Balance at June 30, 1998............... $108,500,000 $(3,621,490) $104,878,510
                                        ============ ===========  ============

              See accompanying notes to financial statements.

                       RENAISSANCE MEDIA GROUP, LLC

                    CONSOLIDATED STATEMENT OF CASH FLOW

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                (UNAUDITED)

OPERATING ACTIVITIES:
Net (loss)....................................................... $ (3,597,946)
Adjustments to non-cash and non-operating items:
 Depreciation and amortization...................................    5,482,790
 Accretion on Senior Discount Notes..............................    2,274,236
 Changes in operating assets and liabilities:
  Accounts receivable--other.....................................     (400,123)
  Accounts receivable--trade, net................................   (1,021,853)
  Prepaid expenses and other assets..............................     (359,562)
  Accounts payable...............................................      639,586
  Accrued expenses...............................................    8,297,874
  Subscriber advance payments and deposits.......................      601,853
  Other liabilities..............................................        4,421
  Advances from affiliates.......................................      104,373
  Deferred marketing support.....................................      508,467
                                                                  ------------
Net cash provided by operating activities........................   12,534,116
INVESTING ACTIVITIES:
 Purchased cable television systems:
  Property, plant and equipment..................................  (65,216,000)
  Cable television franchises.................................... (235,676,000)
  Cash paid in excess of identifiable assets.....................   (8,608,000)
 Escrow deposit..................................................   15,000,000
 Capital expenditures ...........................................     (691,365)
 Cable television franchises.....................................   (1,234,756)
 Other intangible assets.........................................     (440,198)
 Deferred acquisition costs......................................      (49,035)
                                                                  ------------
Net cash (used in) investing activities.......................... (296,915,354)
FINANCING ACTIVITIES:
 Debt acquisition costs..........................................   (8,343,142)
 Principal repayments on bank debt...............................   (7,500,000)
 Proceeds from bank debt.........................................  110,000,000
 Proceeds from 10% Senior Discount Notes.........................  100,011,589
 Capital contributions (includes cash previously held by
  Renaissance Media Holdings LLC)................................   93,500,000
                                                                  ------------
Net cash provided by financing activities........................  287,668,447
                                                                  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS .......................    3,287,209
CASH AND CASH EQUIVALENTS AT DECEMBER 31, 1997...................          --
                                                                  ------------
CASH AND CASH EQUIVALENTS AT JUNE 30, 1998....................... $  3,287,209
                                                                  ============

              See accompanying notes to financial statements.

                       RENAISSANCE MEDIA GROUP LLC

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              JUNE 30, 1998

           (ALL DOLLAR AMOUNTS IN 000'S EXCEPT WHERE INDICATED)

                               (UNAUDITED)

1. ORGANIZATION

  Renaissance Media Group, LLC ("Group") was formed in 1998 by Renaissance Media Holdings, LLC ("Holdings"). Holdings contributed to Group its membership interest in Renaissance Media Louisiana, LLC ("Louisiana") and Renaissance Media Tennessee, LLC ("Tennessee"). Louisiana and Tennessee collectively own 100% of the membership interests in Renaissance Media, LLC. In addition Group owns 100% of the Common Stock of Renaissance Media Capital Corporation. Group and its aforementioned subsidiaries are collectively referred to as the "Company". On April 9, 1998, the Company acquired six cable television systems from TWI Cable, Inc. ("TWI Cable"). Prior to this Acquisition described above, the Company had no operations other than start up related activities.

2. BASIS OF PRESENTATION

  Significant intercompany transactions and accounts have been eliminated. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Article 10 of Regulation S-X. The interim financial statements are unaudited but include all adjustments, which are of normal recurring nature that the Company considers necessary for a fair presentation of the financial position and the results of operations and cash flows for such period. Operating results of interim periods are not necessarily indicative of results for a full year.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash and investments in short-term, highly liquid securities, which have maturities when purchased of three months or less.

 Property and Equipment

  Property and equipment are stated at cost. Replacements, renewals and improvements are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is provided using the straight-line method over the following estimated service lives:

       Buildings..................................................... 40 years
       Distribution plant............................................ 3-10 years
       Other equipment and leasehold improvements.................... 3-20 years

  The Company periodically reviews the carrying value of its long-lived assets, including property, equipment and intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized.

                       RENAISSANCE MEDIA GROUP LLC

                              JUNE 30, 1998

           (ALL DOLLAR AMOUNTS IN 000'S EXCEPT WHERE INDICATED)

                               (UNAUDITED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Intangible Asset

  Costs assigned to franchise agreements, goodwill and organization costs and other intangible assets are amortized using the straight-line method over the following estimated useful lives:

       Goodwill...................................................... 25 years
       Franchise agreements.......................................... 15 years
       Loan fees and other intangible assets......................... 2-10 years

 Revenue Recognition

  Cable television service revenue is recognized in the month service is provided to customers. Advance payments on cable services to be rendered are recorded as subscriber prepayments. Advertising revenue is recognized in the period service is provided.

 Estimates Used in Financial Statement Presentation

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. ACQUISITION

  On April 9, 1998, the Company acquired six cable television systems from TWI Cable. The systems are clustered in southern Louisiana, western Mississippi and western Tennessee. This Acquisition represented the first Acquisition of the Company. The purchase price for the systems was $309.5 million. TWI Cable received $300 million in cash and a $9.5 million (9,500 units) equity interest in Renaissance Media Holdings LLC, the parent company of Group, in satisfaction of the purchase price. In addition to the purchase price, the Company incurred approximately $1.3 million in transaction costs, exclusive of financing costs.

  The 9,500 units issued to TWI Cable as equity represent an 8.8% interest in Holdings, determined by dividing the TWI Cable interests of 9,500 units by the total units outstanding of Holdings of 108,500. TWI Cable's interest in Holdings is as a minority member with one board representative, and TWI Cable has economic interests in Holdings equal to its ownership percentage on the same basis as the other members of Holdings. In accordance with the Limited Liability Company Agreement of Holdings, TWI Cable is not required to make any future equity contribution to Holdings and its ability to sell or otherwise dispose of its interests in Holdings is limited. Holdings was formed to consummate the Acquisition and had no assets prior to this transaction.

  The Acquisition was accounted for using the purchase method of accounting and accordingly, results of operation are reported from the date of the Acquisition (April 9, 1998). The excess of the purchase price over the estimated fair value of the tangible assets acquired ($244.3 million) has been allocated to franchise cost and goodwill in the amount of $235.7 million and $8.6 million, respectively. The appraisal of the acquired assets is not yet complete, thus the allocation of the purchase price is subject to change.

  Unaudited Pro Forma summarized results of operations for the Company for the six months ended June 30, 1998 and 1997, assuming the Acquisition had been consummated on January 1, 1998 and 1997 are as follows:

                        RENAISSANCE MEDIA GROUP LLC

                               JUNE 30, 1998

           (ALL DOLLAR AMOUNTS IN 000'S EXCEPT WHERE INDICATED)

                                (UNAUDITED)

                                                             SIX MONTHS ENDED
                                                                 JUNE 30,
                                                             -----------------
                                                               1997     1998
                                                             --------  -------
      Revenues.............................................. $ 25,176  $28,142
      Expenses..............................................   26,727   28,007
                                                             --------  -------
      Operating Income (Loss)...............................   (1,551)     135
      Interest Expense and Other Expenses...................    9,621    9,621
                                                             --------  -------
      Net (Loss)............................................ $(11,172) $(9,486)
                                                             ========  =======

5. DEBT

  As of June 30, 1998, debt consisted of:

       10.00% Senior Discount Notes at Accreted Value (a)............ $102.3
       Bank Credit Facilities (b).................................... $102.5
                                                                      ------
                                                                      $204.8

  (a) On April 9, 1998, in connection with the Acquisition described in Note 4, Louisiana, Tennessee and Capital issued $163.2 million face amount, $100 million (initial accreted value) of 10.00% senior discount notes due 2008 ("Notes"). The notes pay no interest until April 15, 2003. From and after

    April 15, 2003 the notes will bear interest, payable semi-annually in cash, at a rate of 10% per annum on April 15 and October 15 of each year, commencing October 15, 2003. The notes are due on April 15, 2008.

  (b) On April 9, 1998, Renaissance Media entered into a credit agreement (The "Credit Agreement"). The aggregate commitments under the Credit Agreement total $150 million, consisting of a $40 million revolver, $60 million Tranche A Term Loans and $50 million Tranche B Term Loans. The revolving credit and term loans are collateralized by a first lien position on all present and future assets and stock of the Company. The Credit Agreement provides for interest at varying rates based upon various borrowing options and the attainment of certain financial rates and for commitment fees of 1/2% on the unused portion of the revolver. The effective interest rate for the period ended June 30, 1998 was 8.11%.

      On April 9, 1998, $110 million was borrowed under the Credit Agreement's A and B Term Loans. On June 22, 1998, $7.5 million was repaid resulting in $102.5 million of outstanding A and B Term Loans as of June 30, 1998.

      At June 30, 1998, the Company had unrestricted use of the $40 million revolver, although no borrowings had been made by the Company through that date.

                       RENAISSANCE MEDIA GROUP LLC

                              JUNE 30, 1998

           (ALL DOLLAR AMOUNTS IN 000'S EXCEPT WHERE INDICATED)

                               (UNAUDITED)

5. DEBT - (CONTINUED)

      Annual maturities of borrowings under the Credit Agreement for the years ending December 31, are as follows:

       1998 (July 1 through December 31)..............................      -0-
       1999...........................................................      776
       2000...........................................................    1,035
       2001...........................................................    2,701
       2002...........................................................    9,506
       2003...........................................................   11,590
       Thereafter.....................................................   76,892
                                                                       --------
                                                                        102,500
       Less Current Portion...........................................     (258)
                                                                       --------
                                                                       $102,242
                                                                       ========

      As required by the Credit Agreement, Renaissance Media purchased an Interest Rate Cap Agreement from Morgan Stanley Capital Services Inc. The agreement effectively fixed or set a maximum LIBOR rate of 7.25% on bank debt borrowing up to $100 million through December 1999.

      The Credit Agreement and the Indenture contain restrictive covenants on the Company and subsidiaries regarding additional indebtedness, investment guarantees, loans, acquisitions, dividends and merger or sale of the subsidiaries and require the maintenance of certain financial ratios.

6. TAXES

  Group and Media are limited liability companies and are not subject to Federal or State income tax. Any income earned by these entities will be taxed to their respective members.

  Louisiana and Tennessee have elected to be treated as corporations for Federal income tax purposes and have not recorded any tax benefit for their losses as the realization of these losses by reducing future taxable income in the carry forward period is uncertain at this time. The provision for Income Taxes reflected in the consolidated statement of operations is for Tennessee franchise taxes.

7. RELATED PARTY TRANSACTIONS

  (a) Transactions with Morgan Stanley Entities

      In connection with the Acquisition, Renaissance Media entered into the Senior Credit Facility with Morgan Stanley Senior Funding and Morgan Stanley & Co. Incorporated acted as the Placement Agent for the Senior Discount Notes. In connection with these services the Morgan Stanley Entities received customary fees and expense reimbursement.

                        RENAISSANCE MEDIA GROUP LLC

                               JUNE 30, 1998

           (ALL DOLLAR AMOUNTS IN 000'S EXCEPT WHERE INDICATED)

                                (UNAUDITED)

  (b) Transactions with Time Warner and Related Parties

      In connection with the Acquisition, Renaissance Media entered into an agreement with Time Warner, pursuant to which Time Warner manages the Company's programming in exchange for providing the Company access to certain Time Warner programming arrangements.

      For the period from April 9, 1998 to June 30, 1998 the Company paid Time Warner approximately $1.3 million (including service fees of approximately six thousand dollars ($6,000)) for programming services under this agreement. In addition, the Company has incurred programming costs of approximately $1.0 million for programming services owned directly or indirectly by Time Warner entities for the period from April 9, 1998 to June 30, 1998.

  (c) Transactions with Management

      Prior to the consummation of the Acquisition described in Note 4, Renaissance Media paid fees to the six management Investors for services rendered relating to the Acquisition and the Credit Agreement. These fees totaled two hundred eighty seven-thousand dollars ($287,000) and were allocated to transaction and financing costs.

8. ACCRUED EXPENSES

  Accrued Expenses as of June 30, 1998 consist of the following:

      Accrued Programming Costs............................................... $2,641
      Accrued Interest........................................................  1,777
      Accrued Franchise Fee...................................................  1,199
      Accrued Legal and Professional Fees.....................................  1,119
      Accrued Salaries and Wages..............................................    303
      Other Accrued Expenses..................................................  1,269
                                                                               ------
                                                                               $8,308
                                                                               ======

9. EMPLOYEE BENEFIT PLAN

  Effective April 9, 1998, the Company began sponsoring a defined contribution plan which covers substantially all employees (the "Plan"). The Plan provides for contributions from eligible employees up to 15% of their compensation. The Company's contribution to the Plan is limited to 50% of each eligible employee's contribution up to 10% of their compensation. The Company has the right in any year to set the amount of the Company's contribution percentage. Company matching contributions approximated $44 for the period from April 9, to June 30, 1998.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
 TWI Cable Inc.

  We have audited the accompanying combined balance sheets of the Picayune MS, Lafourche LA, St. Tammany LA, St. Landry LA, Pointe Coupee LA, and Jackson TN cable television systems, (collectively, the "Combined Systems") included in TWI Cable, Inc. ("TWI Cable"), as of December 31, 1996 and 1997, the related combined statements of operations, changes in net assets and cash flows for the years then ended. In addition, we have audited the combined statement of operations and cash flows for the year ended December 31, 1995 of the Predecessor Combined Systems. These combined financial statements are the responsibility of the Combined Systems' or the Predecessor's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Combined Systems, included in TWI Cable or the Predecessor, at December 31, 1996 and 1997, and the combined results of their operations and their cash flows for the years ended December 31, 1995, 1996 and 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP
New York, New York
March 16, 1998

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                          (INCLUDED IN TWI CABLE INC.)

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                DECEMBER 31,      APRIL 8,
                                              ----------------- -----------
                                                1996     1997      1998
                                              -------- -------- -----------
                                                                (UNAUDITED)
                   ASSETS
Cash and cash equivalents.................... $    570 $  1,371  $      7
Receivables, less allowance of $71 and $116
 for the years ended December 31, 1996 and
 1997, and $116 for the period ended April 8,
 1998 (unaudited), respectively..............      794    1,120       576
Prepaid expenses and other assets............       45      183       438
Property, plant and equipment, net...........   36,966   36,944    35,992
Cable television franchises, net.............  209,952  198,913   195,907
Goodwill and other intangibles, net..........   51,722   50,383    50,023
                                              -------- --------  --------
    Total assets............................. $300,049 $288,914  $282,943
                                              ======== ========  ========
         LIABILITIES AND NET ASSETS
Accounts payable............................. $  1,640 $    652  $     63
Accrued programming expenses.................      847      904       978
Accrued franchise fees.......................      736      835       616
Subscriber advance payments and deposits.....       66      407       593
Deferred income taxes........................   58,340   60,601    61,792
Other liabilities............................      945      969       747
                                              -------- --------  --------
    Total liabilities........................   62,574   64,368    64,789
    Total net assets.........................  237,475  224,546   218,154
                                              -------- --------  --------
    Total liabilities and net assets......... $300,049 $288,914  $282,943
                                              ======== ========  ========


            See accompanying notes to combined financial statements.

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                              YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------
                                                        1995           1996            1997
                                                    ------------- --------------  --------------
                                                    (PREDECESSOR) (INCLUDED IN TWI CABLE INC.)

REVENUES.....................................          $43,549           $47,327         $50,987
COSTS AND EXPENSES:
Operating and programming....................           13,010            12,413          12,101
Selling, general and administrative..........            9,977            12,946          13,823
Depreciation and amortization................           17,610            18,360          18,697
(Gain) loss on disposal of fixed assets......              --               (244)            620
                                                       -------    --------------  --------------
  Total costs and expenses...................           40,597            43,475          45,241
                                                       -------    --------------  --------------
Operating income.............................            2,952             3,852           5,746
Interest expense.............................           11,871               --              --
                                                       -------    --------------  --------------
(Loss) income before income tax (benefit) ex-
 pense.......................................           (8,919)            3,852           5,746
Income tax (benefit) expense.................           (3,567)            1,502           2,262
                                                       -------    --------------  --------------
Net (loss) income............................          $(5,352)   $        2,350  $        3,484
                                                       =======    ==============  ==============


                                                              PERIOD ENDED
                                                    -------------------------------
                                                       MARCH 31,      APRIL 8,
                                                         1997           1998
                                                    --------------- ---------------
                                                    (INCLUDED IN TWI CABLE INC.)
                                                             (UNAUDITED)

REVENUES.....................................               $12,446        $15,221
COSTS AND EXPENSES:
Operating and programming....................                 2,876          3,603
Selling, general and administrative..........                 3,597          4,134
Depreciation and amortization................                 4,667          5,031
(Gain) loss on disposal of fixed assets......                     5            (96)
                                                    --------------- ---------------
  Total costs and expenses...................                11,145         12,672
                                                    --------------- ---------------
Operating income.............................                 1,301          2,549
Interest expense.............................                   --             --
                                                    --------------- ---------------
(Loss) income before income tax (benefit) ex-
 pense.......................................                 1,301          2,549
Income tax (benefit) expense.................                   659          1,191
                                                    --------------- ---------------
Net (loss) income............................        $          642 $        1,358
                                                    =============== ===============



            See accompanying notes to combined financial statements.

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                          (INCLUDED IN TWI CABLE INC.)

                  COMBINED STATEMENTS OF CHANGES IN NET ASSETS
                                 (IN THOUSANDS)

Contribution by Parent................................................ $250,039
  Repayment of advances from Parent...................................  (47,895)
  Advances from Parent................................................   32,981
  Net income..........................................................    2,350
                                                                       --------
Balance at December 31, 1996..........................................  237,475
  Repayment of advances from Parent...................................  (50,661)
  Advances from Parent................................................   34,248
  Net income..........................................................    3,484
                                                                       --------
Balance at December 31, 1997.......................................... $224,546
  Repayment of advances from Parent (Unaudited).......................  (17,408)
  Advances from Parent (Unaudited)....................................    9,658
  Net income (Unaudited)..............................................    1,358
                                                                       --------
Balance at April 8, 1998 (Unaudited).................................. $218,154
                                                                       ========



            See accompanying notes to combined financial statements.

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                   YEAR ENDED DECEMBER 31,                     PERIOD ENDED
                          -------------------------------------------- --------------------------------
                                                                                           APRIL 8,
                              1995           1996           1997       MARCH 31, 1997        1998
                          ------------- --------------  -------------- ----------------  --------------
                          (PREDECESSOR) (INCLUDED IN TWI CABLE INC.)   (INCLUDED IN TWI CABLE INC.)
                                                                               (UNAUDITED)
OPERATING ACTIVITIES:
Net (loss) income.......     $(5,352)   $        2,350  $       3,484   $          642   $        1,358
Adjustments for noncash
 and nonoperating items:
  Income tax (benefit)
   expense..............      (3,567)            1,502          2,262              659            1,191
  Depreciation and
   amortization.........      17,610            18,360         18,697            4,667            5,031
  (Gain) loss on
   disposal of fixed
   assets...............         --               (244)           620                5              (96)
  Changes in operating
   assets and
   liabilities:
    Receivables,
     prepaids and other
     assets.............        (196)              944           (464)            (149)             289
    Accounts payable,
     accrued expenses
     and other
     liabilities........        (972)              176           (466)            (998)            (770)
    Other balance sheet
     changes............         --                --            (529)             (39)              (4)
                             -------    --------------  -------------   --------------   --------------
Net cash provided by
 operations.............       7,523            23,088         23,604            4,787            6,999
INVESTING ACTIVITIES:
Purchase of Predecessor
 cable systems, net of
 cash acquired..........         --           (249,473)           --               --               --
Capital expenditures....      (7,376)           (8,170)        (6,390)          (1,561)            (613)
                             -------    --------------  -------------   --------------   --------------
Net cash used in
 investing activities...      (7,376)         (257,643)        (6,390)          (1,561)            (613)
FINANCING ACTIVITIES:
Advance from Parent for
 purchase of
 Predecessor............         --            250,039            --               --               --
Net repayment of
 advances from Parent...         --            (14,914)       (16,413)          (1,281)          (7,750)
                             -------    --------------  -------------   --------------   --------------
Net cash provided by
 (used in) financing
 activities.............         --            235,125        (16,413)          (1,281)          (7,750)
INCREASE IN CASH AND
 CASH EQUIVALENTS.......         147               570            801            1,945           (1,364)
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF PERIOD....         419                 0            570              570            1,371
                             -------    --------------  -------------   --------------   --------------
CASH AND CASH
 EQUIVALENTS AT END OF
 PERIOD.................     $   566    $          570  $       1,371   $        2,515   $            7
                             =======    ==============  =============   ==============   ==============

            See accompanying notes to combined financial statements.

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                         (INCLUDED IN TWI CABLE INC.)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  The cable television systems operating in the metropolitan areas of Picayune, Mississippi; Lafourche, Louisiana; St. Tammany, Louisiana; St. Landry, Louisiana; Pointe Coupee, Louisiana; and Jackson, Tennessee (the "Combined Systems") are principally engaged in the cable television business under non-exclusive franchise agreements, which expire at various times beginning in 1999. The Combined Systems' operations consist primarily of selling video programming which is distributed to subscribers for a monthly fee through a network of coaxial and fiber-optic cables.

  Prior to January 4, 1996, the Combined Systems were included in certain subsidiaries of Cablevision Industries Corporation ("CVI"). On January 4, 1996, CVI merged into a wholly owned subsidiary of Time Warner Inc. (the "CVI Merger"). On October 1, 1996, Time Warner Inc. ("Time Warner") completed a reorganization amongst certain of its wholly owned cable television subsidiaries whereby CVI was renamed TWI Cable Inc. ("TWI Cable").

 Basis of Presentation

  TWI Cable has committed to sell the Combined Systems to Renaissance Media Holdings LLC ("Renaissance") pursuant to an Asset Purchase Agreement with Renaissance, dated November 14, 1997. Accordingly, the accompanying combined financial statements of the Combined Systems reflect the "carved out" historical financial position, results of operations, cash flows and changes in net assets of the operations of the Combined Systems as if they had been operating as a separate company. Effective as of January 1, 1996, the Combined Systems' financial statements reflect the new basis of accounting arising from Time Warner's merger with CVI. Based on Time Warner's allocation of the purchase price, the assets and liabilities of the Combined Systems were revalued resulting in goodwill allocated to the Combined Systems of approximately $52,971,000, which is being amortized over its estimated life of 40 years. In addition, approximately $220,981,000 was allocated to cable television franchises and other intangible assets, which is being amortized over periods up to 20 years. The Combined Systems' financial statements through December 31, 1995 reflect the historical cost of their assets and liabilities and results of their operations.

  The combined statements have been adjusted to include the allocation of certain corporate expenses incurred by Time Warner Cable and/or TWI Cable on the Combined Systems' behalf, based upon the number of Combined System subscribers managed by Time Warner Cable and the ratio of Combined System subscribers to total TWI Cable subscribers, respectively. These allocations reflect all costs of doing business that the Combined Systems would have incurred on a stand alone basis as disclosed in Note 3.

  The combined financial statements as of and for the period from January 1, 1998 through April 8, 1998 and the three months ended March 31, 1997 (denoted as "periods ended April 8, 1998 and March 31, 1997") included herein are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, in the opinion of management of the Combined Systems, the combined financial statements as of and for the periods ended April 8, 1998 and March 31, 1997 include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information.

 Basis of Combination

  The combined financial statements include the assets, liabilities, revenues, expenses, income, loss and cash flows of the Combined Systems, as if the Combined Systems were a single company. Significant intercompany accounts and transactions between the Combined Systems have been eliminated. Significant accounts and transactions with Time Warner and its affiliates are disclosed as related party transactions (see Note 3).

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                         (INCLUDED IN TWI CABLE INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and footnotes thereto. Actual results could differ from those estimates.

 Concentration of Credit Risk

  A significant portion of the customer base is concentrated within the local geographical area of each of the individual cable television systems. The Combined Systems generally extend credit to customers and the ultimate collection of accounts receivable could be affected by the local economy. Management performs continuous credit evaluations of its customers and may require cash in advance or other special arrangements from certain customers. Management does not believe that there is any significant credit risk which could have a material effect on the financial condition of the Combined Systems.

 Revenue and Costs

  Subscriber fees are recorded as revenue in the period the related services are provided and advertising revenues are recognized in the period the related advertisements are exhibited. Rights to exhibit programming are purchased from various cable networks. The costs of such rights are generally expensed as the related services are made available to subscribers.

 Franchise Fees

  Local governmental authorities impose franchise fees on the cable television systems owned by the Combined Systems ranging up to a federally mandated maximum of 5.0% of gross revenues. On a monthly basis, such fees are collected from the Combined Systems' customers. Prior to January 1997, franchise fees were not separately itemized on customers' bills. Such fees were considered part of the monthly charge for basic services and equipment, and therefore were reported as revenue and expense in the Combined Systems' financial results. Management began the process of itemizing such fees on all customers' bills beginning in January 1997. In conjunction with itemizing these charges, the Combined Systems began separately collecting the franchise fee on all revenues subject to franchise fees. As a result, such fees are no longer included as revenue or as franchise fee expense. The net effect of this change is a reduction in 1997 revenue and franchise fee expense of approximately $1,500,000 versus the comparable period in 1996.

 Advertising Costs

  Advertising costs are expensed upon the first exhibition of the related advertisements. Advertising expense amounted to $308,000, $632,000 and $510,000 for the years ended 1995, 1996 and 1997, respectively and $147,000 and $105,000 for the periods ended March 31, 1997 and April 8, 1998, respectively.

 Statement of Cash Flows

  The Combined Systems participate in a cash management system with affiliates whereby cash receipts are transferred to a centralized bank account from which centralized payments to various suppliers and creditors are made on behalf of the Combined Systems. The excess of such cash receipts over payments is included in net assets. Amounts shown as cash represent the Combined Systems' net cash receipts not transferred to the centralized account as of December 31, 1996 and 1997. The average net intercompany payable balances were $173,348,000 and $170,438,000 for the years ended December 31, 1996 and 1997, respectively, and $171,296,000 (unaudited) and $166,522,000 (unaudited) for periods ended March 31, 1997 and April 8, 1998, respectively.

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                         (INCLUDED IN TWI CABLE INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  For purposes of this statement, cash and cash equivalents includes all highly liquid investments purchased with original maturities of three months or less.

 Property, Plant and Equipment

  Property, plant and equipment are stated at cost. Additions to property, plant and equipment generally include material, labor, overhead and interest. Depreciation is provided on the straight-line method over estimated useful lives as follows:

     Buildings and improvements...................................... 5-20 years
     Cable television equipment...................................... 5-15 years
     Furniture, fixtures and other equipment......................... 3-10 years

Property, plant and equipment consist of:

                                               DECEMBER 31,
                                              ----------------     APRIL 8,
                                               1996     1997         1998
                                              -------  -------  --------------
                                              (IN THOUSANDS)    (IN THOUSANDS)
                                                                 (UNAUDITED)
      Land and buildings..................... $ 2,003  $ 2,265     $ 2,255
      Cable television equipment.............  32,324   39,589      40,276
      Furniture, fixtures and other equip-
       ment..................................   1,455    2,341       2,308
      Construction in progress...............   5,657    1,028       1,183
                                              -------  -------     -------
                                               41,439   45,223      46,022
      Less accumulated depreciation..........  (4,473)  (8,279)    (10,030)
                                              -------  -------     -------
        Total................................ $36,966  $36,944     $35,992
                                              =======  =======     =======

 Intangible Assets

  During 1996 and 1997, the Combined Systems amortized goodwill over periods up to 40 years and cable television franchises over periods up to 20 years, both using the straight-line method. Prior to the CVI Merger, goodwill and cable television franchises were amortized over 15 years using the straight-line method. For the years ended 1995, 1996, and 1997, amortization of goodwill amounted to $8,199,000, $1,325,000, and $1,325,000, respectively, and amortization of cable television franchises amounted to $1,284,000, $11,048,000, and $11,048,000, respectively. For the periods ended April 8, 1998 (unaudited), amortization of goodwill amounted to $360,000, and amortization of cable television franchises amounted to $3,008,000. Accumulated amortization of intangible assets at December 31, 1996 and 1997 amounted to $12,373,000 and $24,746,000, respectively, and $28,114,000 at
April 8, 1998 (unaudited).

 Impairment

  Management separately reviews the carrying value of acquired long-lived assets for each acquired entity on a quarterly basis to determine whether an impairment may exist. Management considers relevant cash flow and profitability information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of long-lived assets can be recovered. Upon a determination that the carrying value of long-lived assets will not be recovered from the undiscounted future cash flows of the acquired business, the carrying value of such long-lived assets would be considered impaired and would be reduced by a

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                         (INCLUDED IN TWI CABLE INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) charge to operations in the amount of the impairment. An impairment charge is measured as a deficiency in estimated discounted future cash flows of the acquired business to recover the carrying value related to the long-lived assets.

 Income Taxes

  Income taxes have been provided using the liability method prescribed by FASB Statement No. 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes reflect tax carryforwards and the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statements and income tax purposes, as determined under enacted tax laws and rates.

2. EMPLOYEE BENEFIT PLANS

  Following the CVI Merger, the Combined Systems began participation in the Time Warner Cable Pension Plan (the "Pension Plan"), a non-contributory defined benefit pension plan, and the Time Warner Cable Employee Savings Plan (the "Savings Plan") which are administered by a committee appointed by the Board of Representatives of Time Warner Entertainment Company, L.P. ("TWE"), an affiliate of Time Warner, and which cover substantially all employees.

  Benefits under the Pension Plan are determined based on formulas which reflect an employee's years of service and compensation levels during the employment period. Pension expense for the years ended December 31, 1996 and 1997 totaled $184,000 and $192,000, respectively, and $61,000 and $61,000 for the periods ended March 31, 1997 and April 8, 1998 (unaudited), respectively.

  The Combined Systems' contributions to the Savings Plan are limited to 6.67% of an employee's eligible compensation during the plan year. The Board of Representatives of TWE has the right in any year to set the maximum amount of the Combined Systems' contribution. Defined contribution plan expense for the years ended December 31, 1996 and 1997 totaled $107,000 and $117,000, respectively, and $30,000 and $38,000 for the periods ended March 31, 1997 and April 8, 1998 (unaudited), respectively.

  Prior to the CVI Merger, substantially all employees were eligible to participate in a profit sharing plan or a defined contribution plan. The profit sharing plan provided that the Combined Systems may contribute, at the discretion of their board of directors, an amount up to 15% of compensation for all eligible participants out of its accumulated earnings and profits, as defined. Profit sharing expense amounted to approximately $31,000 for the year ended December 31, 1995.

  The defined contribution plan contained a qualified cash or deferred arrangement pursuant to Internal Revenue Code Section 401(k). This plan provided that eligible employees may contribute from 2% to 10% of their compensation to the plan. The Combined Systems matched contributions of up to 4% of the employees' compensation. The expense for this plan amounted to approximately $96,000 for the year ended December 31, 1995.

  The Combined Systems have no material obligations for other post retirement benefits.

3. RELATED PARTIES

  In the normal course of conducting business, the Combined Systems had various transactions with Time Warner and its affiliates, generally on terms resulting from a negotiation between the affected units that in management's view resulted in reasonable allocations.

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                         (INCLUDED IN TWI CABLE INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. RELATED PARTIES--(CONTINUED)

 Programming

  Included in the Combined Systems' 1996 and 1997 operating expenses are charges for programming and promotional services provided by Home Box Office, Turner Broadcasting System, Inc. and other affiliates of Time Warner. These charges are based on customary rates and are in the ordinary course of business. For the year ended December 31, 1996 and 1997, these charges totaled $3,260,000 and $3,458,000, respectively, and $860,000 and $1,164,000 for the periods ended March 31, 1997 and April 8, 1998 (unaudited), respectively. Accrued related party expenses for these programming and promotional services included in accrued programming expenses approximated $327,000 and $291,000 for the years ended December 31, 1996 and 1997, respectively, and $423,000 and $409,000 for the periods ended March 31, 1997 and April 8, 1998 (unaudited), respectively. There were no such programming and promotional service related party transactions in 1995.

 Management Fees

  TWI Cable entered into a management service arrangement with Time Warner Cable ("TWC"), pursuant to which TWC is responsible for the management and operation of TWI Cable, which includes the Combined Systems. The management fees paid to TWC by TWI Cable are based on an allocation of the corporate expenses of TWC's cable division in proportion to the respective number of subscribers of all cable systems managed by TWC's cable division. The allocation of the TWI Cable management fee to the Combined Systems approximated $1,432,000 and $1,715,000 for the years ended December 31, 1996 and 1997, respectively, and $429,000 and $486,000 for the periods ended March 31, 1997 and April 8, 1998 (unaudited), respectively.

  Other divisional expenses allocated to the Combined Systems approximated $1,301,000 and $1,067,000 for the years ended December 31, 1996 and 1997, respectively, and $267,000 and $299,000 for the periods ended March 31, 1997 and April 8, 1998 (unaudited), respectively.

4. INTEREST EXPENSE

  Prior to the CVI Merger, the Jackson, Tennessee system was included in Cablevision Industries Limited Partnership and Combined Entities ("CILP"). The Jackson system was charged interest expense in connection with CILP's (a) senior and subordinated bank credit agreements; and (b) senior unsecured subordinated Series A and Series B notes payable to CVI. The remaining five systems comprising the Combined Systems were included in Cablevision Industries of the Southeast, Inc. and Combined Entities ("CIOS"). These systems were charged interest expense in connection with CIOS's (a) bank revolving credit agreement; and (b) junior and senior subordinated debt to CVI.

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                         (INCLUDED IN TWI CABLE INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. INCOME TAXES

  Effective January 4, 1996, the Combined Systems are included in the consolidated federal income tax return of Time Warner. Prior to January 4, 1996, the Combined Systems were included in the consolidated federal income tax return of CVI. The provision (benefit) for income taxes has been calculated on a separate company basis. The components of the provision (benefit) for income taxes are as follows:

                              YEAR ENDED DECEMBER 31,      PERIOD ENDED
                              ------------------------- ------------------
                                                        MARCH 31, APRIL 8,
                                1995     1996    1997     1997      1998
                              --------  ------- ------- --------- --------
                                   (IN THOUSANDS)           (IN THOUSANDS)
                                                             (UNAUDITED)
   Federal:
     Current................  $    --   $   --  $   --    $--      $  --
     Deferred...............    (2,881)   1,213   1,826    532        962
   State:
     Current................       --       --      --     --         --
     Deferred...............      (686)     289     436    127        229
                              --------  ------- -------   ----     ------
       Net provision (bene-
        fit) for income tax-
        es..................   $(3,567) $ 1,502 $ 2,262   $659     $1,191
                              ========  ======= =======   ====     ======

  The Combined Systems did not, and will not, have a tax sharing agreement with either Time Warner, TWI Cable or CVI. Therefore, the Combined Systems have not and will not be compensated for the utilization of the Combined Systems' tax losses, by Time Warner, TWI Cable or CVI. In addition, the Combined Systems have not and will not be required to make payments to either Time Warner or TWI Cable for the current tax provision of the Combined Systems.


  The differences between the income tax provision (benefit) expected at the U.S. federal statutory income tax rate and the total income tax provision (benefit) are due to nondeductible goodwill amortization and state taxes.

  Significant components of the Combined Systems' deferred tax assets and liabilities, as calculated on a separate company basis, are as follows:

                                                             PERIOD ENDED
                                     YEAR ENDED DECEMBER 31,   APRIL 8,
                                     ----------------------- ------------
                                        1996        1997         1998
                                     ----------- ----------- ------------
                                         (IN THOUSANDS)       (IN THOUSANDS)
                                                               (UNAUDITED)
   Deferred tax liabilities:
     Amortization..................  $    61,266 $    58,507   $57,817
     Depreciation..................        3,576       4,060     4,181
                                     ----------- -----------   -------
       Total gross deferred tax
        liabilities................       64,842      62,567    61,998
                                     ----------- -----------   -------
   Deferred tax assets:
     Tax loss carryforwards........        6,474       1,920       160
     Allowance for doubtful
      accounts.....................           28          46        46
                                     ----------- -----------   -------
       Total deferred tax assets...        6,502       1,966       206
                                     ----------- -----------   -------
       Net deferred tax liability..  $    58,340 $    60,601   $61,792
                                     =========== ===========   =======

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                         (INCLUDED IN TWI CABLE INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. INCOME TAXES--(CONTINUED)

  On a separate company basis, the Combined Systems have tax loss carryforwards of approximately $4.8 million at December 31, 1997 and tax loss carryforwards of approximately $400,000 at April 8, 1998 (unaudited). However, if the Combined Systems are acquired in an asset purchase, the tax loss carryforwards, and net deferred tax liabilities relating to temporary differences will not carry over to Renaissance (see Note 8).

6. COMMITMENTS AND CONTINGENCIES

  The Combined Systems had rental expense of approximately $642,000, $824,000, and $843,000 for the years ended December 31, 1995, 1996 and 1997, respectively, and $209,000 and $244,000 for the periods ended March 31, 1997 and April 8, 1998 (unaudited), respectively, under various lease and rental agreements for offices, utility poles, warehouses and computer equipment. Future minimum annual rental payments under noncancellable leases will approximate $1,000,000 annually over the next five years.

  In exchange for certain flexibility in establishing cable rate pricing structures for regulated services that went into effect on January 1, 1996, TWC has agreed with the Federal Communications Commission ("FCC") to invest in certain upgrades to its cable infrastructure (consisting primarily of materials and labor in connection with the plant upgrades up to 750 MHz) over the next three years (approximately $22 million). This agreement with the FCC, which extends to the Combined Systems, will be assumed by Renaissance as it relates to the Combined Systems in accordance with the Asset Purchase Agreement.

7. OTHER LIABILITIES

  Other liabilities consist of:

                                                   DECEMBER 31,
                                                  ---------------    APRIL 8,
                                                   1996    1997        1998
                                                  ------- ------- --------------
                                                  (IN THOUSANDS)  (IN THOUSANDS)
                                                                   (UNAUDITED)
      Compensation............................... $   217 $   250      $279
      Data Processing Costs......................     100      90       161
      Sales and other taxes......................     101      90       146
      Copyright Fees.............................      85      83        35
      Pole Rent..................................      66      63        93
      Other......................................     376     393        33
                                                  ------- -------      ----
        Total.................................... $   945 $   969      $747
                                                  ======= =======      ====

8. SUBSEQUENT EVENT (UNAUDITED)

  The sale of the Combined Systems, in connection with the Asset Purchase Agreement with Renaissance, closed on April 9, 1998 at the purchase price of $309,500,000.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                              [ALTERNATE PAGE C-1]

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED AUGUST  , 1998
                                                     [LOGO OF RENAISSANCE MEDIA]

                          RENAISSANCE MEDIA GROUP LLC
                       RENAISSANCE MEDIA (LOUISIANA) LLC
                       RENAISSANCE MEDIA (TENNESSEE) LLC
                     RENAISSANCE MEDIA CAPITAL CORPORATION

                       10% SENIOR DISCOUNT NOTES DUE 2008

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON      , 1998, UNLESS EXTENDED

The 10% Senior Discount Notes  due 2008 (the "'New Notes") of Renaissance Media
 (Louisiana) LLC ("Renaissance Louisiana"),  Renaissance Media (Tennessee) LLC
  ("Renaissance   Tennessee")  and  Renaissance  Media   Capital  Corporation
   ("'Renaissance  Capital"  and, together  with  Renaissance Louisiana  and
    Renaissance  Tennessee, the "Obligors")  are fully  and unconditionally guaranteed  (the "New  Guaranty") on  a senior  basis  by Renaissance
      Media Group LLC (the "Guarantor"). Each of the Obligors is a wholly
       owned  subsidiary  of  the   Guarantor.  The  Guarantor  and  its
        subsidiaries, including the Obligors and Renaissance Media LLC, are hereinafter referred to as the "Company."

The New Notes are being sold at a substantial discount from their principal amount at maturity, and there will not be any payment of interest prior to October 15, 2003. Each New Note will have a principal amount at maturity of
 $1,000 and has an Accreted Value of    as of the date hereof. Interest on the
 New Notes will be paid semi-annually in cash at a rate of 10% per annum on each such April 15 and October 15, beginning on October 15, 2003. The New
  Notes are redeemable at the option of the Obligors, in whole or in part, at any time on or after April 15, 2003, at the redemption prices set forth herein, plus accrued interest, if any, to the date of redemption. In addition, at any time prior to April 15, 2001, the Obligors may redeem up to 35% of the aggregate principal amount at maturity of the New Notes with the proceeds of one or more sales of Capital Stock (other than
    Disqualified Stock) at the redemption price set forth herein; provided, however, that after any such redemption at least $106.0 million aggregate principal amount at maturity of Notes remains outstanding.

The  New  Notes  and  the   New  Guaranty  will  be  unsecured,  unsubordinated
indebtedness  of the  Obligors and  the Guarantor,  respectively, ranking  pari passu with all unsecured, unsubordinated indebtedness of the Obligors and the Guarantor and senior in right of payment to all subordinated indebtedness of the Obligors and the Guarantor. At June 30, 1998, assuming all Old Notes have been exchanged for New Notes pursuant to the Exchange Offer, the Obligors and the Guarantor had no indebtedness outstanding ranking pari passu with the  New Notes.  The New  Notes and  the New  Guaranty will be
   effectively   subordinated   to   all  liabilities   of   the   Obligors'
   subsidiaries,  including  all  indebtedness   under  the  Senior  Credits
    Facility (as defined herein) and trade payables. As of June 30, 1998, the Obligors had $204.8 million of indebtedness outstanding and the Obligors' subsidiaries had $112.8 million of liabilities (including
     $102.5 million  of indebtedness  under  the Senior  Credit Facility).

  SEE "RISK FACTORS" BEGINNING ON PAGE    FOR A DISCUSSION OF CERTAIN FACTORS
THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED  UPON   THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------
     , 1998

                              [ALTERNATE PAGE 1]

(Cover page continued)

  This Prospectus is to be used by Morgan Stanley & Co. Incorporated ("Morgan Stanley") in connection with offers and sales of the New Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley may act as principal or as agent in such transactions. The Obligors will receive no portion of the proceeds of the sales of such Notes and will bear the expenses incident to the registration thereof. If Morgan Stanley conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Notes because of the equity ownership of the Renaissance Media Holdings LLC ("Holdings") by Morgan Stanley Capital Partners III, L.P. ("MSCP III"), Morgan Stanley Capital Investors, L.P. ("MSCI"), MSCP III 892 Investors, L.P. ("MSCP Investors" and, collectively, with its affiliates, MSCP III, MSCI and their respective affiliates, the "Morgan Stanley Entities"), all of which are affiliates of Morgan Stanley. As of March 31, 1998, the Morgan Stanley Entities owned in the aggregate approximately 87.6% of the outstanding equity of Holdings. For as long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus.

                               ----------------

                              TABLE OF CONTENTS*

Available Information................
Prospectus Summary...................
The Company..........................
Risk Factors.........................
Use of Proceeds......................
Capitalization.......................
Selected Financial and Other Data....
Pro Forma Financial Data.............
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations.......................
Recent Developments..................
Business.............................

Legislation and Regulation...........
Certain Organizational Documents.....
Management...........................
Certain Relationships and Related
 Transactions........................
Principal Securityholders............
Description of Certain Indebtedness..
Description of the Notes.............
Plan of Distribution.................
Legal Matters........................
Experts..............................
Index to Financial Statements........

  [* Appropriate page numbers will be inserted in the market-making prospectus.]

  THIS PROSPECTUS INCLUDES STATEMENTS REGARDING THE EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS OF THE OBLIGORS AND THE GUARANTOR ("FORWARD-LOOKING STATEMENTS"). ALTHOUGH THE OBLIGORS AND THE GUARANTOR BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE OBLIGORS, THE GUARANTOR, THEIR RESPECTIVE SUBSIDIARIES OR PERSONS ACTING ON BEHALF OF ANY OF THEM ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                 [ALTERNATE PAGE 2 (REPLACES PAGES 8-12)]
                                 THE NEW NOTES

  The New Notes have been registered under the Securities Act and, therefore, will not be subject to certain transfer restrictions and registration rights and will not contain certain provisions providing for an increase in the interest rate under certain circumstances relating to the Registration Rights Agreement. The form and terms of the New Notes are the same in all material respects as the form and terms of certain notes of the same class that have not been registered under the Securities Act and, therefore, bear legends restricting the transfer thereof. The New Notes and the legended notes (the "Old Notes") are deemed the same class of notes under the Indenture (as defined herein) and are entitled to the same benefits thereunder. Unless the context otherwise requires, references herein to the Notes include Old Notes not exchanged for New Notes.

New Notes...................  $163,175,000 aggregate principal amount at maturity ($100,011,589.25 Accreted Value as of April 9, 1998) of 10% Senior Discount Notes due 2008.

Maturity Date...............  April 15, 2008.

Yield and Interest..........  The Old Notes were, and the New Notes will be, issued at a substantial discount from their principal amount at maturity and there will not be any payment of interest on the Notes prior to October 15, 2003. For a discussion of the U.S. federal income tax treatment of the Notes under the original issue discount rules, see "Certain United States Federal Income Tax Consequences." The Notes will fully accrete to face value on April 15, 2003. From and after April 15, 2003, the Notes will bear interest, payable semi-annually in cash, at a rate of 10% per annum on April 15 and October 15 of each year, commencing October 15, 2003.

Optional Redemption.........  The Notes are redeemable, at the option of the
                              Obligors, in whole or in part, at any time on or after April 15, 2003, initially at 105.000% of their principal amount at maturity, plus accrued interest, declining to 100% of their principal amount at maturity, plus accrued interest, on or after April 15, 2006. In addition, at any time prior to April 15, 2001, the Obligors may redeem up to 35% of the aggregate principal amount at maturity of the Notes with the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company or an Obligor, at 110.000% of their Accreted Value on the redemption date; provided, however, that after any such redemption at least $106.0 million aggregate principal amount at maturity of Notes remains outstanding. See "Description of the Notes--Optional Redemption."

Change of Control...........  Upon a Change of Control (as defined herein), the
                              Obligors will be required to make an offer to purchase the Notes at a purchase price equal to 101% of their Accreted Value on the date of purchase,

      [ALTERNATE PAGE 3 (ALTERNATE PAGES 3-11 REPLACE PAGES 17-26)]
                                 RISK FACTORS

  An investment in the Notes offered hereby involves a significant degree of risk. Prospective investors should consider carefully all of the information set forth herein, and in particular the following factors.

SUBSTANTIAL LEVERAGE

  As of June 30, 1998, the Company had approximately $204.8 million of indebtedness outstanding. See "Capitalization" and "Selected Financial and Other Data." The accretion of original issue discount on the Notes will cause an increase in indebtedness of $63.2 million by April 15, 2003. In addition, subject to the restrictions in the Senior Credit Facility and the Indenture, the Company plans to incur additional indebtedness under the Revolver for capital expenditures, working capital and acquisitions. As a result, the Company anticipates that it will continue to be highly leveraged for the foreseeable future. The Company's highly leveraged capital structure could adversely affect the Company's ability to service the Notes and could significantly limit the Company's ability to finance its operations and fund its capital expenditure requirements, to compete effectively, to expand its business, to comply with its obligations under its franchise agreements, to plan for or react to changes in its business or to operate under adverse economic conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES

  On a pro forma basis, the Company's earnings before fixed charges would have been insufficient to cover its fixed charges for the year ended December 31, 1997 by $21.8 million and for the six months ended June 30, 1998 by $9.5 million (unaudited). See "Selected Financial and Other Data" and "Pro Forma Financial Data."

  The Company used the net proceeds from the Offering, together with the Equity Contributions and borrowings under the Term Loans to consummate the Acquisition. The Company believes that the borrowings expected to be available under the Revolver and anticipated cash flow from operations will be sufficient to upgrade the Systems as currently contemplated and satisfy the Company's anticipated working capital and debt service requirements. However, the actual amount and timing of the Company's capital requirements may differ materially from the Company's estimates as a result of, among other things, the demand for the Company's services and regulatory, technological and competitive developments (including additional market developments and new opportunities) in the Company's industry. The ability of the Company to meet its debt service and other obligations will depend upon the future performance of the Company which, in turn, is subject to general economic conditions and to financial, political, competitive, regulatory and other factors, many of which are beyond the Company's control. The Company's ability to meet its debt service and other obligations also may be affected by changes in prevailing interest rates, as borrowings under the Senior Credit Facility will bear interest at floating rates, subject to certain interest rate protection agreements. See "Description of Certain Indebtedness."

  The Company believes that it will continue to generate cash flow from operations and obtain financing sufficient to meet the costs and expenses of future acquisitions, capital expenditures, working capital needs and debt service requirements; however, there can be no assurance that the terms on which any such financing may be available would be favorable to the Company or that, if it were able to obtain financing, the Company will be able to meet its debt service and other obligations. If the Company were unable to meet its debt service or other obligations, it would have to refinance its indebtedness or obtain new financing. There can be no assurance that such financing will be available to the Company on acceptable terms or at all. See "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness" and "Description of the Notes."

                            [ALTERNATE PAGE 4]

  The Company expects that the Obligors will be required to refinance a portion of the Notes at the maturity thereof. In addition, the Company expects that Renaissance Media may refinance a portion of the indebtedness under the Senior Credit Facility at its maturity. There can be no assurance that the Obligors or Renaissance Media will be able to obtain such refinancing upon acceptable terms or at all.

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

  The Guarantor is a holding company which has no significant operations or assets other than its equity interests in Renaissance Louisiana, Renaissance Tennessee and Renaissance Capital. Renaissance Louisiana and Renaissance Tennessee are holding companies which have no significant operations or assets other than their equity interests in Renaissance Media. Renaissance Capital has no operations or assets and was formed solely for the purpose of serving as a co-obligor of the Notes. Accordingly, the Obligors must rely entirely upon distributions from Renaissance Media to generate the funds necessary to meet the Obligors' obligations, including the payment of principal and interest on the Notes. Renaissance Media is a separate legal entity that has no obligation to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. The Senior Credit Facility contains significant restrictions on the ability of Renaissance Media to distribute funds to Renaissance Louisiana and Renaissance Tennessee. See "Description of Certain Indebtedness."

  The Obligors' equity interests in Renaissance Media are pledged as collateral under the Senior Credit Facility. Therefore, if the Obligors were unable to pay the principal or interest on the Notes when due (whether at maturity, upon acceleration or otherwise), the ability of the holders of the Notes to proceed against such equity interests to satisfy such amounts would be subject to the prior satisfaction in full of all amounts owing under the Senior Credit Facility. Any action to proceed against such equity interests by or on behalf of the holders of the Notes would constitute an event of default under the Senior Credit Facility, entitling the lenders thereunder to declare all amounts owing to be immediately due and payable. In addition, as a secured creditor, the lenders under the Senior Credit Facility would control the disposition and sale of such equity interests after an event of default under the Senior Credit Facility and would not be legally required to take into account the interests of unsecured creditors of the Obligors, such as the holders of the Notes, with respect to any such disposition or sale. There can be no assurance that the assets of Renaissance Media, after the satisfaction of its secured creditors, would be sufficient to satisfy any amounts owing with respect to the Notes.

  The Guarantor, Renaissance Louisiana and Renaissance Tennessee are holding companies and conduct their businesses through subsidiaries. The Notes are effectively subordinated to all existing and future claims of creditors of the Obligors' subsidiaries, including the lenders under the Senior Credit Facility and such subsidiaries' trade and other creditors. At June 30, 1998 the Obligors' subsidiaries had $112.8 million of liabilities (including $102.5 million of indebtedness under the Senior Credit Facility). The rights of the Obligors and their creditors, including the holders of the Notes, to realize upon the assets of any of the Obligors' subsidiaries upon any such subsidiary's liquidation or reorganization (and the consequent rights of the holders of the Notes to participate in the realization of those assets) will be subject to the prior claims of such subsidiaries' respective creditors, including, in the case of Renaissance Media, the lenders under the Senior Credit Facility. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See "Description of the Notes--Ranking" and "Description of Certain Indebtedness." The Indenture relating to the Notes will permit the Obligors' subsidiaries to incur additional indebtedness under certain circumstances. See "Description of the Notes--Covenants."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

  The Indenture relating to the Notes and the Senior Credit Facility impose restrictions that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from the disposal of assets, make investments, loans and other payments, enter into

                            [ALTERNATE PAGE 5]
certain transactions with affiliates and certain mergers and acquisitions. The Senior Credit Facility also requires Renaissance Media to maintain specified financial ratios and to meet certain financial tests. See "Description of the Notes" and "Description of Certain Indebtedness." The ability of Renaissance Media to comply with such covenants and restrictions can be affected by events beyond its control, and there can be no assurances that Renaissance Media will achieve operating results that would permit compliance with such provisions. The breach of any of the provisions of the Senior Credit Facility would, under certain circumstances, result in defaults thereunder, permitting the lenders thereunder to prevent distributions by Renaissance Media and to accelerate the indebtedness thereunder. If Renaissance Media were unable to pay the amounts due in respect of the Senior Credit Facility, the lenders under the Senior Credit Facility could foreclose upon any assets pledged to secure such payment or otherwise prevent the distribution of funds by Renaissance Media. In such event, the holders of the Notes might not be able to receive any payments until the payment default was cured or waived, any such acceleration was rescinded or the indebtedness under the Senior Credit Facility was discharged or paid in full. Any of such events would adversely affect the Obligors' ability to service the Notes, including but not limited to the Obligors' ability to pay cash interest on the Notes.

OPERATIONS AS AN INDEPENDENT COMPANY

  Prior to the Acquisition, the Systems were operated by Time Warner since January 4, 1996 and prior to such time were operated by CVI from September 12, 1986 (in the case of the Tennessee System) and December 31, 1988 (in the case of the Louisiana Systems). No financial or operating history of the Systems as an independent entity and not as part of a large multiple cable television system operator ("MSO") is available for potential purchasers to evaluate. Time Warner manages certain programming for the Company, although the Company has lost certain programming discounts that were available to the Systems when they were part of a large MSO. In addition, as a result of the purchase accounting adjustments arising in connection with the Acquisition, the Company's annual depreciation and amortization charges will increase. The above factors, together with increased interest expense associated with the Notes and the Senior Credit Facility, will have a material adverse impact on the Company's results in the future. See "Pro Forma Financial and Other Data."

SIGNIFICANT COMPETITION IN THE CABLE TELEVISION INDUSTRY

  Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, online computer services and home video products, including videotape cassette recorders. Because the Company's franchises are non-exclusive, there is the potential for competition with the Systems from other operators of cable television systems, including systems operated by local government authorities, and from other distribution systems capable of delivering programming to homes or businesses, including direct broadcast satellite ("DBS") systems and multichannel multipoint distribution service ("MMDS") systems. Additionally, the FCC recently adopted new regulations allocating frequencies in the 28 GHz band for a new multichannel wireless video service called local multipoint distribution service ("LMDS") that is similar to MMDS, and the FCC initiated spectrum auctions for LMDS licenses in February 1998. In recent years, there has been significant national growth in the number of subscribers to DBS services. Subscribership to MMDS also is increasing and can be expected to grow. Additionally, recent changes in federal law and recent administrative and judicial decisions have removed certain of the restrictions that have limited entry into the cable television business by potential competitors such as telephone companies, public utility holding companies and their subsidiaries. During 1997, the Jackson, Tennessee Public Utility Department, which as of March 31, 1998, encompassed approximately 34,000 homes passed by the Tennessee System, and approximately 23,000 basic subscribers (excluding bulk subscribers), representing approximately three-quarters of the subscribers of the Tennessee System, undertook a feasibility study with respect to providing cable television service to customers in its service area and reportedly concluded that a competitive cable television could be feasible under certain circumstances. During its 1997-1998 session, the Tennessee legislature

                            [ALTERNATE PAGE 6]
considered several bills which would allow municipalities operating electric utility plants and electric cooperatives to provide cable television and other service and would authorize six pilot municipal electric systems to provide cable television and other services. Though the authorization will terminate on June 30, 2001, any system actually providing such services to customers as a pilot system prior to that date will be permitted to continue doing so indefinitely. As of the date hereof, however, none of these bills has been enacted, and applicable state and local law do not permit the Jackson Public Utility Department to provide cable television services. See "Legislation and Regulation--State and Local Regulation." Other new technologies, including Internet-based services, may also become competitive with services that the Company may offer.

  Many of the Company's potential competitors have substantially greater resources than the Company, and the Company cannot predict the extent to which competition will materialize in its franchise areas from other cable television operators, other distribution systems for delivering video programming and other broadband telecommunications services to the home, or from other potential competitors, or, if such competition materializes, the extent of its effect on the Company. See "Business--Competition" and "Legislation and Regulation."

NON-EXCLUSIVE FRANCHISES; NON-RENEWAL OR TERMINATION OF FRANCHISES

  Cable television companies operate under franchises granted by local authorities which are subject to renewal and renegotiation from time to time. The Company's business is dependent upon the retention and renewal of its local franchises. A franchise is generally granted for a fixed term ranging from five to fifteen years, but in many cases is terminable if the franchisee fails to comply with the material provisions thereof. The Company's franchises typically impose conditions relating to the use and operation of the cable television system, including requirements relating to the payment of fees, system bandwidth capacity, customer service requirements, franchise renewal and termination. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") prohibits franchising authorities from granting exclusive cable television franchises and from unreasonably refusing to award additional competitive franchises. It also permits municipal authorities to operate cable television systems in their communities without franchises. The Cable Communications Policy Act of 1984 (the "1984 Cable Act" and collectively with the 1992 Cable Act, the "Cable Acts") provides, among other things, for procedural and substantive safeguards for cable operators and creates an orderly franchise renewal process in which renewal of franchise licenses can not be unreasonably withheld or, if renewal is withheld and the franchise authority acquires ownership of the system or effects a transfer of the system to another person, the operator generally is entitled to the "fair market value" for the system covered by such franchise. Although the Company believes that the Systems generally have good relationships with their franchise authorities, no assurances can be given that the Company will be able to retain or renew such franchises or that the terms of any such renewals will be as favorable to the Company as the existing franchises. The non-renewal or termination of franchises relating to a significant portion of the Company's subscribers could have a material adverse effect on the Company's financial condition and results of operations. The Company's future acquisitions will be dependent on its ability to obtain franchise transfer approvals in a timely manner. Each city has some flexibility in determining the terms of a franchise (including franchise fees), and to some extent can impose conditions on such franchise, such as build-out and upgrade requirements. See "Business-- Franchises."

FEDERAL LAW AND REGULATION IN THE CABLE TELEVISION INDUSTRY

  The cable television industry is subject to extensive regulation by federal, local and, in some instances, state governmental agencies. The Cable Acts, both of which amended the Communications Act of 1934 (as amended, the "Communications Act"), established a national policy to guide the development and regulation of cable television systems. The Communications Act was substantially amended by the Telecommunications Act of 1996 (the "1996 Telecom Act"). Principal responsibility for implementing the policies of the Cable Acts and the 1996 Telecom Act has been allocated between the Federal Communications Commission (the "FCC") and state or local regulatory authorities. Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that

                            [ALTERNATE PAGE 7]
ongoing or future developments might have on the cable television industry or on the operations of the Company.

  The 1992 Cable Act and the FCC's rules implementing that Act generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local or state franchise authorities. The Cable Acts and the corresponding FCC regulations have established, among other things: (i) rate regulations; (ii) mandatory carriage and retransmission consent requirements that require a cable system under certain circumstances to carry a local broadcast station or to obtain consent to carry a local or distant broadcast station; (iii) rules for franchise renewals and transfers; and (iv) other requirements covering a variety of operational areas such as technical standards and equal employment opportunity and customer service requirements.

  The 1996 Telecom Act deregulates rates for CPSTs after March 31, 1999 for most MSOs and, for certain small cable operators, immediately eliminates rate regulation of CPSTs, and, in certain circumstances, basic services and equipment. Time Warner and its affiliates entered into a "Social Contract" with the FCC which became effective on January 1, 1996. Under the Social Contract, which terminates December 31, 2000, Time Warner is permitted to make the same rate adjustments on CPSTs which operators are permitted to make under the FCC's rules for "external costs," including programming and franchise-related costs and inflation, except that Time Warner may not adjust rates for channel additions to the CPSTs pursuant to the FCC's rules, nor may it use cost of service showings to adjust rates. In addition, Time Warner is permitted to increase monthly CPST rates by an additional $1.00 per year above other permissible increases in return for certain upgrade commitments through the contract term. See "Regulation and Legislation--The Social Contract." The FCC is conducting various rulemakings and reconsidering other regulations adopted pursuant to the 1996 Telecom Act. The Company is currently unable to predict the ultimate effect of the 1992 Cable Act or the 1996 Telecom Act, the ultimate outcome of the various FCC rulemaking proceedings, or the litigation challenging various aspects of this federal legislation and the FCC's regulations implementing the legislation. In addition, the FCC and Congress continue to be concerned that rates for regulated services are rising at a rate exceeding inflation. Recently several bills have been introduced in Congress which address cable rates. These bills would, alternatively, repeal the sunset of the regulation of CPSTs now scheduled for March 1999, sunset CPST rates except when a franchising authority certifies to the FCC that an operator is not providing subscribers an acceptable range of programming choices to the extent technically feasible and economically reasonable, and freeze cable rates pending the receipt of a report to Congress by the FCC regarding the causes of cable television rate increases. The Company cannot predict the outcome of these bills or whether additional cable rate legislation will be introduced in Congress. See "Regulation and Legislation."

  A bill, which was pending in the 1997 term of the Louisiana legislature and which provided for the certification and regulation of cable television systems by the Louisiana Public Service Commission ("PUC"), was not re-introduced in the 1998 term. The bill, if adopted, among other provisions, would have: (i) allowed the PUC to void, order new rates or reduce rates found to be discriminatory or necessary to reflect adequate service; (ii) required that all cable television systems commencing or expanding service be franchised conditioned upon confirmation by the PUC; and (iii) provided the PUC with the authority to order construction, operation, or an extension of cable service on such terms and conditions as it deems reasonable where cable service has been unreasonably delayed or withheld. However, this bill could be re-introduced for the 1999 legislative session, which begins on the last Monday of March 1999. During its 1997-1998 term, the Tennessee legislature considered a bill which would permit municipalities operating electric utility plants and electric cooperatives authorization to provide cable television and other services. This bill was not enacted by the Tennessee legislature. The Company cannot predict whether any of the states in which it currently operates will engage in such regulation in the future.

RISKS RELATING TO ACQUISITION STRATEGY

  A significant element of the Company's business strategy is to expand by acquiring cable television systems located in reasonable proximity to existing systems or of a sufficient size to enable the acquired system to serve as the basis for a new local cluster. Any acquisition may have an adverse effect upon the Company's operating results

                            [ALTERNATE PAGE 8]
or cash flow. There is substantial competition for attractive acquisition candidates. There can be no assurances that the Company will be able to acquire suitable acquisition candidates on favorable terms or that it will be able to integrate successfully any acquired business with its existing operations or realize any efficiencies therefrom. There can also be no assurances that any such acquisition, if consummated, will perform as expected. In connection with such acquisitions, the Company may have to upgrade a significant portion of the cable television systems it acquires to, among other things, increase bandwidth and channel capacity. The Company's inability to upgrade these systems could have a material adverse effect on its operations and competitive position. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business."

  The Company will be required to seek additional financing to fund acquisitions of additional cable television systems and any capital expenditures required to upgrade such systems. There can be no assurance that such financing will be available on terms acceptable to the Company or at all. Sources of additional financing may include commercial bank borrowings, vendor financing or the private or public sale of equity or debt securities.

ABILITY TO MANAGE GROWTH

  The Company's future performance will depend, in part, upon its ability to successfully implement its acquisition strategy, evaluate markets, secure financing, effect transfers of pole attachment agreements and obtain any required governmental authorizations, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. Rapid growth may place a significant strain on the Company's management. The Company's success will also depend in part upon its ability to hire and retain qualified sales, marketing, administrative, operating and technical personnel. There can be no assurance that the Company will be able to recruit, train, manage and retain sufficient qualified personnel. In addition, as the Company increases its service offerings and expands its targeted markets, there will be additional demands on customer support, sales and marketing, administrative resources and network infrastructure. The Company's inability to effectively manage its growth could have a material adverse effect on the Company's business, results of operations and financial condition.

RAPID TECHNOLOGICAL ADVANCEMENTS

  The cable television business is characterized by rapid technological change and the introduction of new products and services. There can be no assurance that the Company will be able to fund the capital expenditures necessary to keep pace with technological developments or that the Company will successfully anticipate the demand of its subscribers for products or services requiring new technology. The Company's inability to provide enhanced services in a timely manner or to anticipate the demands of the marketplace could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Competition."

  In addition, the Company's introduction of new technologies or services is subject to uncertainties regarding subscriber demand, future competition, appropriate pricing, and the costs and timing with respect to marketing and sales efforts. There can be no assurances as to the effect of such technological changes on the Company's business, results of operations and financial condition or that the Company will not be required to expend substantial financial resources to implement new technologies, that capital expenditures for new technologies or services will approximate Management's expectations, or that sufficient demand exists to recoup such expenditures.

DEPENDENCE ON KEY PERSONNEL

  The Company is managed by a small number of key executive officers, including the Management Investors. The loss of services of one or more of these key individuals could materially and adversely affect the business of the Company and its prospects. The Company believes that its success will depend in large part on its ability to attract and retain highly skilled and qualified personnel. All of the Management Investors have employment and related agreements upon consummation of the Transactions. Pursuant to these agreements, the Management Investors may own or manage other cable television systems after 2001. The competing claims upon the Management Investors' time and energies could divert their attention from the affairs of the Company. The Company does not maintain key person life insurance for any of its executive officers.

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DEPENDENCE ON BILLING, ACCOUNTING AND INFORMATION SYSTEMS

  The Company relies on CSG Systems International Inc. ("CSG") for the provision of its billing and subscriber management information systems. As there are only a limited number of companies providing these services, the loss of CSG's services would have a material adverse effect on the Company. While the Company believes CSG will resolve its Year 2000 concerns prior to 1999, there can be no assurance that the systems of companies on which the Company's Systems and operations rely, including CSG, will be converted on a timely basis and will not have a material adverse effect on the Company.

YEAR 2000 ISSUES

  The Company relies on computer systems, related software applications and other control devices in operating and monitoring all major aspects of its business, including, but not limited to, its financial systems (such as general ledger, accounts payable and payroll modules), subscriber billing systems, internal networks and telecommunications equipment. The Company also relies, directly and indirectly, on the external systems of various independent business enterprises, such as its suppliers and financial organizations, for the accurate exchange of date and related information.

  The Company cannot be certain that it or third parties supporting its systems have resolved or will resolve all Year 2000 issues in a timely manner. Failure by the Company or any such third party to successfully address the relevant Year 2000 issues could result in disruptions of the Company's business and the incurrence of significant expenses by the Company. Additionally, the Company could be affected by any disruption to third parties with which the Company does business if such third parties have not successfully addressed their Year 2000 issues.

CONTROL BY THE MORGAN STANLEY ENTITIES; CONFLICTS OF INTEREST

  The Morgan Stanley Entities, each of which is an affiliate of Morgan Stanley, beneficially own 87.6% and Time Warner beneficially owns 8.8% of the outstanding equity of Holdings. The Guarantor, the Obligors and Renaissance Media are directly or indirectly wholly owned by Holdings. Currently, two of the seven members of the Board of Representatives of Holdings are employed with Morgan Stanley. The Morgan Stanley Entities and the Management Investors each have the right to appoint three Representatives (only one of whom shall have the right to vote) to the Board of Holdings. Time Warner has the right to appoint one Representative to the Board of Holdings. Representatives who have the right to vote shall have the right to cast votes which are proportional to the respective equity ownership interests in Holdings of the entities which appointed them. See "Management" and "Certain Relationships and Related Transactions."

  As a result of their ownership interest in Holdings, the Morgan Stanley Entities control the management policies of the Company and matters requiring securityholder approval. See "Principal Securityholders." Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the Morgan Stanley Entities and the holders of the Notes. For example, if the Company encounters financial difficulties or is unable to pay its debts as they mature, the interests of the Morgan Stanley Entities may conflict with those of the holders of Notes. In addition, the Morgan Stanley Entities may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment in the Company, even though such transactions might involve increased risk to the holders of the Notes.

  The employment and related agreements of the Management Investors permit the Management Investors to own or manage other cable television systems after 2001, although the Management Investors are obligated to first offer acquisition opportunities to the Morgan Stanley Entities. In the event that the Management Investors acquire or manage other cable television systems, the competing claims on their time and energy could divert their attention from the affairs of the Company.

                           [ALTERNATE PAGE 10]

  Time Warner and its affiliates currently operate cable television systems and have significant investments in such systems. Time Warner has invested in the past, and may invest in the future, in other entities engaged in the operation of cable television systems or in related businesses (including entities engaged in business in areas in which the Company operates). As a result, Time Warner or its affiliates may compete with the Company for acquisition targets. Time Warner has, and may develop, relationships with businesses that are or may be competitive with the Company. Conflicts may also arise in the negotiation or enforcement of arrangements entered into by the Company and Time Warner or entities in which Time Warner has an interest. In addition, Time Warner has no obligation to bring to the Company any investment or business opportunities of which it becomes aware, even if such opportunities are within the scope and objectives of the Company.

  MSSF, an affiliate of the Placement Agent and the Morgan Stanley Entities, is the syndication agent and arranger under the Senior Credit Facility. In connection with such services, MSSF will receive customary fees and be reimbursed for expenses.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON RESALES

  There presently is no active trading market for the New Notes and none may develop. If the New Notes are traded after their initial issuance, they may trade at a discount from the initial offering price of the Old Notes, depending upon prevailing interest rates, the market for similar securities, the financial condition and prospects of the Obligors and the Guarantor and other factors beyond the control of the Obligors and the Guarantor, including general economic conditions. Although Morgan Stanley has informed the Company that it currently intends to make a market in the Notes, Morgan Stanley is not obligated to do so and any market-making may be discontinued at any time without notice, at its sole discretion. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. If Morgan Stanley conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Notes because of the beneficial ownership in the equity of Holdings by the Morgan Stanley Entities. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the Notes may, in part, be dependent on the ability of the Guarantor and the Obligors to maintain a current market-making prospectus. See "Plan of Distribution".

ORIGINAL ISSUE DISCOUNT CONSEQUENCES OF THE NOTES

  The Old Notes were, and the New Notes will be, issued at a substantial discount from their principal amount at maturity. Consequently, the purchasers of the Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which such income is attributable.

  If a bankruptcy case is commenced by or against the Guarantor or the Obligors under the U.S. Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial public offering price, and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

FORWARD LOOKING STATEMENTS

  This Prospectus contains forward-looking statements which can be identified by terminology such as "believes," "anticipates," "intends," "expects" and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by

                           [ALTERNATE PAGE 11]
such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which the Company operates; technology changes; competition; changes in business strategy or development plans; the high leverage of the Company; the ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; liability and other claims asserted against the Company; and other factors referenced in this Prospectus, including, without limitation, under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

                  [ALTERNATE PAGE 12 (REPLACES PAGE 27)]

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Obligors' obligations under the Placement Agreement and the Registration Rights Agreement. The Obligors will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes contemplated in this Prospectus, the Obligors will receive Old Notes in like original principal amount at maturity, the form and terms of which are the same as the form and terms of the New Notes (which replace the Old Notes), except as otherwise described herein.

  The net proceeds to the Obligors from the Offering of the Old Notes were approximately $95.3 million, after deducting the estimated underwriting discounts and commissions and other Offering expenses payable by the Obligors. The Obligors used the net proceeds from the Offering of the Old Notes, together with the Equity Contributions and borrowings under the Term Loans, to consummate the Acquisition and to pay certain fees and expenses in connection with the Transactions. The cash purchase price for the Systems was approximately $300.0 million. Time Warner received a $9.5 million equity ownership interest in Holdings in connection with the consummation of the Transactions. See "The Company."

  The sources and uses of funds for the Transactions were as follows:

     SOURCES OF FUNDS         AMOUNT
     ----------------      -------------
                           (IN MILLIONS)
Old Notes.................    $100.0
Equity Contributions(1)...      99.0
Borrowings under the Term
 Loans....................     110.0
Working Capital
 Adjustments(2)...........       1.0
                              ------
Total Sources of Funds....    $310.0
                              ======

                        USES OF FUNDS                            AMOUNT
                        -------------                         -------------
                                                              (IN MILLIONS)
Cash purchase price for the Systems(1).......................    $300.0
Estimated transaction fees and expenses......................      10.0
                                                                 ------
Total Uses of Funds..........................................    $310.0
                                                                 ======


--------
(1) Does not include the portion of the purchase price that was paid to Time Warner as a $9.5 million equity ownership interest in Holdings.
(2) Working Capital Adjustments consists of certain net liabilities of the Systems assumed by the Company at the time the Acquisition was consummated.

                  [ALTERNATE PAGE 13 (REPLACES PAGE 115)]

                              PLAN OF DISTRIBUTION

  This Prospectus is to be used by Morgan Stanley in connection with offers and sales of the Notes in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Morgan Stanley may act as principal or agent in such transactions. Morgan Stanley has no obligation to make a market in the Notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

  There is currently no established public market for the Notes. The Obligors do not currently intend to apply for listing of the Notes on any securities exchange. Therefore, any trading that does develop will occur on the over-the-counter market. The Company has been advised by Morgan Stanley that it intends to make a market in the Notes but it has no obligation to do so and any market-making may be discontinued at any time. No assurance can be given that an active public market for the Notes will develop.

  Morgan Stanley acted as placement agent in connection with the original private placement of the Old Notes and received a placement fee of $3.2 million in connection therewith. Morgan Stanley is affiliated with entities that beneficially own approximately 87.6% of the outstanding equity of Holdings as of March 31, 1998.

  Although there are no agreements to do so, Morgan Stanley, as well as others, may act as broker or dealer in connection with the sale of Notes contemplated by this Prospectus and may receive fees or commissions in connection therewith.

  The Obligors and the Guarantor have agreed to indemnify Morgan Stanley against certain liabilities under the Securities Act or to contribute to payments that Morgan Stanley may be required to make in respect of such liabilities.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 OF FORM S-1 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC registration fees............................................ $ 48,137
     Printing, postage and mailing....................................   52,000
     Legal fees and expenses..........................................  125,000
     Accounting fees and expenses.....................................  100,000
     Exchange agent and registrar fees and expenses...................    3,500
     Miscellaneous....................................................   15,000
                                                                       --------
     TOTAL............................................................ $343,637
                                                                       ========

ITEM 14 OF FORM S-1 AND ITEM 20 OF FORM S-4: INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation (in its original certificate of incorporation or amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise of perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Renaissance Capital's Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

  Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

  Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

ITEM 16 OF FORM S-1 AND ITEM 21 OF FORM S-4  EXHIBITS AND FINANCIAL DATA
SCHEDULES

  3.1 Certificate of Incorporation of Renaissance Media Capital Corporation and all amendments thereto.*
  3.2 By-laws of Renaissance Media Capital Corporation.*
  3.3 Certificate of Formation of Renaissance Media (Louisiana) LLC.*
  3.4 Limited Liability Company Agreement dated as of March 20, 1998 of
      Renaissance Media (Louisiana) LLC.*
  3.5 Certificate of Formation of Renaissance Media (Tennessee) LLC.*
  3.6 Limited Liability Company Agreement dated as of March 20, 1998 of
      Renaissance Media (Tennessee) LLC.*

  3.7  Certificate of Formation of Renaissance Media Group LLC.*
  3.8  Limited Liability Company Agreement dated as of March 20, 1998 of
       Renaissance Media Group LLC.*
  4.1  Indenture dated as of April 9, 1998 by and among Renaissance Media
       (Louisiana) LLC, Renaissance Media (Tennessee) LLC, Renaissance Media
       Capital Corporation, Renaissance Media Group LLC and United States Trust
       Company of New York, as Trustee.*
  4.2  Registration Rights agreement dated April 6, 1998 among Renaissance
       Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media
       (Tennessee) LLC, Renaissance Media Capital Corporation and Morgan
       Stanley & Co. Incorporated.*
  5.1  Opinion of Dow, Lohnes & Albertson, PLLC, regarding validity of the
       Notes.
 10.1 Credit Agreement dated as of April 9, 1998 among Renaissance Media LLC, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as
       Syndication Agent and Arranger, CIBC, Inc., as Documentation Agent, and
       Bankers Trust Company, as Administrative Agent.*
 10.2 Asset Purchase Agreement dated as of November 14, 1997, as amended by the Letter Agreement dated December 11, 1997, the Letter Agreement dated
       December 29, 1997, the Letter Agreement dated January 13, 1998, the
       Letter Agreement dated March 5, 1998, and the Letter Agreement dated
       April 9, 1998, between TWI Cable Inc. and Renaissance Media LLC (as assignee of Renaissance Media Holdings LLC).*
 10.3  Program Management Agreement, dated as of April 9, 1998, between
       Renaissance Media LLC and Time Warner Cable.*
 10.4  CSG Master Subscriber Management System Agreement, dated as of March 28,
       1998, between CGS Systems International, Inc. and Renaissance Media
       LLC.*
 10.5  Social Contract approved by the Federal Communications Commission (the
       "FCC") on November 30, 1995 and entered into between the FCC and Time
       Warner Entertainment Company, L.P., TWI Cable Inc. and Time Warner
       Entertainment--Advance/Newhouse Partnership, or any subsidiary, division or affiliate thereof.*
 10.6 Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Fred Schulte.*
 10.7 Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Rodney Cornelius.*
 10.8 Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Michael J. Egan.*
 10.9 Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Darlene Fedun.*
 10.10 Employment Agreement dated April 9, 1998 between Renaissance Media LLC and Mark Halpin.*
 10.11 Employment Agreement dated April 9, 1998 between Renaissance Media LLC and David L. Testa.*
 10.12 Renaissance Media LLC Annual Executive Bonus Incentive Plan.*
 10.13 Exclusivity Agreement dated as of April 9, 1998 among Morgan Stanley
       Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley
       Capital Investors, L.P., Rodney Cornelius, Michael J. Egan, Darlene
       Fedun, Mark Halpin, Fred Schulte and David L. Testa.*
 10.14 St. Tammany Parish, Louisiana, Police Jury Ordinance Calendar No. 3081,
       Ordinance Police Jury Series No. 98-2821.*
 10.15 City of Covington, Louisiana, Resolution No. 98-03.*
 10.16 City of Slidell, Louisiana, Resolution R98-04.*
 10.17 St. James Parish, Louisiana, Council Resolution 98-3.*
 10.18 Assumption Parish, Louisiana, Police Jury Resolution.*
 10.19 City of Eunice, Louisiana, Resolution No. 0398(E).*
 10.20 City of Opelousas, Louisiana, Resolution No. 13 of 1998.*
 10.21 St. Landry Parish, Louisiana, Excerpt from the Minutes of a Police Jury
       Meeting, February 9th, 1998.*

 10.22 City of Jackson, Tennessee, Resolution No. 98-5.*
 10.23 County of Madison, Tennessee, Resolution.*
 10.24 City of Newbern, Tennessee, Resolution.*
 10.25 City of Selmer, Tennessee, Resolution No. 0398.*
 10.26 City of Thibodaux, Louisiana, Resolution No. 656.*
 21.0  Subsidiaries of Registrants.*
 23.1  Consent of Ernst & Young LLP.
 23.2  Consent of Dow, Lohnes and Albertson, PLLC (included in Exhibit 5.1).
 24.1 Powers of attorney of directors, representatives and officers (included as part of signature pages).*
 25.1  Form T-1 Statement of Eligibility and Qualification under the Trust
       Indenture Act of 1939 of the United States Trust Company of New York, as
       Trustee for the Notes.*
 99.1  Letter of Transmittal.
 99.2  Tender Instructions (included in Exhibit 99.1).
 99.3  Notice of Guaranteed Delivery (included in Exhibit 99.1).

--------
* Previously filed with this Registration Statement.

ITEM 17 OF FORM S-1 AND ITEM 22 OF FORM S-4 UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

      (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrants and in the capacities and on the dates indicated.

                                                    /s/ Fred Schulte
                                        ----------------------------------------
                                        Fred Schulte
                                        President, Chief Executive Officer,
                                        Chairman and a Representative of
                                        Renaissance Media Group LLC,
                                        Renaissance Media (Louisiana) LLC and
                                        Renaissance Media (Tennessee) LLC and
                                        President, Chief Executive Officer,
                                        Chairman and a Director of Renaissance
                                        Media Capital Corporation (Principal
                                        Executive Officer of Renaissance Media
                                        Group LLC, Renaissance Media
                                        (Louisiana) LLC, Renaissance Media
                                        (Tennessee) LLC and Renaissance Media
                                        Capital Corporation)

                                        Date: August 28, 1998

                                                    /s/ Mark Halpin
                                        ----------------------------------------
                                        Mark Halpin
                                        Executive Vice President, Chief
                                        Financial Officer and Treasurer of
                                        Renaissance Media Group LLC,
                                        Renaissance Media (Louisiana) LLC,
                                        Renaissance Media (Tennessee) LLC and
                                        Renaissance Media Capital Corporation
                                        (Principal Financial Officer and
                                        Principal Accounting Officer of
                                        Renaissance Media Group LLC,
                                        Renaissance Media (Louisiana) LLC,
                                        Renaissance Media (Tennessee) LLC and
                                        Renaissance Media Capital Corporation)

                                        Date: August 28, 1998

To the Board of Directors of
 TWI Cable Inc.

  We have audited the combined balance sheets of the Picayune MS, LaFourche LA, St. Tammany LA, St. Landry LA, Pointe Coupee LA, and Jackson TN cable television systems, (collectively, the "Combined Systems") included in TWI Cable Inc. ("TWI Cable'), as of December 31, 1996 and 1997, and the related combined statements of operations, changes in net assets and cash flows for the years then ended, and we have audited the combined statements of operations and cash flows for the year ended December 31, 1995 of the Predecessor Combined Systems, and have issued our reports thereon dated March 16, 1998 (included elsewhere in this Registration Statement). Our audits included the financial statement schedule listed in Item 21 of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

New York, New York
March 16, 1998

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

           PICAYUNE MS, LAFOURCHE LA, ST. TAMMANY LA, ST. LANDRY LA, POINTE COUPEE LA, AND JACKSON TN CABLE TELEVISION SYSTEMS
                          (INCLUDED IN TWI CABLE INC.)

                         BALANCES AT  ADDITIONS CHARGED
                         BEGINNING OF   TO COSTS AND                  BALANCE AT END
                            PERIOD        EXPENSES      DEDUCTIONS(1)   OF PERIOD
                         ------------ ----------------- ------------- --------------
For the period from
 January 1, through
 April 8, 1998
 (unaudited)
Allowance for
 receivables............   $116,000       $ 64,000        $ (64,000)     $116,000
                           ========       ========        =========      ========
For the year ended
 December 31, 1997
Allowance for
 receivables............   $ 71,000       $471,000        $(426,000)     $116,000
                           ========       ========        =========      ========
For the year ended
 December 31, 1996
Allowance for
 receivables............   $ 84,000       $398,000        $(411,000)     $ 71,000
                           ========       ========        =========      ========
------------------------------------------------------------------------------------
For the year ended
 December 31, 1995
 (predecessor)
Allowance for
 receivables............   $ 61,000       $396,000        $(373,000)     $ 84,000
                           ========       ========        =========      ========

--------
(1) Represents the write-off of uncollectible accounts, net of recoveries.